Exhibit 2.1

PURCHASE AND ASSUMPTION AGREEMENT

WHOLE BANK

ALL DEPOSITS

AMONG

FEDERAL DEPOSIT INSURANCE CORPORATION,

RECEIVER OF CENTRAL FLORIDA STATE BANK,

BELLEVIEW, FLORIDA

FEDERAL DEPOSIT INSURANCE CORPORATION

and

CENTERSTATE BANK OF FLORIDA, N.A,

DATED AS OF

JANUARY 20, 2012

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	Central Florida State Bank
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PURCHASE AND ASSUMPTION AGREEMENT

ARTICLE I. GENERAL		1

1.1	Purpose	1
1.2	Shared-Loss Agreements	1
1.3	Defined Terms	2

ARTICLE II. ASSUMPTION OF LIABILITIES		9

2.1	Liabilities Assumed by Assuming Institution	9
2.2	Interest on Deposit Liabilities	11
2.3	Unclaimed Deposits	11
2.4	Employee Plans	12

ARTICLE III. PURCHASE OF ASSETS		12

3.1	Assets Purchased by the Assuming Institution	12
3.2	Asset Purchase Price	12
3.3	Manner of Conveyance; Limited Warranty; Nonrecourse; Etc.	13
3.4	Puts of Assets to the Receiver	14
3.5	Assets Not Purchased by Assuming Institution	16
3.6	Retention or Repurchase of Assets Essential to Receiver	17
3.7	Receiver’s Offer to Sell Withheld Loans	18

ARTICLE IV. ASSUMPTION OF CERTAIN DUTIES AND OBLIGATIONS		19

4.1	Continuation of Banking Business	19
4.2	Credit Card Business	19
4.3	Safe Deposit Business	19
4.4	Safekeeping Business	19
4.5	Trust Business	20
4.6	Bank Premises	20
4.7	Agreement with Respect to Leased Data Management Equipment	24
4.8	Certain Existing Agreements	25
4.9	Informational Tax Reporting	26
4.10	Insurance	26
4.11	Office Space for Receiver and Corporation; Certain Payments	26
4.12	Continuation of Group Health Plan Coverage for Former Employees of the Failed Bank	27
4.13	Interim Asset Servicing	28
4.14	[RESERVED]	28
4.15	Loss Sharing	28

ARTICLE V. DUTIES WITH RESPECT TO DEPOSITORS OF THE FAILED BANK		28

5.1	Payment of Checks, Drafts, Orders and Deposits	28
5.2	Certain Agreements Related to Deposits	29
5.3	Notice to Depositors	29

ARTICLE VI. RECORDS		29

6.1	Transfer of Records	29
6.2	Transfer of Assigned Records	30
6.3	Preservation of Records	30
6.4	Access to Records; Copies	30
6.5	Right of Receiver or Corporation to Audit	31

ARTICLE VIII. BID; INITIAL PAYMENT		31

ARTICLE VIII. ADJUSTMENTS		31

8.1	Pro Forma Statement	31
8.2	Correction of Errors and Omissions; Other Liabilities	31
8.3	Payments	32
8.4	Interest	32
8.5	Subsequent Adjustments	32

ARTICLE IX. CONTINUING COOPERATION		32

9.1	General Matters	32
9.2	Additional Title Documents	32
9.3	Claims and Suits	33
9.4	Payment of Deposits	33
9.5	Withheld Payments	33
9.6	Proceedings with Respect to Certain Assets and Liabilities	34
9.7	Information	34
9.8	Tax Ruling	34

ARTICLE X. CONDITION PRECEDENT		35

ARTICLE XI. REPRESENTATIONS AND WARRANTIES OF THE ASSUMING INSTITUTION		35

11.1	Corporate Existence and Authority	35
11.2	Third Party Consent	35
11.3	Execution and Enforceability	35
11.4	Compliance with Law	35
11.5	Insured or Guaranteed Loans	36
11.6	Representations Remain True	36
11.7	No Reliance; Independent Advice	36

ARTICLE XII INDEMNIFICATION		36

12.1	Indemnification of Indemnitees	36
12.2	Conditions Precedent to Indemnification	39
12.3	No Additional Warranty	40
12.4	Indemnification of Receiver and Corporation	40
12.5	Obligations Supplemental	41
12.6	Criminal Claims	41
12.7	Limited Guaranty of the Corporation	41
12.8	Subrogation	41

ARTICLE XIII. MISCELLANEOUS		41

13.1	Expenses	41

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13.2	Waiver of Jury Trial	42
13.3	Consent; Determination or Discretion	42
13.4	Rights Cumulative	42
13.5	References	42
13.6	Notice	42
13.7	Entire Agreement	43
13.8	Counterparts	43
13.9	Governing Law	43

13.10	Successors	43
13.11	Modification	44
13.12	Manner of Payment	44
13.13	Waiver	44
13.14	Severability	44
13.15	Term of Agreement	44
13.16	Survival of Covenants, Etc	44

SCHEDULES

EXHIBITS

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Version 3.3.1 – PURCHASE AND ASSUMPTION AGREEMENT		Belleview, Florida
December 7, 2011

PURCHASE AND ASSUMPTION AGREEMENT

WHOLE BANK

ALL DEPOSITS

THIS AGREEMENT, made and entered into as of the 20th day of January, 2012, by and among the FEDERAL DEPOSIT INSURANCE CORPORATION, RECEIVER of CENTRAL FLORIDA STATE BANK, BELLEVIEW, FLORIDA (the “Receiver”), CENTERSTATE BANK OF FLORIDA, N.A., organized under the laws of the United States of America, and having its principal place of business in Winter Haven, Florida (the “Assuming Institution”), and the FEDERAL DEPOSIT INSURANCE CORPORATION, organized under the laws of the United States of America and having its principal office in Washington, D.C., acting in its corporate capacity (the “Corporation”).

R E C I T A L S

A. On the Bank Closing Date, the Chartering Authority closed CENTRAL FLORIDA STATE BANK (the “Failed Bank”) pursuant to applicable law and the Corporation was appointed Receiver thereof.

B. The Assuming Institution desires to purchase certain assets and assume certain deposits and other liabilities of the Failed Bank on the terms and conditions set forth in this Agreement.

C. Pursuant to 12 U.S.C. § 1823(c)(2)(A), the Corporation may provide assistance to the Assuming Institution to facilitate the transactions contemplated by this Agreement, which assistance may include indemnification pursuant to Article XII.

D. The Board of Directors of the Corporation (the “Board”) has determined to provide assistance to the Assuming Institution on the terms and subject to the conditions set forth in this Agreement.

E. The Board has determined pursuant to 12 U.S.C. § 1823(c)(4)(A) that such assistance is necessary to meet the obligation of the Corporation to provide insurance coverage for the insured deposits in the Failed Bank and is the least costly to the deposit insurance fund of all possible methods for meeting such obligation.

NOW, THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the parties hereto agree as follows:

A G R E E M E N T

ARTICLE I. GENERAL.

1.1. Purpose. The purpose of this Agreement is to set forth requirements regarding, among other things, the terms and conditions on which the Assuming Institution purchases certain assets and assumes certain liabilities of the Failed Bank.

1.2. Shared-Loss Agreements. If the Receiver and the Assuming Institution desire to share losses and recoveries on certain acquired assets, a Shared-Loss Agreement or Shared-Loss

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Agreements are attached hereto as Exhibit 4.15A and/or Exhibit 4.15B, as applicable, and will govern the terms of any such shared-loss arrangement. To the extent that any inconsistencies may arise between the terms of this Agreement and a Shared-Loss Agreement with respect to the subject matter of a Shared-Loss Agreement, the terms of the applicable Shared-Loss Agreement shall control.

1.3. Defined Terms. Capitalized terms used in this Agreement shall have the meanings set forth or referenced in this Section 1.3. As used herein, words imparting the singular include the plural and vice versa.

“Acquired Subsidiary” or “Acquired Subsidiaries” means one or more, as applicable, Subsidiaries of the Failed Bank acquired pursuant to Section 3.1.

“Affiliate” of any Person means any director, officer, or employee of that Person and any other Person (i) who is directly or indirectly controlling, or controlled by, or under direct or indirect common control with, such Person, or (ii) who is an affiliate of such Person as the term “affiliate” is defined in § 2(k) of the Bank Holding Company Act of 1956, as amended, 12 U.S.C. § 1841.

“Agreement” means this Purchase and Assumption Agreement by and among the Assuming Institution, the Corporation and the Receiver, as amended or otherwise modified from time to time.

“Assets” means all assets of the Failed Bank purchased pursuant to Section 3.1. Assets owned by Subsidiaries of the Failed Bank are not “Assets” within the meaning of this definition by virtue of being owned by such Subsidiaries.

“Assumed Deposits” means Deposits.

“Assuming Institution” has the meaning set forth in the introduction to this Agreement.

“Bank Closing Date” means the close of business of the Failed Bank on the date on which the Chartering Authority closed such institution.

“Bank Premises” means the banking buildings, drive-in banking facilities, teller facilities (staffed or automated), storage and service facilities, structures connecting remote facilities to banking houses, land on which the foregoing are located and unimproved land, together with any adjacent parking, that are owned or leased by the Failed Bank and that have formerly been utilized, are currently utilized, or are intended to be utilized in the future by the Failed Bank as shown on the Failed Bank Records as of the Bank Closing Date.

“Bid Amount” has the meaning set forth in Article VII.

“Bid Form” means Exhibit “A” to the bid instructions provided to the Assuming Institution.

“Bid Valuation Date” means October 19, 2011.

“Board” has the meaning set forth in Recital D.

“Book Value” means, with respect to any Asset and any Liability Assumed, the dollar amount thereof stated on the Failed Bank Records. The Book Value of any item shall be

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determined as of the Bank Closing Date after adjustments made by the Receiver for differences in accounts, suspense items, unposted debits and credits and other similar adjustments or corrections and for setoffs, whether voluntary or involuntary. The Book Value of an Acquired Subsidiary shall be determined from the investment in subsidiary and related accounts on the “bank only” (unconsolidated) balance sheet of the Failed Bank based on the Equity Method of Accounting. Without limiting the generality of the foregoing, (i) the Book Value of a Liability Assumed shall include all accrued and unpaid interest thereon as of the Bank Closing Date, and (ii) the Book Value of a Loan shall reflect adjustments for earned interest, or unearned interest (as it relates to the “rule of 78s” or add-on-interest loans, as applicable), if any, as of the Bank Closing Date, adjustments for the portion of earned or unearned loan-related credit life and/or disability insurance premiums, if any, attributable to the Failed Bank as of the Bank Closing Date, and adjustments for Failed Bank Advances, if any, in each case as determined for financial reporting purposes. The Book Value of an Asset shall not include any adjustment for loan premiums, discounts or any related deferred income, fees or expenses, or general or specific reserves on the Failed Bank Records.

“Business Day” means a day other than a Saturday, Sunday, Federal legal holiday or legal holiday under the laws of the State where the Failed Bank is located, or a day on which the principal office of the Corporation is closed.

“Chartering Authority” means (i) with respect to a national bank, a Federal savings association or savings bank, the Office of the Comptroller of the Currency, (ii) with respect to a bank or savings institution chartered by a State, the agency of such State charged with primary responsibility for regulating and/or closing banks or savings institutions, as the case may be, (iii) the Corporation in accordance with 12 U.S.C. § 1821(c)(4), with regard to self appointment, or (iv) the appropriate Federal banking agency in accordance with 12 U.S.C. § 1821(c)(9).

“Commitment” means the unfunded portion of a line of credit or other commitment reflected on the books and records of the Failed Bank to make an extension of credit (or additional advances with respect to a Loan) that was legally binding on the Failed Bank as of the Bank Closing Date, other than extensions of credit pursuant to the credit card business and overdraft protection plans of the Failed Bank, if any.

“Corporation” has the meaning set forth in the introduction to this Agreement.

“Counterclaim” has the meaning set forth in Section 12.1(b).

“Credit Documents” means the agreements, instruments, certificates or other documents at any time evidencing or otherwise relating to, governing or executed in connection with or as security for, a Loan, including without limitation notes, bonds, loan agreements, letter of credit applications, lease financing contracts, banker’s acceptances, drafts, interest protection agreements, currency exchange agreements, repurchase agreements, reverse repurchase agreements, guarantees, deeds of trust, mortgages, assignments, security agreements, pledges, subordination or priority agreements, lien priority agreements, undertakings, security instruments, certificates, documents, legal opinions, participation agreements and intercreditor agreements, and all amendments, modifications, renewals, extensions, rearrangements, and substitutions with respect to any of the foregoing.

“Credit File” means all Credit Documents and all other credit, collateral or insurance documents in the possession or custody of the Assuming Institution, or any of its Subsidiaries or

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Affiliates, relating to an Asset or a Loan included in a Put Notice, or copies of any such documents.

“Deposit” means a deposit as defined in 12 U.S.C. § 1813(l), including without limitation, outstanding cashier’s checks and other official checks and all uncollected items included in the depositors’ balances and credited on the books and records of the Failed Bank; provided that the term “Deposit” shall not include all or any portion of those deposit balances which, in the discretion of the Receiver or the Corporation, (i) may be required to satisfy it for any liquidated or contingent liability of any depositor arising from an unauthorized or unlawful transaction, or (ii) may be needed to provide payment of any liability of any depositor to the Failed Bank or the Receiver, including the liability of any depositor as a director or officer of the Failed Bank, whether or not the amount of the liability is or can be determined as of the Bank Closing Date.

“Deposit Secured Loan” means a loan in which the only collateral securing the loan is Assumed Deposits or deposits at other insured depository institutions.

“Electronically Stored Information” means any system backup tapes, any electronic mail (whether on an exchange or other similar system), any data on personal computers and any data on server hard drives.

“Eligible Individuals” has the meaning set forth in Section 4.12.

“Equity Method of Accounting” means the carrying value of a bank’s investment in a subsidiary is originally recorded at cost but is adjusted periodically to record as income the bank’s proportionate share of the subsidiary’s earnings or losses and decreased by the amount of cash dividends or similar distributions received from the subsidiary. Acquired Subsidiaries with negative equity will be restated to $1 pursuant to the Equity Method of Accounting.

“ERISA” has the meaning set forth in Section 4.12.

“Failed Bank” has the meaning set forth in Recital A.

“Failed Bank Advances” means the total sums paid by the Failed Bank to (i) protect its lien position, (ii) pay ad valorem taxes and hazard insurance and (iii) pay premiums for credit life insurance, accident and health insurance and vendor’s single interest insurance.

“Failed Bank Records” means Records of the Failed Bank, including but not limited to, its corporate minutes, general ledger and subsidiary ledgers and schedules which support the general ledger balances.

“Fair Market Value” means:

(a) “Market Value” as defined in the regulation prescribing the standards for real estate appraisals used in federally related transactions, 12 C.F.R. § 323.2(g), and accordingly shall mean the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the assumed consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

(i) Buyer and seller are typically motivated;

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(ii) Both parties are well informed or well advised, and acting in what they consider their own best interests;

(iii) A reasonable time is allowed for exposure in the open market;

(iv) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

(v) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale;

as determined as of the Bank Closing Date by an appraiser chosen by the Assuming Institution from a list of acceptable appraisers provided by the Receiver; any costs and fees associated with such determination shall be shared equally by the Receiver and the Assuming Institution, and with respect to Bank Premises (to the extent, if any, that Bank Premises are purchased utilizing this valuation method), shall be determined not later than sixty (60) days after the Bank Closing Date by an appraiser selected by the Receiver and the Assuming Institution within seven (7) days after the Bank Closing Date, and with respect to Specialty Assets, shall be determined by an appraiser selected by the Receiver and the Assuming Institution within seven (7) days after the Bank Closing Date; or

(b) with respect to property other than Bank Premises and Specialty Assets purchased utilizing this valuation method, the price thereof as established by the Receiver and agreed to by the Assuming Institution, or in the absence of such agreement, as determined in accordance with clause (a) above.

“FDIC Office Space” has the meaning set forth in Section 4.11.

“Final Legal Notice” has the meaning set forth in Section 2.3(a).

“Fixtures” means those leasehold improvements, additions, alterations and installations constituting all or a part of Bank Premises (including without limitation automated teller machines that are affixed to a Bank Premises and may be not removed without causing structural damage to such Bank Premises) and which were acquired, added, built, installed or purchased at the expense of the Failed Bank, regardless of the holder of legal title thereto as of the Bank Closing Date.

“Furniture and Equipment” means the furniture and equipment (other than Safe Deposit Boxes, Personal Computers, Owned Data Management Equipment, Specialty Assets and motor vehicles), leased or owned by the Failed Bank and reflected on the Failed Bank Records as of the Bank Closing Date and located on or at Bank Premises, including without limitation automated teller machines (to the extent they are not Fixtures), carpeting, furniture, office machinery, shelving, office supplies, telephone, surveillance and security systems, ancillary equipment and artwork. Furniture and equipment located at a storage facility not adjacent to a Bank Premises are excluded from this definition.

“GSE” means a government sponsored enterprise.

“Indemnitees” means, except as provided in Section 12.1(b)(xi), (i) the Assuming Institution, (ii) the Subsidiaries and Affiliates of the Assuming Institution other than any

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Subsidiaries or Affiliates of the Failed Bank that are or become Subsidiaries or Affiliates of the Assuming Institution and (iii) the directors, officers, employees and agents of the Assuming Institution and its Subsidiaries and Affiliates who are not also present or former directors, officers, employees or agents of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank.

“Information Package” means the most recent compilation of financial and other data with respect to the Failed Bank, including any amendments or supplements thereto, provided to the Assuming Institution by the Corporation on the web site used by the Corporation to market the Failed Bank to potential acquirers.

“Initial Payment” means the payment made pursuant to Article VII (based on the best information available as of the Bank Closing Date), the amount of which shall be either (i) if the Bid Amount is positive, the aggregate Book Value of the Liabilities Assumed minus the sum of the aggregate purchase price of the Assets as determined pursuant to Section 3.2 and assets purchased (including any Bank Premises purchased via the Bid Form) and the positive Bid Amount, or (ii) if the Bid Amount is negative, the sum of the aggregate Book Value of the Liabilities Assumed and the negative Bid Amount minus the aggregate purchase price of the Assets and assets purchased (including any Bank Premises purchased via the Bid Form). The Initial Payment shall be payable by the Corporation to the Assuming Institution if (i) the Liabilities Assumed are greater than the sum of the positive Bid Amount and the Assets and any other assets purchased , or if (ii) the sum of the Liabilities Assumed and the negative Bid Amount are greater than the Assets and assets purchased. The Initial Payment shall be payable by the Assuming Institution to the Corporation if (i) the Liabilities Assumed are less than the sum of the positive Bid Amount and the Assets and assets purchased, or if (ii) the sum of the Liabilities Assumed and the negative Bid Amount is less than the Assets and assets purchased. Such Initial Payment shall be subject to adjustment as provided in Article VIII.

“Leased Data Management Equipment” means any equipment, computer hardware, computer software (and the lease or licensing agreements related thereto), computer networking equipment, printers, fax machines, copiers, document scanners, data tape systems, data tapes, DVDs, CDs, flash drives, telecommunications and check processing equipment and any other electronic storage media leased by the Failed Bank at Bank Closing which is, was, or could have been used by the Failed Bank in connection with data management activities.

“Legal Balance” means the amount of indebtedness legally owed by an Obligor with respect to a Loan, including principal and accrued and unpaid interest, late fees, attorneys’ fees and expenses, taxes, insurance premiums, and similar charges, if any.

“Liabilities Assumed” has the meaning provided in Section 2.1.

“Lien” means any mortgage, lien, pledge, charge, assignment for security purposes, security interest or encumbrance of any kind with respect to an Asset, including any conditional sale agreement or capital lease or other title retention agreement relating to such Asset.

“Loan” or “Loans” means, individually or collectively, all of the following owed to or held by the Failed Bank as of the Bank Closing Date:

(a) loans (including loans which have been charged off the Failed Bank Records in whole or in part prior to and including the Bid Valuation Date), participation

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agreements, interests in participations, overdrafts of customers (including but not limited to overdrafts made pursuant to an overdraft protection plan or similar extensions of credit in connection with a deposit account), revolving commercial lines of credit, home equity lines of credit, Commitments, United States and/or State-guaranteed student loans and lease financing contracts;

(b) all Liens, rights (including rights of set-off), remedies, powers, privileges, demands, claims, priorities, equities and benefits owned or held by, or accruing or to accrue to or for the benefit of, the holder of the obligations or instruments referred to in clause (a) above, including but not limited to those arising under or based upon Credit Documents, casualty insurance policies and binders, standby letters of credit, mortgagee title insurance policies and binders, payment bonds and performance bonds at any time and from time to time existing with respect to any of the obligations or instruments referred to in clause (a) above; and

(c) all amendments, modifications, renewals, extensions, refinancings and refundings of or for any of the foregoing.

“Obligor” means each Person liable for the full or partial payment or performance of any Loan, whether such Person is obligated directly, indirectly, primarily, secondarily, jointly or severally.

“Other Real Estate” means all interests in real estate (other than Bank Premises and Fixtures), including but not limited to mineral rights, leasehold rights, condominium and cooperative interests, easements, air rights and development rights that are owned by the Failed Bank.

“Owned Data Management Equipment” means any equipment, computer hardware, computer software, computer networking equipment, printers, fax machines, copiers, document scanners, data tape systems, data tapes, DVDs, CDs, flash drives, telecommunications and check processing equipment and any other electronic storage media owned by the Failed Bank at Bank Closing which is, was, or could have been used by the Failed Bank in connection with data management activities.

“Payment Date” means the first Business Day after the Bank Closing Date.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, excluding the Corporation.

“Personal Computer(s)” means computers based on a microprocessor generally designed to be used by one person at a time and which usually store informational data on that computer’s internal hard drive or attached peripheral, and associated peripherals (such as keyboard, mouse, etc.). A personal computer can be found in various configurations such as laptops, net books, and desktops.

“Primary Indemnitor” means any Person (other than the Assuming Institution or any of its Affiliates) who is obligated to indemnify or insure, or otherwise make payments (including payments on account of claims made against) to or on behalf of any Person in connection with

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the claims covered under Article XII, including without limitation any insurer issuing any directors and officers liability policy or any Person issuing a financial institution bond or banker’s blanket bond.

“Pro Forma” means a balance sheet that reflects a reasonably accurate financial statement of the Failed Bank through the Bank Closing Date and serves as a basis for the opening entries of both the Assuming Institution and the Receiver.

“Proprietary Software” means computer software developed for and owned by the Failed Bank for its own purpose and use.

“Put Date” has the meaning set forth in Section 3.4(d).

“Put Notice” has the meaning set forth in Section 3.4(c).

“Qualified Beneficiaries” has the meaning set forth in Section 4.12.

“Qualified Financial Contract” means a qualified financial contract as defined in 12 U.S.C. § 1821(e)(8)(D).

“Record” means any document, microfiche, microfilm or Electronically Stored Information (including but not limited to magnetic tape, disc storage, card forms and printed copy) of the Failed Bank generated or maintained by the Failed Bank that is owned by or in the possession of the Receiver at the Bank Closing Date.

“Receiver” has the meaning set forth in the introduction to this Agreement.

“Related Liability” with respect to any Asset means any liability existing and reflected on the Failed Bank Records as of the Bank Closing Date for (i) indebtedness secured by mortgages, deeds of trust, chattel mortgages, security interests or other liens on or affecting such Asset, (ii) ad valorem taxes applicable to such Asset and (iii) any other obligation determined by the Receiver to be directly related to such Asset.

“Related Liability Amount” with respect to any Related Liability on the books of the Assuming Institution, means the amount of such Related Liability as stated on the books and records of the Assuming Institution (as maintained in accordance with generally accepted accounting principles) as of the date as of which the Related Liability Amount is being determined. With respect to a liability that relates to more than one Asset, the amount of such Related Liability shall be allocated among such Assets for the purpose of determining the Related Liability Amount with respect to any one of such Assets.

Such allocation shall be made by specific allocation, where determinable, and otherwise shall be pro rata based upon the dollar amount of such Assets stated on the Failed Bank Records of the entity that owns such Asset.

“Repurchase Price” means, with respect to any Asset, first taking the Book Value of the Asset at the Bank Closing Date and either subtracting the pro rata Asset discount or adding the pro rata Asset premium, and subsequently adjusting that amount (i) for any advances and interest on such Asset after the Bank Closing Date, (ii) by subtracting the total amount received by the Assuming Institution for such Asset after the Bank Closing Date, regardless of how applied and (iii) by adding total disbursements of principal made by the Receiver not otherwise included in the Book Value.

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“Safe Deposit Boxes” means the safe deposit boxes of the Failed Bank, if any, including the removable safe deposit boxes and safe deposit stacks in the Failed Bank’s vault(s), all rights and benefits under rental agreements with respect to such safe deposit boxes, and all keys and combinations thereto.

“Settlement Date” means the first Business Day immediately prior to the day which is three hundred sixty-five (365) days after the Bank Closing Date, or such other date prior thereto as may be agreed upon by the Receiver and the Assuming Institution. The Receiver, in its discretion, may extend the Settlement Date.

“Settlement Interest Rate” means, for the first calendar quarter or portion thereof during which interest accrues, the rate determined by the Receiver to be equal to the investment rate on twenty-six (26)-week United States Treasury Bills as published on the Bank Closing Date by the United States Treasury on the TreasuryDirect.gov website; provided, that if no such Investment Rate is published the week of the Bank Closing Date, the investment rate for such Treasury Bills most recently published by the United States Treasury on TreasuryDirect.gov prior to the Bank Closing Date shall be used. Thereafter, the rate shall be adjusted to the rate determined by the Receiver to be equal to the Investment Rate on such Treasury Bills in effect as of the first day of each succeeding calendar quarter during which interest accrues as published by the United States Treasury on the TreasuryDirect.gov website.

“Shared-Loss Agreements” means, if any, the Single Family Shared-Loss Agreement attached hereto as Exhibit 4.15A and, if any, the Commercial Shared-Loss Agreement, attached hereto as Exhibit 4.15B.

“Specialty Assets” means assets that have a greater value than more traditional furniture and equipment owned by the Failed Bank and reflected on the Failed Bank Records as of the Bank Closing Date and located on or at Bank Premises, including without limitation fine art and high end decorative art; classic and antique motor vehicles; rare books; rare coins; airplanes; boats; jewelry; collectible firearms; Indian or other cultural artifacts; sculptures; Proprietary Software; and any other items that typically cannot be appraised by a Furniture and Equipment appraiser. Specialty Assets does not include any repossessed collateral.

“Subsidiary” has the meaning set forth in § 3(w)(4) of the Federal Deposit Insurance Act, 12 U.S.C. § 1813(w)(4), as amended.

ARTICLE II. ASSUMPTION OF LIABILITIES.

2.1. Liabilities Assumed by Assuming Institution. The Assuming Institution expressly assumes at Book Value (subject to adjustment pursuant to Article VIII) and agrees to pay, perform and discharge, all of the following liabilities of the Failed Bank as of the Bank Closing Date, except as otherwise provided in this Agreement (such liabilities referred to as “Liabilities Assumed”):

(a) Assumed Deposits, except those Deposits specifically listed on Schedule 2.1(a); provided, that as to any Deposits of public money which are Assumed Deposits, the Assuming Institution agrees to properly secure such Deposits with such Assets as appropriate which, prior to the Bank Closing Date, were pledged as security by the Failed Bank, or with assets of the Assuming Institution, if such securing Assets, if any, are insufficient to properly secure such Deposits;

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Version 3.3.1 – PURCHASE AND ASSUMPTION AGREEMENT		Belleview, Florida
December 7, 2011

(b) liabilities for indebtedness secured by mortgages, deeds of trust, chattel mortgages, security interests or other liens on or affecting any Assets, if any; provided, that the amount of any liability assumed pursuant to this Section 2.1(b) shall be limited to the market value of the Assets securing such liability as determined by the Receiver;

(c) all borrowings from, and obligations and indebtedness to, Federal Reserve Banks and Federal Home Loan Banks, if any, whether currently owed, or conditional or not yet matured, including but not limited to, if applicable, (i) advances, including principal, interest, and any prepayment fees, costs and expenses; (ii) letters of credit, including any reimbursement obligations; (iii) acquired member assets programs, including representations, warranties, credit enhancement obligations and servicing obligations; (iv) affordable housing programs, including retention agreements and other contracts and monitoring obligations; (v) swaps and other derivatives; and (vi) safekeeping and custody agreements, provided, that the assumption of any liability pursuant to this Section 2.1(c) shall be limited to the market value of the assets securing such liability as determined by the Receiver; and overdrafts, debit balances, service charges, reclamations and adjustments to accounts with the Federal Reserve Banks as reflected on the books and records of any such Federal Reserve Bank within ninety (90) days after the Bank Closing Date, if any;

(d) ad valorem taxes applicable to any Asset, if any; provided, that the assumption of any ad valorem taxes pursuant to this Section 2.1(d) shall be limited to an amount equal to the market value of the Asset to which such taxes apply as determined by the Receiver;

(e) liabilities, if any, for federal funds purchased, repurchase agreements and overdrafts in accounts maintained with other depository institutions (including any accrued and unpaid interest thereon computed to and including the Bank Closing Date); provided, that the assumption of any liability pursuant to this Section 2.1(e) shall be limited to the market value of the Assets securing such liability as determined by the Receiver;

(f) United States Treasury tax and loan note option accounts, if any;

(g) liabilities for any acceptance or commercial letter of credit provided, that the assumption of any liability pursuant to this Section 2.1(g) shall be limited to the market value of the Assets securing such liability as determined by the Receiver;

(h) liabilities for any “standby letters of credit” as defined in 12 C.F.R. § 337.2(a) issued on the behalf of any Obligor of a Loan acquired hereunder by the Assuming Institution, but excluding any other standby letters of credit;

(i) duties and obligations assumed pursuant to this Agreement including without limitation those relating to the Failed Bank’s Records, credit card business, debit card business, stored value and gift card business, overdraft protection plans, safe deposit business, safekeeping business and trust business, if any;

(j) liabilities, if any, for Commitments;

(k) liabilities, if any, for amounts owed to any Acquired Subsidiary;

(l) liabilities, if any, with respect to Qualified Financial Contracts;

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Version 3.3.1 – PURCHASE AND ASSUMPTION AGREEMENT		Belleview, Florida
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(m) liabilities, if any, under any contract pursuant to which mortgage servicing is provided to the Failed Bank by others; and

(n) any deferred revenue, income or fees recorded on the general ledger of the Failed Bank as of the Bank Closing Date attributable to any business assumed pursuant to Section 4.2, 4.3, 4.4, or 4.5 of this Agreement, excluding any deferred income or revenue relative to FASB 91 – Loan Fees and Costs associated with originating or acquiring Loans and initial direct costs of leases.

2.2. Interest on Deposit Liabilities. The Assuming Institution agrees that, from and after the Bank Closing Date, it will accrue and pay interest on Assumed Deposits pursuant to Section 2.1 at a rate(s) it shall determine; provided, that for non-transaction Deposit liabilities such rate(s) shall not be less than the lowest rate offered by the Assuming Institution to its depositors for non-transaction deposit accounts. The Assuming Institution shall permit each depositor to withdraw, without penalty for early withdrawal, all or any portion of such depositor’s Deposit, whether or not the Assuming Institution elects to pay interest in accordance with any deposit agreement formerly existing between the Failed Bank and such depositor; and further provided, that if such Deposit has been pledged to secure an obligation of the depositor or other party, any withdrawal thereof shall be subject to the terms of the agreement governing such pledge. The Assuming Institution shall give notice to such depositors as provided in Section 5.3 of the rate(s) of interest which it has determined to pay and of such withdrawal rights.

2.3. Unclaimed Deposits.

(a) Final Legal Notice. Fifteen (15) months following the Bank Closing Date, the Assuming Institution will provide the Receiver a listing of all deposit accounts, including the type of account, not claimed by the depositor. The Receiver will review the list and authorize the Assuming Institution to act on behalf of the Receiver to send a Final Legal Notice in a form substantially similar to Exhibit 2.3A (the “Final Legal Notice”) to the owner(s) of the unclaimed deposits reminding them of the need to claim or arrange to continue their account(s) with the Assuming Institution. The Assuming Institution will send the Final Legal Notice to the depositors within thirty (30) days following notification of the Receiver’s authorization. The Assuming Institution will prepare an Affidavit of Mailing in a form substantially similar to Exhibit 2.3B and will forward the Affidavit of Mailing to the Receiver after mailing out the Final Legal Notice to the owner(s) of unclaimed deposit accounts.

(b) Unclaimed Deposits. If, within eighteen (18) months after the Bank Closing Date, any depositor of the Failed Bank does not claim or arrange to continue such depositor’s Assumed Deposits at the Assuming Institution, the Assuming Institution shall, within fifteen (15) Business Days after the end of such eighteen (18) month period, (i) refund to the Receiver the full amount of each such Deposit (without reduction for service charges), (ii) provide to the Receiver a schedule of all such refunded Deposits in such form as may be prescribed by the Receiver, and (iii) assign, transfer, convey, and deliver to the Receiver, all right, title and interest of the Assuming Institution in and to the Records previously transferred to the Assuming Institution and other records generated or maintained by the Assuming Institution pertaining to such Deposits. During such eighteen (18) month period, at the request of the Receiver, the Assuming Institution promptly shall provide to the Receiver schedules of unclaimed Deposits in such form as may be prescribed by the Receiver.

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Version 3.3.1 – PURCHASE AND ASSUMPTION AGREEMENT		Belleview, Florida
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2.4. Employee Plans. Except as provided in Section 4.12, the Assuming Institution shall have no liabilities, obligations or responsibilities under the Failed Bank’s health care, bonus, vacation, pension, profit sharing, deferred compensation, 401k or stock purchase plans or similar plans, if any, unless the Receiver and the Assuming Institution agree otherwise subsequent to the date of this Agreement.

ARTICLE III. PURCHASE OF ASSETS.

3.1. Assets Purchased by Assuming Institution. With the exception of certain assets expressly excluded in Sections 3.5 and 3.6 and, if applicable, listed on Schedule 3.5(l) the Assuming Institution hereby purchases from the Receiver, and the Receiver hereby sells, assigns, transfers, conveys and delivers to the Assuming Institution, all right, title and interest of the Receiver in and to all of the assets (real, personal and mixed, wherever located and however acquired) including all subsidiaries, joint ventures, partnerships and any and all other business combinations or arrangements, whether active, inactive, dissolved or terminated, of the Failed Bank whether or not reflected on the books of the Failed Bank as of the Bank Closing Date. Assets are purchased hereunder by the Assuming Institution subject to all liabilities for indebtedness collateralized by Liens affecting such Assets to the extent provided in Section 2.1.

3.2. Asset Purchase Price.

(a) Determination of Asset Purchase Price. All Assets and assets of the Failed Bank subject to an option to purchase by the Assuming Institution shall be purchased for the amount, or the amount resulting from the method specified for determining the amount, as specified on Schedule 3.2, except as otherwise may be provided herein. Any Asset, asset of the Failed Bank subject to an option to purchase or other asset purchased for which no purchase price is specified on Schedule 3.2 or otherwise herein shall be purchased at its Book Value. Loans or other assets charged off on the Failed Bank Records before the Bid Valuation Date shall be purchased at a price of zero. The purchase price for Acquired Subsidiaries shall be adjusted pursuant to Section 4.6(i)(iv), if applicable.

(b) Purchase Price for Securities. The purchase price for any security (other than the capital stock of any Acquired Subsidiary and Federal Home Loan Bank stock) purchased under Section 3.1 by the Assuming Institution shall consist of the market price (as defined below) of the security as of the Bank Closing Date, multiplied by the bank’s ownership interest in the security (see Calculation of Purchase Price below) and shall include accrued interest, where applicable, as noted below.

(i) Definition of Market Price: The market price for any security shall be (i) the market price for that security quoted at the close of the trading day effective on the Bank Closing Date as published electronically by Bloomberg, L.P., or alternatively, at the discretion of the Receiver, by IDC/Financial Times (FT) Interactive Data; (ii) provided that if such market price is not available for such security, the Assuming Institution will submit a written purchase price bid for such security within three days of notification/bid request by the Receiver (unless a different time period is agreed to by the Assuming Institution and the Receiver) and the Receiver, in its sole and absolute discretion, will accept or reject each such purchase price bid; (iii) further provided that in the absence of an acceptable bid from the Assuming Institution, or in the event that a security is deemed essential to the Receiver as determined by the Receiver in its discretion (see Section 3.6 Retention or Repurchase of Assets Essential to the Receiver)

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Version 3.3.1 – PURCHASE AND ASSUMPTION AGREEMENT		Belleview, Florida
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such security shall not pass to the Assuming Institution and shall be deemed to be an excluded asset hereunder and listed on Schedule 3.5(l).

(ii) Calculation of Purchase Price. The bank’s ownership interest in a security will be quantified one of two ways: (i) number of shares or other units, as applicable (in the case of equity securities) or (ii) par value or notational amount, as applicable (in the case of non-equity securities). As a result, the purchase price (except where determined pursuant to clause (ii) of the preceding paragraph) shall be calculated one of two ways, depending on whether or not the security is an equity security: (i) the purchase price for an equity security shall be calculated by multiplying the number of shares or other units by the applicable market price per unit; and (ii) the purchase price for a non-equity security shall be an amount equal to the applicable market price (expressed as a decimal), multiplied by the par value for such security (based on the payment factor most recently widely available). The purchase price also shall include accrued interest as calculated below (see Calculation of Accrued Interest), except to the extent the parties may otherwise expressly agree, pursuant to clause (ii) of the preceding paragraph. If the factor used to determine the par value of any security for purposes of calculating the purchase price, is not for the period in which the Bank Closing Date occurs, then the purchase price for that security shall be subject to adjustment post-closing based on a “cancel and correct” procedure. Under this procedure, after such current factor becomes publicly available, the Receiver will recalculate the purchase price utilizing the current factor and related interest rate, and will notify the Assuming Institution of any difference and of the applicable amount due from one party to the other. Such amount will then be paid as part of the settlement process pursuant to Article VIII.

(iii) Calculation of Accrued Interest for Securities: Accrued interest shall be calculated for a non-equity security by multiplying the interest rate (expressed as a decimal point) paid on the security as then most recently publicly available, by the most recent par value (or notational amount, as applicable) of that security, multiplied by the number of days from and including the first interest day of the accrual period in which the Bank Closing Date occurs, through the Bank Closing Date.

(c) Purchase Price for Qualified Financial Contracts. Qualified Financial Contracts shall be purchased at market value determined in accordance with the terms of Exhibit 3.2(c). Any costs associated with such valuation shall be shared equally by the Receiver and the Assuming Institution.

3.3. Manner of Conveyance; Limited Warranty; Nonrecourse; Etc. THE CONVEYANCE OF ALL ASSETS, INCLUDING REAL AND PERSONAL PROPERTY INTERESTS, PURCHASED BY THE ASSUMING INSTITUTION UNDER THIS AGREEMENT SHALL BE MADE, AS NECESSARY, BY RECEIVER’S DEED OR RECEIVER’S BILL OF SALE, “AS IS”, “WHERE IS”, WITHOUT RECOURSE AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, WITHOUT ANY WARRANTIES WHATSOEVER WITH RESPECT TO SUCH ASSETS, EXPRESS OR IMPLIED, WITH RESPECT TO TITLE, VALUE, COLLECTIBILITY, GENUINENESS, ENFORCEABILITY, DOCUMENTATION, CONDITION OR FREEDOM FROM LIENS OR ENCUMBRANCES (IN WHOLE OR IN PART), OR ANY OTHER MATTERS.

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Version 3.3.1 – PURCHASE AND ASSUMPTION AGREEMENT		Belleview, Florida
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3.4. Puts of Assets to the Receiver.

(a) Puts Within 30 Days After the Bank Closing Date. During the thirty (30)-day period following the Bank Closing Date and only during such period (which thirty (30)-day period may be extended in writing in the sole and absolute discretion of the Receiver for any Loan), in accordance with this Section 3.4, the Assuming Institution shall be entitled to require the Receiver to purchase any Deposit Secured Loan transferred to the Assuming Institution pursuant to Section 3.1 which is not fully secured by Assumed Deposits or deposits at other insured depository institutions due to either insufficient Assumed Deposit or deposit collateral or deficient documentation regarding such collateral; provided that with regard to any Deposit Secured Loan secured by an Assumed Deposit:

(i) no such purchase may be required until any Deposit setoff determination, whether voluntary or involuntary, has been made; and

(ii) the Assuming Institution shall be entitled to require the Receiver to purchase, within forty (40) days from Bank Closing Date, any remaining overdraft transferred to the Assuming Institution pursuant to Section 3.1 which existed on the thirtieth (30th) day following the Bank Closing Date and which was made after the Bid Valuation Date and not made pursuant to an overdraft protection plan or similar extension of credit.

Notwithstanding the foregoing, the Assuming Institution shall not have the right to require the Receiver to purchase any Loan if (i) the Obligor with respect to such Loan is an Acquired Subsidiary, or (ii) the Assuming Institution has:

(A) made any advance in accordance with the terms of a Commitment or otherwise with respect to such Loan;

(B) taken any action that increased the amount of a Related Liability with respect to such Loan over the amount of such liability immediately prior to the time of such action;

(C) created or permitted to be created any Lien on such Loan which secures indebtedness for money borrowed or which constitutes a conditional sales agreement, capital lease or other title retention agreement;

(D) entered into, agreed to make, grant or permit, or made, granted or permitted any modification or amendment to, any waiver or extension with respect to, or any renewal, refinancing or refunding of, such Loan or related Credit Documents or collateral, including, without limitation, any act or omission which diminished such collateral; or

(E) sold, assigned or transferred all or a portion of such Loan to a third party (whether with or without recourse).

(iii) The Assuming Institution shall transfer all such Assets to the Receiver without recourse, and shall indemnify the Receiver against any and all claims of any Person claiming by, through or under the Assuming Institution with respect to any such Asset, as provided in Section 12.4.

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Version 3.3.1 – PURCHASE AND ASSUMPTION AGREEMENT		Belleview, Florida
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(b) Puts Prior to the Settlement Date. During the period from the Bank Closing Date to and including the Business Day immediately preceding the Settlement Date, the Assuming Institution shall be entitled to require the Receiver to purchase any Asset which the Assuming Institution can establish is evidenced by forged or stolen instruments as of the Bank Closing Date; provided that the Assuming Institution shall not have the right to require the Receiver to purchase any such Asset with respect to which the Assuming Institution has taken any action referred to in Section 3.4(a)(ii) with respect to such Asset. The Assuming Institution shall transfer all such Assets to the Receiver without recourse, and shall indemnify the Receiver against any and all claims of any Person claiming by, through or under the Assuming Institution with respect to any such Asset, as provided in Section 12.4.

(c) Notices to the Receiver. In the event that the Assuming Institution elects to require the Receiver to purchase one or more Assets, the Assuming Institution shall deliver to the Receiver a notice (a “Put Notice”) which shall include:

(i) a list of all Assets that the Assuming Institution requires the Receiver to purchase;

(ii) a list of all Related Liabilities with respect to the Assets identified pursuant to (i) above; and

(iii) a statement of the estimated Repurchase Price of each Asset identified pursuant to (i) above as of the applicable Put Date.

Such notice shall be in the form prescribed by the Receiver or such other form to which the Receiver shall consent. As provided in Section 9.6, the Assuming Institution shall deliver to the Receiver such documents, Credit Files and such additional information relating to the subject matter of the Put Notice as the Receiver may request and shall provide to the Receiver full access to all other relevant books and Records.

(d) Purchase by Receiver. The Receiver shall purchase Assets that are specified in the Put Notice and shall assume Related Liabilities with respect to such Assets, and the transfer of such Assets and Related Liabilities shall be effective as of a date determined by the Receiver which date shall not be later than thirty (30) days after receipt by the Receiver of the Put Notice (the “Put Date”).

(e) Purchase Price and Payment Date. Each Asset purchased by the Receiver pursuant to this Section 3.4 shall be purchased at a price equal to the Repurchase Price of such Asset less the Related Liability Amount applicable to such Asset, in each case determined as of the applicable Put Date. If the difference between such Repurchase Price and such Related Liability Amount is positive, then the Receiver shall pay to the Assuming Institution the amount of such difference; if the difference between such amounts is negative, then the Assuming Institution shall pay to the Receiver the amount of such difference. The Assuming Institution or the Receiver, as the case may be, shall pay the purchase price determined pursuant to this Section 3.4(e) not later than the twentieth (20th) Business Day following the applicable Put Date, together with interest on such amount at the Settlement Interest Rate for the period from and including such Put Date to and including the day preceding the date upon which payment is made.

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Version 3.3.1 – PURCHASE AND ASSUMPTION AGREEMENT		Belleview, Florida
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(f) Servicing. The Assuming Institution shall administer and manage any Asset subject to purchase by the Receiver in accordance with usual and prudent banking standards and business practices until such time as such Asset is purchased by the Receiver.

(g) Reversals. In the event that the Receiver purchases an Asset (and assumes the Related Liability) that it is not required to purchase pursuant to this Section 3.4, the Assuming Institution shall repurchase such Asset (and assume such Related Liability) from the Receiver at a price computed so as to achieve the same economic result as would apply if the Receiver had never purchased such Asset pursuant to this Section 3.4.

3.5. Assets Not Purchased by Assuming Institution. The Assuming Institution does not purchase, acquire or assume, or (except as otherwise expressly provided in this Agreement) obtain an option to purchase, acquire or assume under this Agreement:

(a) any financial institution bonds, banker’s blanket bonds, or public liability, fire, extended coverage insurance policy, bank owned life insurance or any other insurance policy of the Failed Bank, or premium refund, unearned premium derived from cancellation, or any proceeds payable with respect to any of the foregoing;

(b) any interest, right, action, claim, or judgment against (i) any officer, director, employee, accountant, attorney, or any other Person employed or retained by the Failed Bank or any Subsidiary of the Failed Bank on or prior to the Bank Closing Date arising out of any act or omission of such Person in such capacity, (ii) any underwriter of financial institution bonds, banker’s blanket bonds or any other insurance policy of the Failed Bank, (iii) any shareholder or holding company of the Failed Bank, or (iv) any other Person whose action or inaction may be related to any loss (exclusive of any loss resulting from such Person’s failure to pay on a Loan made by the Failed Bank) incurred by the Failed Bank; provided that for the purposes hereof, the acts, omissions or other events giving rise to any such claim shall have occurred on or before the Bank Closing Date, regardless of when any such claim is discovered and regardless of whether any such claim is made with respect to a financial institution bond, banker’s blanket bond, or any other insurance policy of the Failed Bank in force as of the Bank Closing Date;

(c) prepaid regulatory assessments of the Failed Bank, if any;

(d) legal or equitable interests in tax receivables of the Failed Bank, if any, including any claims arising as a result of the Failed Bank having entered into any agreement or otherwise being joined with another Person with respect to the filing of tax returns or the payment of taxes;

(e) amounts reflected on the Failed Bank Records as of the Bank Closing Date as a general or specific loss reserve or contingency account, if any;

(f) leased or owned Bank Premises and leased or owned Fixtures, Proprietary Software, Furniture and Equipment located on leased or owned Bank Premises, and Specialty Assets located on leased or owned Bank Premises, if any; provided that the Assuming Institution does obtain an option under Sections 4.6, 4.7 or 4.8, as the case may be, with respect thereto;

(g) owned Bank Premises which the Receiver, in its discretion, determines may contain environmentally hazardous substances;

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(h) any “goodwill,” as such term is defined in the instructions to the report of condition prepared by banks examined by the Corporation in accordance with 12 C.F.R. § 304.3, and other intangibles (other than intellectual property);

(i) any criminal restitution or forfeiture orders issued in favor of the Failed Bank;

(j) any and all prepaid fees or any other income as shown on the books and Records of the Failed Bank, but not taken into income as of the Bank Closing Date, associated with a line of business of the Failed Bank which is not assumed pursuant to this Agreement;

(k) assets essential to the Receiver in accordance with Section 3.6;

(l) any banker’s bank stock, and the securities listed on the attached Schedule 3.5(l);

(m) reserved;

(n) prepaid accounts associated with any contract or agreement that the Assuming Institution either does not directly assume pursuant to the terms of this Agreement nor has an option to assume under Section 4.8;

(o) except with respect to any Federal Home Loan Bank loans, any contract pursuant to which the Failed Bank provides mortgage servicing for others;

(p) all assets that were fully charged-off by the Failed Bank prior to the Bid Valuation Date, other than those assets that were secured by collateral that is an Asset purchased by the Assuming Institution under this Agreement; and

(q) any Loan that was secured by collateral that is an asset retained by the Receiver under this Agreement.

3.6. Retention or Repurchase of Assets Essential to Receiver.

(a) The Receiver may refuse to sell to the Assuming Institution, or the Assuming Institution agrees, at the request of the Receiver set forth in a written notice to the Assuming Institution, to sell, assign, transfer, convey, and deliver to the Receiver, all of the Assuming Institution’s right, title and interest in and to, any Asset or asset essential to the Receiver as determined by the Receiver in its discretion (together with all Credit Documents evidencing or pertaining thereto), which may include any Asset or asset that the Receiver determines to be:

(i) made to an officer, director, or other Person engaging in the affairs of the Failed Bank, its Subsidiaries or Affiliates or any related entities of any of the foregoing;

(ii) the subject of any investigation relating to any claim with respect to any item described in Section 3.5(a) or (b), or the subject of, or potentially the subject of, any legal proceedings;

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(iii) made to a Person who is an Obligor on a loan owned by the Receiver or the Corporation in its corporate capacity or its capacity as receiver of any institution;

(iv) secured by collateral which also secures any asset owned by the Receiver; or

(v) related to any asset of the Failed Bank not purchased by the Assuming Institution under this Article III or any liability of the Failed Bank not assumed by the Assuming Institution under Article II.

(vi) Each such Asset or asset purchased by the Receiver shall be purchased at a price equal to the Repurchase Price thereof less the Related Liability Amount with respect to any Related Liabilities related to such Asset or asset, in each case determined as of the date of the notice provided by the Receiver pursuant to Section 3.6(a). The Receiver shall pay the Assuming Institution not later than the twentieth (20th) Business Day following receipt of related Credit Documents and Credit Files together with interest on such amount at the Settlement Interest Rate for the period from and including the date of receipt of such documents to and including the day preceding the day on which payment is made. The Assuming Institution agrees to administer and manage each such Asset or asset in accordance with usual and prudent banking standards and business practices until each such Asset or asset is purchased by the Receiver. All transfers with respect to Asset or assets under this Section 3.6 shall be made as provided in Section 9.6. The Assuming Institution shall transfer all such Assets or assets and Related Liabilities to the Receiver without recourse, and shall indemnify the Receiver against any and all claims of any Person claiming by, through or under the Assuming Institution with respect to any such Asset or asset, as provided in Section 12.4.

3.7. Receiver’s Offer to Sell Withheld Loans. For the period of thirty (30) days commencing the day after the Bank Closing Date, the Receiver may sell, in its sole and absolute discretion, and the Assuming Institution, may purchase, in its sole and absolute discretion, any Loans initially withheld from sale to the Assuming Institution pursuant to Sections 3.5 or 3.6 of this Agreement. The purchase price for such Loan shall be the Book Value as of the Bank Closing Date, adjusted (i) for any advances and interest on such Loan after the Bank Closing Date, (ii) by subtracting the total amount received by the Assuming Institution for such Loan after the Bank Closing Date, and (iii) by adding total disbursements of principal made by the Receiver and not otherwise included in the Book Value. Except for the sales price, Loans sold under this section will be treated as if initially sold under Section 3.1 of this Agreement, and will be subject to all relevant terms of this Agreement except that the Loans purchased pursuant to this Section 3.7 shall not be included in the calculation of the pro rata Asset discount or pro rata Asset premium utilized for the repurchase of other Assets. No Loan purchased pursuant to this Section 3.7 shall be a Shared-Loss Loan pursuant to the Shared-Loss Agreements unless (i) it is cross-collateralized with a Shared-Loss Loan purchased pursuant to this Agreement and (ii) it otherwise meets the definition of Shared-Loss Loan in the applicable Shared-Loss Agreement. Payment for Loans sold under this Section 3.7 will be handled through the settlement process pursuant to Article VIII.

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Version 3.3.1 – PURCHASE AND ASSUMPTION AGREEMENT		Belleview, Florida
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ARTICLE IV. ASSUMPTION OF CERTAIN DUTIES AND OBLIGATIONS.

4.1. Continuation of Banking Business. For the period commencing on the first banking Business Day after the Bank Closing Date and ending on the first anniversary of the Bank Closing Date, the Assuming Institution will provide full service banking in the trade area of the Failed Bank. Thereafter, the Assuming Institution may cease providing such banking services in the trade area of the Failed Bank, provided the Assuming Institution has received all necessary regulatory approvals, including the approval of the Receiver and, if applicable, the Corporation. At the option of the Assuming Institution, such banking services may be provided at any or all of the Bank Premises, or at other premises within such trade area, as determined by the Receiver. The Assuming Institution may open, close or sell branches upon receipt of the necessary regulatory approvals, provided that the Assuming Institution or its successors continue to provide banking services in the trade area during the period specified in this Section 4.1. The Assuming Institution will pay to the Receiver, upon the sale of a branch or branches within the year following the date of this Agreement, fifty percent (50%) of any franchise premium in excess of the franchise premium paid by the Assuming Institution with respect to such branch or branches.

4.2. Credit Card Business. The Assuming Institution agrees to honor and perform, from and after the Bank Closing Date, all duties and obligations with respect to the Failed Bank’s credit card business (including issuer or merchant acquirer) debit card business, stored value and gift card business, and/or processing related to credit cards, if any, and assumes all extensions of credit or balances outstanding as of the Bank Closing Date with respect to these lines of business.

4.3. Safe Deposit Business. The Assuming Institution assumes and agrees to discharge, from and after the Bank Closing Date, in the usual course of conducting a banking business, the duties and obligations of the Failed Bank with respect to all Safe Deposit Boxes, if any, of the Failed Bank and to maintain all of the necessary facilities for the use of such boxes by the renters thereof during the period for which such boxes have been rented and the rent therefor paid to the Failed Bank, subject to the provisions of the rental agreements between the Failed Bank and the respective renters of such boxes; provided, that the Assuming Institution may relocate the Safe Deposit Boxes of the Failed Bank to any office of the Assuming Institution located in the trade area of the branch of the Failed Bank in which such Safe Deposit Boxes were located, as determined by the Receiver. The Safe Deposit Boxes shall be located and maintained in such trade area for a minimum of one year from the Bank Closing Date.

4.4. Safekeeping Business. The Receiver transfers, conveys and delivers to the Assuming Institution and the Assuming Institution accepts all securities and other items, if any, held by the Failed Bank in safekeeping for its customers as of the Bank Closing Date. The Assuming Institution assumes and agrees to honor and discharge, from and after the Bank Closing Date, the duties and obligations of the Failed Bank with respect to such securities and items held in safekeeping. The Assuming Institution shall provide to the Receiver written verification of all assets held by the Failed Bank for safekeeping within sixty (60) days after the Bank Closing Date. The assets held for safekeeping by the Failed Bank shall be held and maintained by the Assuming Institution in the trade area of the Failed Bank for a minimum of one year from the Bank Closing Date. At the option of the Assuming Institution, the safekeeping business may be provided at any or all of the Bank Premises, or at other premises within such trade area, as determined by the Receiver. The Assuming Institution shall be entitled to all rights

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and benefits which accrue after the Bank Closing Date with respect to securities and other items held in safekeeping.

4.5. Trust Business.

(a) Assuming Institution as Successor. The Assuming Institution shall, without further transfer, substitution, act or deed, to the full extent permitted by law, succeed to the rights, obligations, properties, assets, investments, deposits, agreements, and trusts of the Failed Bank under trusts, executorships, administrations, guardianships, and agencies, and other fiduciary or representative capacities, all to the same extent as though the Assuming Institution had assumed the same from the Failed Bank prior to the Bank Closing Date; provided, that any liability based on the misfeasance, malfeasance or nonfeasance of the Failed Bank, its directors, officers, employees or agents with respect to the trust business is not assumed hereunder.

(b) Wills and Appointments. The Assuming Institution shall, to the full extent permitted by law, succeed to, and be entitled to take and execute, the appointment to all executorships, trusteeships, guardianships and other fiduciary or representative capacities to which the Failed Bank is or may be named in wills, whenever probated, or to which the Failed Bank is or may be named or appointed by any other instrument.

(c) Transfer of Trust Business. In the event additional proceedings of any kind are necessary to accomplish the transfer of such trust business, the Assuming Institution agrees that, at its own expense, it will take whatever action is necessary to accomplish such transfer. The Receiver agrees to use reasonable efforts to assist the Assuming Institution in accomplishing such transfer.

(d) Verification of Assets. The Assuming Institution shall provide to the Receiver written verification of the assets held in connection with the Failed Bank’s trust business within sixty (60) days after the Bank Closing Date.

4.6. Bank Premises.

(a) Option to Purchase. Subject to Section 3.5, the Receiver hereby grants to the Assuming Institution an exclusive option for the period of thirty (30) days commencing the day after the Bank Closing Date with respect to Bank Premises for which the Assuming Institution declined its option to purchase at a fixed price as shown on the Bid Form, and for a period of ninety (90) days commencing the day after the Bank Closing Date with respect to all other owned Bank Premises to purchase any or all owned Bank Premises, including all Fixtures, Furniture and Equipment located on the Bank Premises. The Assuming Institution shall give written notice to the Receiver within the option period of its election to purchase or not to purchase any of the owned Bank Premises. Any purchase of such premises shall be effective as of the date of the Bank Closing Date and such purchase shall be consummated as soon as practicable thereafter, and in no event later than the Settlement Date. If the Assuming Institution gives notice of its election not to purchase one or more of the owned Bank Premises for which there is not a fixed price within seven (7) days of the Bank Closing Date, then, notwithstanding any other provision of this Agreement to the contrary, the Assuming Institution shall not be liable for any of the costs or fees associated with Fair Market Value appraisals for such Bank Premises and associated Fixtures, Furniture and Equipment.

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(b) Option to Lease. The Receiver hereby grants to the Assuming Institution an exclusive option for the period of ninety (90) days commencing the day after the Bank Closing Date to cause the Receiver to assign to the Assuming Institution any or all leases for leased Bank Premises, if any, which have been continuously occupied by the Assuming Institution from the Bank Closing Date to the date it elects to accept an assignment of the leases with respect thereto to the extent such leases can be assigned; provided that the exercise of this option with respect to any lease must be as to all premises or other property subject to the lease. The Assuming Institution shall give notice to the Receiver within the option period of its election to accept or not to accept an assignment of any or all leases (or enter into new leases in lieu thereof). The Assuming Institution agrees to assume all leases assigned (or enter into new leases in lieu thereof) pursuant to this Section 4.6. If the Assuming Institution gives notice of its election not to accept an assignment of a lease for one or more of the leased Bank Premises within seven (7) days of the Bank Closing Date, then, notwithstanding any other provision of this Agreement to the contrary, the Assuming Institution shall not be liable for any of the costs or fees associated with Fair Market Value appraisals for the Fixtures, Furniture and Equipment located on such leased Bank Premises.

(c) Facilitation. The Receiver agrees to facilitate the assumption, assignment or sublease of leases or the negotiation of new leases by the Assuming Institution; provided that neither the Receiver nor the Corporation shall be obligated to engage in litigation, make payments to the Assuming Institution or to any third party in connection with facilitating any such assumption, assignment, sublease or negotiation or commit to any other obligations to third parties.

(d) Occupancy. The Assuming Institution shall give the Receiver fifteen (15) days prior written notice of its intention to vacate prior to vacating any leased Bank Premises with respect to which the Assuming Institution has not exercised the option provided in Section 4.6(b). Any such notice shall be deemed to terminate the Assuming Institution’s option with respect to such leased Bank Premises.

(e) Occupancy Costs.

(i) The Assuming Institution agrees to pay to the Receiver, or to appropriate third parties at the direction of the Receiver, during and for the period of any occupancy by it of (x) owned Bank Premises the market rental value, as determined by the appraiser selected in accordance with the definition of Fair Market Value, and all operating costs, and (y) leased Bank Premises, all operating costs with respect thereto and to comply with all relevant terms of applicable leases entered into by the Failed Bank, including without limitation the timely payment of all rent. Operating costs include, without limitation all taxes, fees, charges, maintenance, utilities, insurance and assessments, to the extent not included in the rental value or rent. If the Assuming Institution elects to purchase any owned Bank Premises in accordance with Section 4.6(a), the amount of any rent paid (and taxes paid to the Receiver which have not been paid to the taxing authority and for which the Assuming Institution assumes liability) by the Assuming Institution with respect thereto shall be applied as an offset against the purchase price thereof.

(ii) The Assuming Institution agrees during the period of occupancy by it of owned or leased Bank Premises, to pay to the Receiver rent for the use of all owned or leased Furniture and Equipment and all owned or leased Fixtures located on

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such Bank Premises for the period of such occupancy. Rent for such property owned by the Failed Bank shall be the market rental value thereof, as determined by the Receiver within sixty (60) days after the Bank Closing Date. Rent for such leased property shall be an amount equal to any and all rent and other amounts which the Receiver incurs or accrues as an obligation or is obligated to pay for such period of occupancy pursuant to all leases and contracts with respect to such property. If the Assuming Institution purchases any owned Furniture and Equipment or owned Fixtures in accordance with Section 4.6(f) or 4.6(h), the amount of any rents paid by the Assuming Institution with respect thereto shall be applied as an offset against the purchase price thereof.

(f) Certain Requirements as to Fixtures, Furniture and Equipment and Certain Specialty Assets. If the Assuming Institution purchases owned Bank Premises (including any Bank Premise(s) purchased at the fixed price shown on the Bid Form) or accepts an assignment of the lease (or enters into a sublease or a new lease in lieu thereof) for leased Bank Premises as provided in Section 4.6(a) or 4.6(b), or if the Assuming Institution does not exercise such option but within twelve (12) months following the Bank Closing Date obtains the right to occupy such premises (whether by assignment, lease, sublease, purchase or otherwise), other than in accordance with Section 4.6(a) or 4.6(b), the Assuming Institution shall (i) effective as of the Bank Closing Date, purchase from the Receiver all Fixtures, Furniture and Equipment, and all Specialty Assets with an appraised value as determined in accordance with Section 4.6(j) of less than $10,000, owned by the Failed Bank at Fair Market Value and located thereon as of the Bank Closing Date, (ii) accept an assignment or a sublease of the leases or negotiate new leases for all Fixtures, Furniture and Equipment leased by the Failed Bank and located thereon, and (iii) if applicable, accept an assignment or a sublease of any ground lease or negotiate a new ground lease with respect to any land on which such Bank Premises are located; provided that the Receiver shall not have disposed of such Fixtures, Furniture and Equipment or repudiated the leases referred to in clause (ii) or (iii).

(g) Vacating Premises.

(i) If the Assuming Institution elects not to purchase any owned Bank Premises, the notice of such election in accordance with Section 4.6(a) shall specify the date upon which the Assuming Institution’s occupancy of such premises shall terminate, which date shall not be later than one hundred eighty (180) days after Bank Closing Date. The Assuming Institution shall be responsible for promptly relinquishing and releasing to the Receiver such premises and the Fixtures, Furniture and Equipment located thereon which existed at the time of the Bank Closing Date, in the same condition as at the Bank Closing Date and at the premises where they were inventoried at the Bank Closing Date, normal wear and tear excepted. Any of the aforementioned which is missing will be charged to the Assuming Institution at the item’s Fair Market Value as determined in accordance with this Agreement. By occupying any such premises after the expiration of such one hundred eighty (180)-day period, the Assuming Institution shall, at the Receiver’s option, (x) be deemed to have agreed to purchase such Bank Premises, and to assume all leases, obligations and liabilities with respect to leased Furniture and Equipment and leased Fixtures located thereon and any ground lease with respect to the land on which such premises are located, and (y) be required to purchase all Fixtures, Furniture and Equipment owned by the Failed Bank and located on such premises as of the Bank Closing Date.

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(ii) If the Assuming Institution elects not to accept an assignment of the lease or sublease any leased Bank Premises, the notice of such election in accordance with Section 4.6(b) shall specify the date upon which the Assuming Institution’s occupancy of such leased Bank Premises shall terminate, which date shall not be later than one hundred eighty (180) days after Bank Closing Date. Upon vacating such premises, the Assuming Institution shall be liable for relinquishing and releasing to the Receiver such premises and the Fixtures and the Furniture and Equipment located thereon which existed at the time of the Bank Closing Date, in the same condition as at the Bank Closing Date, and at the premises where they were inventoried at Bank closing, normal wear and tear excepted. Any of the aforementioned which is missing will be charged to the Assuming Institution at the item’s Fair Market Value as determined in accordance with this Agreement. By failing to provide notice of its intention to vacate such premises prior to the expiration of the option period specified in Section 4.6(b), or by occupying such premises after the one hundred eighty (180)-day period specified above in this Section 4.6(g)(ii), the Assuming Institution shall, at the Receiver’s option, (x) be deemed to have assumed all leases, obligations and liabilities with respect to such premises (including any ground lease with respect to the land on which premises are located), and leased Furniture and Equipment and leased Fixtures located thereon in accordance with this Section 4.6 (unless the Receiver previously repudiated any such lease), and (y) be required to purchase all Fixtures, Furniture and Equipment owned by the Failed Bank at Fair Market Value and located on such premises as of the Bank Closing Date.

(h) Furniture and Equipment and Certain Other Equipment. The Receiver hereby grants to the Assuming Institution an option to purchase all Furniture and Equipment owned by the Failed Bank at Fair Market Value and located at any leased or owned Bank Premises that the Assuming Institution elects to vacate or which it could have, but did not occupy, pursuant to this Section 4.6; provided that, the Assuming Institution shall give the Receiver notice of its election to purchase such property at the time it gives notice of its intention to vacate such Bank Premises or within ten (10) days after the Bank Closing Date for Bank Premises it could have, but did not, occupy.

(i) Option to Put Bank Premises and Related Fixtures, Furniture and Equipment.

(i) For a period of ninety (90) days following the Bank Closing Date, the Assuming Institution shall be entitled to require the Receiver to purchase any Bank Premises that is owned, directly or indirectly, by an Acquired Subsidiary and the purchase price paid by the Receiver shall be the Fair Market Value of the Bank Premises.

(ii) If the Assuming Institution elects to require the Receiver to purchase any Bank Premises that is owned, directly or indirectly, by an Acquired Subsidiary, the Assuming Institution shall also have the option, exercisable within the same ninety (90) day time period, to require the Receiver to purchase any Fixtures, Furniture and Equipment that is owned, directly or indirectly, by an Acquired Subsidiary which is located on such Bank Premises and was utilized by the Failed Bank for banking purposes. The purchase price paid by the Receiver shall be the Fair Market Value of the Fixtures, Furniture and Equipment purchased.

(iii) In the event the Assuming Institution elects to exercise its options under this Section 4.6(i), the Assuming Institution shall pay to the Receiver occupancy

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costs in accordance with Section 4.6(e) and shall vacate the Bank Premises in accordance with Section 4.6(g)(i).

(iv) Regardless of whether the Assuming Institution exercises any of its options under this Section 4.6(i), the purchase price for the Acquired Subsidiary shall be adjusted by the difference between the Fair Market Value of the Bank Premises and Fixtures, Furniture and Equipment utilized by the Failed Bank for banking purposes and their respective Book Value as reflected of the books and records of the Acquired Subsidiary. Such adjustment shall be made in accordance with Article VIII of this Agreement.

(j) Option to Purchase Specialty Assets.

(i) The Receiver hereby grants to the Assuming Institution an exclusive option for the period of thirty (30) days commencing the day after the Receiver provides the Assuming Institution the appropriate appraisal to purchase at Fair Market Value all, some or none of the Specialty Assets.

(ii) The cost of the Specialty Asset appraisals shall be shared equally by the Receiver and the Assuming Institution. If the Assuming Institution gives notice of its election not to purchase one or more of the Specialty Assets within seven (7) days of the Bank Closing Date, the Assuming Institution shall not be liable for any of the costs or fees associated with Fair Market Value appraisals for such Specialty Asset.

(k) Data Removal. The Assuming Institution shall, prior to returning any automated teller machine to Receiver and unless otherwise requested by the Receiver, (i) remove all data from that automated teller machine and (ii) provide a written statement to the Receiver that all data has been removed in a manner that renders it unrecoverable.

4.7. Agreement with Respect to Leased Data Management Equipment.

(a) Option. The Receiver hereby grants to the Assuming Institution an exclusive option for the period of ninety (90) days commencing the day after Bank Closing to accept an assignment from the Receiver of all Leased Data Management Equipment.

(b) Notices Regarding Leased Data Management Equipment. The Assuming Institution shall (i) give written notice to the Receiver within the option period specified in Section 4.7(a) of its intent to accept or decline an assignment or sublease of all Leased Data Management Equipment and promptly accept an assignment or sublease of such Leased Data Management Equipment, and (ii) give written notice to the appropriate lessor(s) that it has accepted an assignment or sublease of any such Leased Data Management Equipment that is subject to a lease.

(c) Facilitation by Receiver. The Receiver agrees to facilitate the assignment or sublease of Leased Data Management Equipment or the negotiation of new leases or license agreements by the Assuming Institution; provided, that neither the Receiver nor the Corporation shall be obligated to engage in litigation, make payments to the Assuming Institution or to any third party in connection with facilitating any such assumption, assignment, sublease or negotiation or commit to any other obligations to third parties.

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(d) Operating Costs. The Assuming Institution agrees, during its period of use of any Leased Data Management Equipment, to pay to the Receiver or to appropriate third parties at the direction of the Receiver all operating costs with respect thereto and to comply with all relevant terms of any existing Leased Data Management Equipment leases entered into by the Failed Bank, including without limitation the timely payment of all rent, taxes, fees, charges, maintenance, utilities, insurance and assessments.

(e) Assuming Institution’s Obligation. The Assuming Institution shall, not later than fifty (50) days after giving the notice provided in Section 4.7(b), (i) relinquish and release to the Receiver or, at the direction of the Receiver, to a third party, all Leased Data Management Equipment, in the same condition as at Bank Closing, normal wear and tear excepted, or (ii) accept an assignment or a sublease of any existing Leased Data Management lease or negotiate a new lease or license agreement under this Section 4.7 with respect to Leased Data Management Equipment.

(f) Data Removal. The Assuming Institution shall, prior to returning any Leased Data Management Equipment, and unless otherwise requested by the Receiver, (i) remove all data from the Leased Data Management Equipment and (ii) provide a written statement to the Receiver that all data has been removed in a manner that renders it unrecoverable.

4.8. Certain Existing Agreements.

(a) Assumption of Agreements. Subject to the provisions of Section 4.8(b), with respect to agreements existing as of the Bank Closing Date which provide for the rendering of services by or to the Failed Bank, within ninety (90) days after the Bank Closing Date, the Assuming Institution shall give the Receiver written notice specifying whether it elects to assume or not to assume each such agreement. Except as may be otherwise provided in this Article IV, the Assuming Institution agrees to comply with the terms of each such agreement for a period commencing on the day after the Bank Closing Date and ending on: (i) in the case of an agreement that provides for the rendering of services by the Failed Bank, the date which is ninety (90) days after the Bank Closing Date, and (ii) in the case of an agreement that provides for the rendering of services to the Failed Bank, the date which is thirty (30) days after the Assuming Institution has given notice to the Receiver of its election not to assume such agreement; provided that the Receiver can reasonably make such service agreements available to the Assuming Institution. The Assuming Institution shall be deemed by the Receiver to have assumed agreements for which no notification is timely given. The Receiver agrees to assign, transfer, convey and deliver to the Assuming Institution all right, title and interest of the Receiver, if any, in and to agreements the Assuming Institution assumes hereunder. In the event the Assuming Institution elects not to accept an assignment of any lease (or sublease) or negotiate a new lease for leased Bank Premises under Section 4.6 and does not otherwise occupy such premises, the provisions of this Section 4.8(a) shall not apply to service agreements related to such premises. The Assuming Institution agrees, during the period it has the use or benefit of any such agreement, promptly to pay to the Receiver or to appropriate third parties at the direction of the Receiver all operating costs with respect thereto and to comply with all relevant terms of such agreement.

(b) Excluded Agreements. The provisions of Section 4.8(a) regarding the Assuming Institution’s election to assume or not assume certain agreements shall not apply to (i) agreements pursuant to which the Failed Bank provides mortgage servicing for others or

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mortgage servicing is provided to the Failed Bank by others, (ii) agreements maintained between the Failed Bank and MERSCORP, Inc., or its wholly owned subsidiary, Mortgage Electronic Registration Systems, Inc., (iii) agreements that are subject to Sections 4.1 through 4.7 and any insurance policy or bond referred to in Section 3.5(a) or other agreement specified in Section 3.5 and (iv) consulting, management or employment agreements, if any, between the Failed Bank and its employees or other Persons. Except as otherwise expressly set forth elsewhere in this Agreement, the Assuming Institution does not assume any liabilities or acquire any rights under any of the agreements described in this Section 4.8(b).

4.9. Informational Tax Reporting. The Assuming Institution agrees to perform all obligations of the Failed Bank with respect to Federal and State income tax informational reporting related to (i) the Assets and the Liabilities Assumed, (ii) deposit accounts that were closed and loans that were paid off or collateral obtained with respect thereto prior to the Bank Closing Date, (iii) miscellaneous payments made to vendors of the Failed Bank, and (iv) any other asset or liability of the Failed Bank, including, without limitation, loans not purchased and Deposits not assumed by the Assuming Institution, as may be required by the Receiver.

4.10. Insurance.

(a) Assuming Institution to Insure. The Assuming Institution will obtain and maintain insurance coverage acceptable to the Receiver (including public liability, fire, and extended coverage insurance) naming the Assuming Institution as the insured and the Receiver as additional insured, effective from and after the Bank Closing Date, with respect to all (i) Bank Premises that the Assuming Institution occupies, and (ii) Fixtures, Furniture and Equipment and Leased Data Management Equipment located on those Bank Premises.

(b) Rights of Receiver. If the Assuming Institution at any time from or after Bank Closing Date fails to (i) obtain or maintain any of the insurance policies required by Section 4.10(a), (ii) pay any premium in whole or in part related to those insurance policies, or (iii) provide evidence of those insurance policies acceptable to the Receiver, then the Receiver may in its sole and absolute discretion, without notice, and without waiving or releasing any obligation or liability of the Assuming Institution, obtain and maintain insurance policies, pay insurance premiums and take any other actions with respect to the insurance coverage as the Receiver deem advisable. The Assuming Institution will reimburse the Receiver for all sums disbursed in connection with this Section 4.10(b).

4.11. Office Space for Receiver and Corporation; Certain Payments.

(a) FDIC Office Space. For the period commencing on the day following the Bank Closing Date and ending on the one hundred eightieth (180th) day following the Bank Closing Date, the Assuming Institution will provide to the Receiver and the Corporation, without charge, adequate and suitable office space (including parking facilities and vault space), furniture, equipment (including photocopying and telecopying machines), email accounts, network access and technology resources (such as shared drive), and utilities (including local telephone service and fax machines) (collectively, “FDIC Office Space”) at the Bank Premises occupied by the Assuming Institution for the Receiver and the Corporation to use in the discharge of their respective functions with respect to the Failed Bank.

(b) Receiver’s Right to Extend. Upon written notice by the Receiver or the Corporation, for the period commencing on the one hundred eighty first (181st) day following

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the Bank Closing Date and ending no later than the three hundred and sixty-fifth (365th) day following the Bank Closing Date, the Assuming Institution will continue to provide to the Receiver and the Corporation FDIC Office Space at the Bank Premises. During the period from the 181st day following the Bank Closing Date until the day the FDIC and the Corporation vacate FDIC Office Space, the Receiver and the Corporation will pay to the Assuming Institution their respective pro rata share (based on square footage occupied) of (A) the market rental value for the applicable owned Bank Premises or (B) actual rent paid for applicable leased Bank Premises.

(c) Receiver’s Relocation Right. If the Receiver or the Corporation determine that the space provided by the Assuming Institution is inadequate or unsuitable, the Receiver and the Corporation may relocate to other quarters having adequate and suitable FDIC Office Space and the costs of relocation shall be borne by the Assuming Institution and any rental and utility costs for the balance of the period of occupancy by the Receiver and the Corporation shall paid in accordance with 4.11(b).

(d) Expenditures. The Assuming Institution will pay such bills and invoices on behalf of the Receiver and the Corporation as the Receiver or the Corporation may direct for the period beginning on the date of the Bank Closing Date and ending on Settlement Date. The Assuming Institution shall submit its requests for reimbursement of such expenditures pursuant to Article VIII of this Agreement.

4.12. Continuation of Group Health Plan Coverage for Former Employees of the Failed Bank.

(a) Continuation Coverage. The Assuming Institution agrees to assist the Receiver, as provided in this Section 4.12, in offering individuals who were employees or former employees of the Failed Bank, or any of its Subsidiaries, and who, immediately prior to the Bank Closing Date, were receiving, or were eligible to receive, health insurance coverage or health insurance continuation coverage from the Failed Bank (“Eligible Individuals”), the opportunity to obtain health insurance coverage in the Corporation’s Federal Insurance Administration Continuation Coverage Plan which provides for health insurance continuation coverage to such Eligible Individuals and other persons who are qualified beneficiaries of the Failed Bank (“Qualified Beneficiaries”) as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) § 607, 29 U.S.C. § 1167. The Assuming Institution shall consult with the Receiver and not later than five (5) Business Days after the Bank Closing Date shall provide written notice to the Receiver of the number (if available), identity (if available) and addresses (if available) of the Eligible Individuals who are Qualified Beneficiaries of the Failed Bank and for whom a “qualifying event” (as defined in ERISA § 603, 29 U.S.C. § 1163) has occurred and with respect to whom the Failed Bank’s obligations under Part 6 of Subtitle B of Title I of ERISA, 29 U.S.C. §§ 1161-1169 have not been satisfied in full, and such other information as the Receiver may reasonably require. The Receiver shall cooperate with the Assuming Institution in order to permit it to prepare such notice and shall provide to the Assuming Institution such data in its possession as may be reasonably required for purposes of preparing such notice.

(b) Qualified Beneficiaries; Expenses. The Assuming Institution shall take such further action to assist the Receiver in offering the Eligible Individuals who are Qualified Beneficiaries of the Failed Bank the opportunity to obtain health insurance coverage in the Corporation’s Federal Insurance Administration Continuation Coverage Plan as the Receiver

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may direct. All expenses incurred and paid by the Assuming Institution (i) in connection with the obligations of the Assuming Institution under this Section 4.12, and (ii) in providing health insurance continuation coverage to any Eligible Individuals who are hired by the Assuming Institution and such employees’ Qualified Beneficiaries shall be borne by the Assuming Institution.

(c) Employee List. No later than five (5) Business Days after the Bank Closing Date, the Assuming Institution shall provide the Receiver with a list of all Failed Bank employees the Assuming Institution will not hire. Unless otherwise agreed, the Assuming Institution shall pay all salaries and payroll costs for all Failed Bank employees until the list is provided to the Receiver. The Assuming Institution shall be responsible for all costs and expenses (i.e., salary, benefits, etc.) associated with all other employees not on that list from and after the date of delivery of the list to the Receiver. The Assuming Institution shall offer to the Failed Bank employees it retains employment benefits comparable to those the Assuming Institution, offers its current employees.

(d) No Third Party Beneficiaries. This Section 4.12 is for the sole and exclusive benefit of the parties to this Agreement, and for the benefit of no other Person (including any former employee of the Failed Bank or any Subsidiary thereof, Eligible Individual or Qualified Beneficiary of such former employee). Nothing in this Section 4.12 is intended by the parties, or shall be construed, to give any Person (including any former employee of the Failed Bank or any Subsidiary thereof, Eligible Individual or Qualified Beneficiary of such former employee) other than the Corporation, the Receiver and the Assuming Institution, any legal or equitable right, remedy or claim under or with respect to the provisions of this Section 4.12.

4.13. Interim Asset Servicing. At any time after the Bank Closing Date, the Receiver may establish on its books an asset pool(s) and may transfer to such asset pool(s) (by means of accounting entries on the books of the Receiver) all or any assets and liabilities of the Failed Bank which are not acquired by the Assuming Institution, including, without limitation, wholly unfunded Commitments and assets and liabilities which may be acquired, funded or originated by the Receiver subsequent to the Bank Closing Date. The Receiver may remove assets (and liabilities) from or add assets (and liabilities) to such pool(s) at any time in its discretion. At the option of the Receiver, the Assuming Institution agrees to service, administer and collect such pool assets in accordance with, and for the term set forth in, Exhibit 4.13.

4.14. [RESERVED]

4.15. Loss Sharing. This Agreement includes a Single Family Shared-Loss Agreement attached hereto as Exhibit 4.15A and a Commercial Shared-Loss Agreement attached hereto as Exhibit 4.15B. The Assuming Institution shall be entitled to require reimbursement from the Receiver for shared losses, and shall share recoveries, on certain loans and assets in accordance with the Shared-Loss Agreements.

ARTICLE V. DUTIES WITH RESPECT TO DEPOSITORS OF THE FAILED BANK.

5.1. Payment of Checks, Drafts, Orders and Deposits. Subject to Section 9.5, the Assuming Institution agrees to pay all properly drawn checks, drafts, withdrawal orders and Assumed Deposits of depositors of the Failed Bank presented for payment, whether drawn on the check or draft forms provided by the Failed Bank or by the Assuming Institution, to the extent

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that the Deposit balances to the credit of the respective makers or drawers assumed by the Assuming Institution under this Agreement are sufficient to permit the payment thereof, and in all other respects to discharge, in the usual course of conducting a banking business, the duties and obligations of the Failed Bank with respect to the Deposit balances due and owing to the depositors of the Failed Bank assumed by the Assuming Institution under this Agreement.

5.2. Certain Agreements Related to Deposits. Except as may be modified pursuant to Section 2.2, the Assuming Institution agrees to honor the terms and conditions of any written escrow or mortgage servicing agreement or other similar agreement relating to a Deposit liability assumed by the Assuming Institution pursuant to this Agreement.

5.3. Notice to Depositors.

(a) Assumption of Deposits. Within seven (7) days after the Bank Closing Date, the Assuming Institution shall give notice by mail to each depositor of the Failed Bank of (i) the assumption of the Deposit liabilities of the Failed Bank, and (ii) the procedures to claim Deposits (the Receiver shall provide item (ii) to Assuming Institution). The Assuming Institution shall also publish notice of its assumption of the Deposit liabilities of the Failed Bank in a newspaper of general circulation in the county or counties in which the Failed Bank was located.

(b) Notice to Depositors. Within seven (7) days after the Bank Closing Date, the Assuming Institution shall give notices by mail to each depositor of the Failed Bank, as required under Section 2.2.

(c) Fee Schedule. If the Assuming Institution proposes to charge fees different from those fees formerly charged by the Failed Bank, the Assuming Institution shall include its fee schedule in its mailed notice.

(d) Approval of Notices and Publications. The Assuming Institution shall obtain approval of all notices and publications required by this Section 5.3 from counsel for the Receiver prior to mailing or publication.

(e) Validation. To validate the notice requirements outlined in Section 5.3, the Assuming Institution shall provide the Receiver (i) an Affidavit of Publication to meet the publication requirements outlined in Section 5.3(a) and (ii) the Assuming Institution will prepare an Affidavit of Mailing in a form substantially similar to Exhibit 2.3B after mailing the seven (7) day Notice to Depositors as required under Section 5.3(b).

ARTICLE VI. RECORDS.

6.1. Transfer of Records. In accordance with Sections 2.1 and 3.1, the Receiver assigns, transfers, conveys and delivers to the Assuming Institution, whether located on Bank Premises occupied or not occupied by the Assuming Institution or at any other location, any and all Records of the Failed Bank, other than the following:

(a) Records pertaining to former employees of the Failed Bank who were no longer employed by the Failed Bank as of the Bank Closing Date and Records pertaining to employees of the Failed Bank who were employed by the Failed Bank as of the Bank Closing Date and for whom the Receiver is unable to obtain a waiver to release such Records to the Assuming Institution;

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(b) Records pertaining to (i) any asset or liability of the Failed Bank retained by the Receiver, or (ii) any asset of the Failed Bank acquired by the Receiver pursuant to this Agreement; and

(c) any other Records as determined by the Receiver.

6.2. Transfer of Assigned Records. The Receiver shall transfer to the Assuming Institution all Records described in Section 6.1 as soon as practicable on or after the date of this Agreement.

6.3. Preservation of Records.

(a) Assuming Institution Records Retention. The Assuming Institution agrees that it will preserve and maintain for the joint benefit of the Receiver, the Corporation and the Assuming Institution, all Records of which it has custody. The Assuming Institution shall have the primary responsibility to respond to subpoenas, discovery requests, and other similar official inquiries and customer requests for lien releases with respect to the Records of which it has custody. With respect to its obligations under this Section 6.3 regarding Electronically Stored Information, the Assuming Institution will complete the Data Retention Catalog attached hereto as Schedule 6.3 and submit it to the Receiver within thirty (30) days following the Bank Closing Date.

(b) Destruction of Certain Records. With regard to all Records of which it has custody which are at least ten (10) years old as of the date of the appointment of the Receiver, the Assuming Institution agrees to request written permission to destroy such records by submitting a written request to destroy, specifying precisely which records are included in the request, to DRR– Records Manager, CServiceFDICDAL@FDIC.gov.

(c) Destruction of Records After Six Years. With regard to all Records of which it has custody which have been maintained in the custody of the Assuming Institution after six (6) years from the date of the appointment of the Receiver, the Assuming Institution agrees to request written permission to destroy such records by submitting a written request to destroy, specifying precisely which records are included in the request, to DRR– Records Manager, CServiceFDICDAL@FDIC.gov.

6.4. Access to Records; Copies. The Assuming Institution agrees to permit the Receiver and the Corporation access to all Records of which the Assuming Institution has custody, and to use, inspect, make extracts from or request copies of any such Records in the manner and to the extent requested, and to duplicate, in the discretion of the Receiver or the Corporation, any Record pertaining to Deposit account relationships; provided that in the event that the Failed Bank maintained one or more duplicate copies of such Records, the Assuming Institution hereby assigns, transfers, and conveys to the Corporation one such duplicate copy of each such Record without cost to the Corporation, and agrees to deliver to the Corporation all Records assigned and transferred to the Corporation under this Article VI as soon as practicable on or after the date of this Agreement. The party requesting a copy of any Record shall bear the cost (based on standard accepted industry charges to the extent applicable, as determined by the Receiver) for providing such duplicate Records. A copy of each Record requested shall be provided as soon as practicable by the party having custody thereof.

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6.5. Right of Receiver or Corporation to Audit. The Receiver or the Corporation, their respective agents, contractors and employees, may (but are not required to) perform an audit to determine the Assuming Institution’s compliance with this Agreement at any time, by providing not less than ten (10) Business Days prior notice. The scope and duration of any such audit shall be at the discretion of the Receiver or the Corporation, as the case may be. The Receiver or the Corporation, as the case may be, shall bear the expense of any such audit. In the event that any corrections are necessary as a result of such an audit, the Assuming Institution and the Receiver shall make such accounting adjustments, payments and withholdings as may be necessary to give retroactive effect to such corrections.

ARTICLE VII. BID; INITIAL PAYMENT.

The Assuming Institution has submitted to the Receiver a Deposit premium bid of 0% and an Asset premium (discount) bid of ($4,786,134) (the “Bid Amount”). The Deposit premium bid will be applied to the total of all Assumed Deposits except for brokered, CDARS®, and any market place or similar subscription services Deposits as reflected on Schedule 7. On the Payment Date, the Assuming Institution will pay to the Corporation, or the Corporation will pay to the Assuming Institution, as the case may be, the Initial Payment, together with interest on such amount (if the Payment Date is not the day following the Bank Closing Date) from and including the day following the Bank Closing Date to and including the day preceding the Payment Date at the Settlement Interest Rate.

ARTICLE VIII. ADJUSTMENTS.

8.1. Pro Forma Statement. The Receiver, as soon as practicable after the Bank Closing Date, in accordance with the best information then available, shall provide to the Assuming Institution a Pro Forma statement reflecting any adjustments of such liabilities and assets as may be necessary. Such Pro Forma statement shall take into account, to the extent possible, (a) liabilities and assets of a nature similar to those contemplated by Section 2.1 or Section 3.1, respectively, which on the Bank Closing Date were carried in the Failed Bank’s suspense accounts, (b) accruals as of the Bank Closing Date for all income related to the assets and business of the Failed Bank acquired by the Assuming Institution hereunder, whether or not such accruals were reflected on the Failed Bank Records in the normal course of its operations, and (c) adjustments to determine the Book Value of any investment in an Acquired Subsidiary and related accounts on the “bank only” (unconsolidated) balance sheet of the Failed Bank based on the Equity Method of Accounting, whether or not the Failed Bank used the Equity Method of Accounting for investments in subsidiaries, except that the resulting amount cannot be less than the Acquired Subsidiary’s recorded equity as of the Bank Closing Date as reflected on the Failed Bank Records of the Acquired Subsidiary. Acquired Subsidiaries with negative equity will be restated to $1 pursuant to the Equity Method of Accounting. Any Asset purchased by the Assuming Institution or any asset of an Acquired Subsidiary purchased by the Assuming Institution pursuant to Section 3.1 which was partially or wholly charged off during the period beginning the day after the Bid Valuation Date to the date of the Bank Closing Date shall be deemed not to be charged off for the purposes of the Pro Forma statement, and the purchase price shall be determined pursuant to Section 3.2.

8.2. Correction of Errors and Omissions; Other Liabilities.

(a) Adjustments to Correct Errors. In the event any bookkeeping omissions or errors are discovered in preparing any Pro Forma statement or in completing the transfers

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and assumptions contemplated hereby, the parties hereto agree to correct such errors and omissions, it being understood that, as far as practicable, all adjustments will be made consistent with the judgments, methods, policies or accounting principles utilized by the Failed Bank in preparing and maintaining Failed Bank Records, except that adjustments made pursuant to this Section 8.2(a) are not intended to bring the Failed Bank Records into accordance with generally accepted accounting principles.

(b) Receiver’s Rights Regarding Other Liabilities. If the Receiver discovers at any time subsequent to the date of this Agreement that any claim exists against the Failed Bank which is of such a nature that it would have been included in the liabilities assumed under Article II had the existence of such claim or the facts giving rise thereto been known as of the Bank Closing Date, the Receiver may, in its discretion, at any time, require that such claim be assumed by the Assuming Institution in a manner consistent with the intent of this Agreement. The Receiver will make appropriate adjustments to the Pro Forma statement provided by the Receiver to the Assuming Institution pursuant to Section 8.1 as may be necessary.

8.3. Payments. The Receiver agrees to cause to be paid to the Assuming Institution, or the Assuming Institution agrees to pay to the Receiver, as the case may be, on the Settlement Date, a payment in an amount which reflects net adjustments (including any costs, expenses and fees associated with determinations of value as provided in this Agreement) made pursuant to Section 8.1 or Section 8.2, plus interest as provided in Section 8.4. The Receiver and the Assuming Institution agree to effect on the Settlement Date any further transfer of assets to or assumption of liabilities or claims by the Assuming Institution as may be necessary in accordance with Section 8.1 or Section 8.2.

8.4. Interest. Any amounts paid under Section 8.3 or Section 8.5 shall bear interest for the period from and including the day following the Bank Closing Date to and including the day preceding the payment at the Settlement Interest Rate.

8.5. Subsequent Adjustments. In the event that the Assuming Institution or the Receiver discovers any errors or omissions as contemplated by Section 8.2 or any error with respect to the payment made under Section 8.3 after the Settlement Date, the Assuming Institution and the Receiver agree to promptly correct any such errors or omissions, make any payments and effect any transfers or assumptions as may be necessary to reflect any such correction plus interest as provided in Section 8.4.

ARTICLE IX. CONTINUING COOPERATION.

9.1. General Matters. The parties hereto will, in good faith and with their best efforts, cooperate with each other to carry out the transactions contemplated by this Agreement and to effect the purposes hereof.

9.2. Additional Title Documents. The Receiver, the Corporation and the Assuming Institution each shall, at any time, and from time to time, upon the request of any party hereto, execute and deliver such additional instruments and documents of conveyance as shall be reasonably necessary to vest in the appropriate party its full legal or equitable title in and to the property transferred pursuant to this Agreement or to be transferred in accordance herewith. The Assuming Institution shall prepare such instruments and documents of conveyance (in form and substance satisfactory to the Receiver) as shall be necessary to vest title to the Assets in the

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Assuming Institution. The Assuming Institution shall be responsible for recording such instruments and documents of conveyance at its own expense.

9.3. Claims and Suits.

(a) Defense and Settlement. The Receiver shall have the right, in its discretion, to (i) defend or settle any claim or suit against the Assuming Institution with respect to which the Receiver has indemnified the Assuming Institution in the same manner and to the same extent as provided in Article XII, and (ii) defend or settle any claim or suit against the Assuming Institution with respect to any Liability Assumed, which claim or suit may result in a loss to the Receiver arising out of or related to this Agreement, or which existed against the Failed Bank on or before the Bank Closing Date. The exercise by the Receiver of any rights under this Section 9.3(a) shall not release the Assuming Institution with respect to any of its obligations under this Agreement.

(b) Removal of Actions. In the event any action at law or in equity shall be instituted by any Person against the Receiver and the Corporation as codefendants with respect to any asset of the Failed Bank retained or acquired pursuant to this Agreement by the Receiver, the Receiver agrees, at the request of the Corporation, to join with the Corporation in a petition to remove the action to the United States District Court for the proper district. The Receiver agrees to institute, with or without joinder of the Corporation as co-plaintiff, any action with respect to any such retained or acquired asset or any matter connected therewith whenever notice requiring such action shall be given by the Corporation to the Receiver.

9.4. Payment of Deposits. In the event any depositor does not accept the obligation of the Assuming Institution to pay any Deposit liability of the Failed Bank assumed by the Assuming Institution pursuant to this Agreement and asserts a claim against the Receiver for all or any portion of any such Deposit liability, the Assuming Institution agrees on demand to provide to the Receiver funds sufficient to pay such claim in an amount not in excess of the Deposit liability reflected on the books of the Assuming Institution at the time such claim is made. Upon payment by the Assuming Institution to the Receiver of such amount, the Assuming Institution shall be discharged from any further obligation under this Agreement to pay to any such depositor the amount of such Deposit liability paid to the Receiver.

9.5. Withheld Payments. At any time, the Receiver or the Corporation may, in its discretion, determine that all or any portion of any deposit balance assumed by the Assuming Institution pursuant to this Agreement does not constitute a “Deposit” (or otherwise, in its discretion, determine that it is the best interest of the Receiver or Corporation to withhold all or any portion of any deposit), and may direct the Assuming Institution to withhold payment of all or any portion of any such deposit balance. Upon such direction, the Assuming Institution agrees to hold such deposit and not to make any payment of such deposit balance to or on behalf of the depositor, or to itself, whether by way of transfer, set-off or otherwise. The Assuming Institution agrees to maintain the “withheld payment” status of any such deposit balance until directed in writing by the Receiver or the Corporation as to its disposition. At the direction of the Receiver or the Corporation, the Assuming Institution shall return all or any portion of such deposit balance to the Receiver or the Corporation, as appropriate, and thereupon the Assuming Institution shall be discharged from any further liability to such depositor with respect to such returned deposit balance. If such deposit balance has been paid to the depositor prior to a demand for return by the Corporation or the Receiver, and payment of such deposit balance had not been previously withheld pursuant to this Section 9.5, the Assuming Institution shall not be obligated

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to return such deposit balance to the Receiver or the Corporation. The Assuming Institution shall be obligated to reimburse the Corporation or the Receiver, as the case may be, for the amount of any deposit balance or portion thereof paid by the Assuming Institution in contravention of any previous direction to withhold payment of such deposit balance or return such deposit balance the payment of which was withheld pursuant to this Section 9.5.

9.6. Proceedings with Respect to Certain Assets and Liabilities.

(a) Cooperation by Assuming Institution. In connection with any investigation, proceeding or other matter with respect to any asset or liability of the Failed Bank retained by the Receiver, or any asset of the Failed Bank acquired by the Receiver pursuant to this Agreement, the Assuming Institution shall cooperate to the extent reasonably required by the Receiver.

(b) Access to Records. In addition to its obligations under Section 6.4, the Assuming Institution shall provide representatives of the Receiver access at reasonable times and locations without other limitation or qualification to (i) its directors, officers, employees and agents and those of the Acquired Subsidiaries, and (ii) its books and Records, the books and Records of such Acquired Subsidiaries and all Credit Files, and copies thereof. Copies of books, Records and Credit Files shall be provided by the Assuming Institution as requested by the Receiver and the costs of duplication thereof shall be borne by the Receiver.

(c) Loan Documents. Not later than ten (10) days after the Put Notice pursuant to Section 3.4 or the date of the notice of transfer of any Loan by the Assuming Institution to the Receiver pursuant to Section 3.6, the Assuming Institution shall deliver to the Receiver such documents with respect to such Loan as the Receiver may request, including without limitation the following: (i) all related Credit Documents (other than certificates, notices and other ancillary documents), (ii) a certificate setting forth the principal amount on the date of the transfer and the amount of interest, fees and other charges then accrued and unpaid thereon, and any restrictions on transfer to which any such Loan is subject, and (iii) all Credit Files, and all documents, microfiche, microfilm and computer records (including but not limited to magnetic tape, disc storage, card forms and printed copy) maintained by, owned by, or in the possession of the Assuming Institution or any Affiliate of the Assuming Institution relating to the transferred Loan.

9.7. Information. The Assuming Institution promptly shall provide to the Corporation such other information, including financial statements and computations, relating to the performance of the provisions of this Agreement as the Corporation or the Receiver may request from time to time, and, at the request of the Receiver, make available employees of the Failed Bank employed or retained by the Assuming Institution to assist in preparation of the Pro Forma statement pursuant to Section 8.1.

9.8. Tax Ruling. The Assuming Institution shall not at any time, without the Corporation’s prior consent, seek a private letter ruling or other determination from the Internal Revenue Service or otherwise seek to qualify for any special tax treatment or benefits associated with any payments made by the Receiver or Corporation pursuant to this Agreement.

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ARTICLE X. CONDITION PRECEDENT.

The obligations of the parties to this Agreement are subject to the Receiver and the Corporation having received at or before the Bank Closing Date evidence reasonably satisfactory to each of any necessary approval, waiver, or other action by any governmental authority, the board of directors of the Assuming Institution, or other third party, with respect to this Agreement and the transactions contemplated hereby, the closing of the Failed Bank and the appointment of the Receiver, the chartering of the Assuming Institution, and any agreements, documents, matters or proceedings contemplated hereby or thereby.

ARTICLE XI. REPRESENTATIONS AND WARRANTIES OF THE ASSUMING INSTITUTION.

The Assuming Institution represents and warrants to the Corporation and the Receiver as follows:

11.1. Corporate Existence and Authority. The Assuming Institution (a) is duly organized, validly existing and in good standing under the laws of its Chartering Authority and has full power and authority to own and operate its properties and to conduct its business as now conducted by it, and (b) has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Assuming Institution has taken all necessary corporate (or other applicable governance) action to authorize the execution, delivery and performance of this Agreement and the performance of the transactions contemplated hereby.

11.2. Third Party Consents. No governmental authority or other third party consents (including but not limited to approvals, licenses, registrations or declarations) are required in connection with the execution, delivery or performance by the Assuming Institution of this Agreement, other than such consents as have been duly obtained and are in full force and effect.

11.3. Execution and Enforceability. This Agreement has been duly executed and delivered by the Assuming Institution and when this Agreement has been duly authorized, executed and delivered by the Corporation and the Receiver, this Agreement will constitute the legal, valid and binding obligation of the Assuming Institution, enforceable in accordance with its terms.

11.4. Compliance with Law.

(a) No Violations. Neither the Assuming Institution nor any of its Subsidiaries is in violation of any statute, regulation, order, decision, judgment or decree of, or any restriction imposed by, the United States of America, any State, municipality or other political subdivision or any agency of any of the foregoing, or any court or other tribunal having jurisdiction over the Assuming Institution or any of its Subsidiaries or any assets of any such Person, or any foreign government or agency thereof having such jurisdiction, with respect to the conduct of the business of the Assuming Institution or of any of its Subsidiaries, or the ownership of the properties of the Assuming Institution or any of its Subsidiaries, which, either individually or in the aggregate with all other such violations, would materially and adversely affect the business, operations or condition (financial or otherwise) of the Assuming Institution or the ability of the Assuming Institution to perform, satisfy or observe any obligation or condition under this Agreement.

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(b) No Conflict. Neither the execution and delivery nor the performance by the Assuming Institution of this Agreement will result in any violation by the Assuming Institution of, or be in conflict with, any provision of any applicable law or regulation, or any order, writ or decree of any court or governmental authority.

11.5. Insured or Guaranteed Loans. If any Loans being transferred pursuant to this Agreement are insured or guaranteed by any department or agency of any governmental unit, federal, state or local, Assuming Institution represents that Assuming Institution has been approved by such agency and is an approved lender or mortgagee, as appropriate, if such approval is required. The Assuming Institution further assumes full responsibility for determining whether or not such insurance or guarantees are in full force and effect on the date of this Agreement and with respect to those Loans whose insurance or guaranty is in full force and effect on the date of this Agreement, Assuming Institution assumes full responsibility for doing all things necessary to insure such insurance or guarantees remain in full force and effect. Assuming Institution agrees to assume all of the obligations under the contract(s) of insurance or guaranty and agrees to cooperate with the Receiver where necessary to complete forms required by the insuring or guaranteeing department or agency to effect or complete the transfer to Assuming Institution.

11.6. Representations Remain True. The Assuming Institution represents and warrants that it has executed and delivered to the Corporation a Purchaser Eligibility Certification and Confidentiality Agreement and that all information provided and representations made by or on behalf of the Assuming Institution in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, the Purchaser Eligibility Certification and Confidentiality Agreement (which are affirmed and ratified hereby) are and remain true and correct in all material respects and do not fail to state any fact required to make the information contained therein not misleading.

11.7. No Reliance; Independent Advice. The Assuming Institution is not relying on the Receiver or the Corporation for any business, legal, tax, accounting, investment or other advice in connection with this Agreement and the Exhibits hereto and documents delivered in connection with the foregoing, and has had adequate opportunity to consult with advisors of its choice in connection therewith.

ARTICLE XII. INDEMNIFICATION.

12.1. Indemnification of Indemnitees. From and after the Bank Closing Date and subject to the limitations set forth in this Section 12.1 and Section 12.6 and compliance by the Indemnitees with Section 12.2, the Receiver agrees to indemnify and hold harmless the Indemnitees against any and all costs, losses, liabilities, expenses (including attorneys’ fees) incurred prior to the assumption of defense by the Receiver pursuant to Section 12.2(d), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with claims against any Indemnitee based on liabilities of the Failed Bank that are not assumed by the Assuming Institution pursuant to this Agreement or subsequent to the execution hereof by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution for which indemnification is provided:

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(a) hereunder in this Section 12.1, subject to certain exclusions as provided in Section 12.1(b):

(i) claims based on the rights of any shareholder or former shareholder as such of (A) the Failed Bank, or (B) any Subsidiary or Affiliate of the Failed Bank;

(ii) claims based on the rights of any creditor as such of the Failed Bank, or any creditor as such of any director, officer, employee or agent of the Failed Bank, with respect to any indebtedness or other obligation of the Failed Bank arising prior to the Bank Closing Date;

(iii) claims based on the rights of any present or former director, officer, employee or agent as such of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank;

(iv) claims based on any action or inaction prior to the Bank Closing Date of the Failed Bank, its directors, officers, employees or agents as such, or any Subsidiary or Affiliate of the Failed Bank, or the directors, officers, employees or agents as such of such Subsidiary or Affiliate;

(v) claims based on any malfeasance, misfeasance or nonfeasance of the Failed Bank, its directors, officers, employees or agents with respect to the trust business of the Failed Bank, if any;

(vi) claims based on any failure or alleged failure (not in violation of law) by the Assuming Institution to continue to perform any service or activity previously performed by the Failed Bank which the Assuming Institution is not required to perform pursuant to this Agreement or which arise under any contract to which the Failed Bank was a party which the Assuming Institution elected not to assume in accordance with this Agreement and which neither the Assuming Institution nor any Subsidiary or Affiliate of the Assuming Institution has assumed subsequent to the execution hereof;

(vii) claims arising from any action or inaction of any Indemnitee, including for purposes of this Section 12.1(a)(vii) the former officers or employees of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank that is taken upon the specific written direction of the Corporation or the Receiver, other than any action or inaction taken in a manner constituting bad faith, gross negligence or willful misconduct; and

(viii) claims based on the rights of any depositor of the Failed Bank whose deposit has been accorded “withheld payment” status and/or returned to the Receiver or Corporation in accordance with Section 9.5 and/or has become an “unclaimed deposit” or has been returned to the Corporation or the Receiver in accordance with Section 2.3;

(b) provided that with respect to this Agreement, except for Section 12.1(a)(vii) and (viii), no indemnification will be provided under this Agreement for any:

(i) judgment or fine against, or any amount paid in settlement (without the written approval of the Receiver) by, any Indemnitee in connection with any

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action that seeks damages against any Indemnitee (a “Counterclaim”) arising with respect to any Asset and based on any action or inaction of either the Failed Bank, its directors, officers, employees or agents as such prior to the Bank Closing Date, unless any such judgment, fine or amount paid in settlement exceeds the greater of (A) the Repurchase Price of such Asset, or (B) the monetary recovery sought on such Asset by the Assuming Institution in the cause of action from which the Counterclaim arises; and in such event the Receiver will provide indemnification only in the amount of such excess; and no indemnification will be provided for any costs or expenses other than any costs or expenses (including attorneys’ fees) which, in the determination of the Receiver, have been actually and reasonably incurred by such Indemnitee in connection with the defense of any such Counterclaim; and it is expressly agreed that the Receiver reserves the right to intervene, in its discretion, on its behalf and/or on behalf of the Receiver, in the defense of any such Counterclaim;

(ii) claims with respect to any liability or obligation of the Failed Bank that is expressly assumed by the Assuming Institution pursuant to this Agreement or subsequent to the execution hereof by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution;

(iii) claims with respect to any liability of the Failed Bank to any present or former employee as such of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank, which liability is expressly assumed by the Assuming Institution pursuant to this Agreement or subsequent to the execution hereof by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution;

(iv) claims based on the failure of any Indemnitee to seek recovery of damages from the Receiver for any claims based upon any action or inaction of the Failed Bank, its directors, officers, employees or agents as fiduciary, agent or custodian prior to the Bank Closing Date;

(v) claims based on any violation or alleged violation by any Indemnitee of the antitrust, branching, banking or bank holding company or securities laws of the United States of America or any State thereof;

(vi) claims based on the rights of any present or former creditor, customer, or supplier as such of the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution;

(vii) claims based on the rights of any present or former shareholder as such of the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution regardless of whether any such present or former shareholder is also a present or former shareholder of the Failed Bank;

(viii) claims, if the Receiver determines that the effect of providing such indemnification would be to (A) expand or alter the provisions of any warranty or disclaimer thereof provided in Section 3.3 or any other provision of this Agreement, or (B) create any warranty not expressly provided under this Agreement;

(ix) claims which could have been enforced against any Indemnitee had the Assuming Institution not entered into this Agreement;

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(x) claims based on any liability for taxes or fees assessed with respect to the consummation of the transactions contemplated by this Agreement, including without limitation any subsequent transfer of any Assets or Liabilities Assumed to any Subsidiary or Affiliate of the Assuming Institution;

(xi) except as expressly provided in this Article XII, claims based on any action or inaction of any Indemnitee, and nothing in this Agreement shall be construed to provide indemnification for (i) the Failed Bank, (ii) any Subsidiary or Affiliate of the Failed Bank, or (iii) any present or former director, officer, employee or agent of the Failed Bank or its Subsidiaries or Affiliates; provided that the Receiver, in its sole and absolute discretion, may provide indemnification hereunder for any present or former director, officer, employee or agent of the Failed Bank or its Subsidiaries or Affiliates who is also or becomes a director, officer, employee or agent of the Assuming Institution or its Subsidiaries or Affiliates;

(xii) claims or actions which constitute a breach by the Assuming Institution of the representations and warranties contained in Article XI;

(xiii) claims arising out of or relating to the condition of or generated by an Asset arising from or relating to the presence, storage or release of any hazardous or toxic substance, or any pollutant or contaminant, or condition of such Asset which violate any applicable Federal, State or local law or regulation concerning environmental protection; and

(xiv) claims based on, related to or arising from any asset, including a loan, acquired or liability assumed by the Assuming Institution, other than pursuant to this Agreement.

12.2. Conditions Precedent to Indemnification. It shall be a condition precedent to the obligation of the Receiver to indemnify any Person pursuant to this Article XII that such Person shall, with respect to any claim made or threatened against such Person for which such Person is or may be entitled to indemnification hereunder:

(a) give written notice to the Managing Counsel (Legal Division) of the Corporation in the manner and at the address provided in Section 13.6 of such claim as soon as practicable after such claim is made or threatened; provided that notice must be given on or before the date which is six (6) years from the date of this Agreement;

(b) provide to the Receiver such information and cooperation with respect to such claim as the Receiver may reasonably require;

(c) cooperate and take all steps, as the Receiver may reasonably require, to preserve and protect any defense to such claim;

(d) in the event suit is brought with respect to such claim, upon reasonable prior notice, afford to the Receiver the right, which the Receiver may exercise in its sole and absolute discretion, to conduct the investigation, control the defense and effect settlement of such claim, including without limitation the right to designate counsel and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of any such claim, all of which shall be at the expense of the Receiver; provided that the Receiver shall have notified

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the Person claiming indemnification in writing that such claim is a claim with respect to which such Person is entitled to indemnification under this Article XII;

(e) not incur any costs or expenses in connection with any response or suit with respect to such claim, unless such costs or expenses were incurred upon the written direction of the Receiver; provided that the Receiver shall not be obligated to reimburse the amount of any such costs or expenses unless such costs or expenses were incurred upon the written direction of the Receiver;

(f) not release or settle such claim or make any payment or admission with respect thereto, unless the Receiver consents thereto; provided that the Receiver shall not be obligated to reimburse the amount of any such settlement or payment unless such settlement or payment was effected upon the written direction of the Receiver; and

(g) take such reasonable action as the Receiver may request in writing as necessary to preserve, protect or enforce the rights of the Indemnitee against any Primary Indemnitor.

12.3. No Additional Warranty. Nothing in this Article XII shall be construed or deemed to (a) expand or otherwise alter any warranty or disclaimer thereof provided under Section 3.3 or any other provision of this Agreement with respect to, among other matters, the title, value, collectability, genuineness, enforceability, documentation, condition or freedom from liens or encumbrances, of any (i) Asset, or (ii) asset of the Failed Bank purchased by the Assuming Institution subsequent to the execution of this Agreement by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution, or (b) create any warranty not expressly provided under this Agreement with respect thereto.

12.4. Indemnification of Receiver and Corporation. From and after the Bank Closing Date, the Assuming Institution agrees to indemnify and hold harmless the Corporation and the Receiver and their respective directors, officers, employees and agents from and against any and all costs, losses, liabilities, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any of the following:

(a) claims based on any and all liabilities or obligations of the Failed Bank assumed by the Assuming Institution pursuant to this Agreement or subsequent to the execution hereof by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution, whether or not any such liabilities subsequently are sold and/or transferred, other than any claim based upon any action or inaction of any Indemnitee as provided in Section 12.1(a)(vii) or (viii);

(b) claims based on any act or omission of any Indemnitee (including but not limited to claims of any Person claiming any right or title by or through the Assuming Institution with respect to Assets transferred to the Receiver pursuant to Section 3.4 or Section 3.6), other than any action or inaction of any Indemnitee as provided in (vii) or (viii) of Section 12.1(a); and

(c) claims based on any failure to preserve, maintain or provide reasonable access to Records transferred to the Assuming Institution pursuant to Article VI.

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12.5. Obligations Supplemental. The obligations of the Receiver, and the Corporation as guarantor in accordance with Section 12.7, to provide indemnification under this Article XII are to supplement any amount payable by any Primary Indemnitor to the Person indemnified under this Article XII. Consistent with that intent, the Receiver agrees only to make payments pursuant to such indemnification to the extent not payable by a Primary Indemnitor. If the aggregate amount of payments by the Receiver, or the Corporation as guarantor in accordance with Section 12.7, and all Primary Indemnitors with respect to any item of indemnification under this Article XII exceeds the amount payable with respect to such item, such Person being indemnified shall notify the Receiver thereof and, upon the request of the Receiver, shall promptly pay to the Receiver, or the Corporation as appropriate, the amount of the Receiver’s (or Corporation’s) payments to the extent of such excess.

12.6. Criminal Claims. Notwithstanding any provision of this Article XII to the contrary, in the event that any Person being indemnified under this Article XII shall become involved in any criminal action, suit or proceeding, whether judicial, administrative or investigative, the Receiver shall have no obligation hereunder to indemnify such Person for liability with respect to any criminal act or to the extent any costs or expenses are attributable to the defense against the allegation of any criminal act, unless (a) the Person is successful on the merits or otherwise in the defense against any such action, suit or proceeding, or (b) such action, suit or proceeding is terminated without the imposition of liability on such Person.

12.7. Limited Guaranty of the Corporation. The Corporation hereby guarantees performance of the Receiver’s obligation to indemnify the Assuming Institution as set forth in this Article XII. It is a condition to the Corporation’s obligation hereunder that the Assuming Institution shall comply in all respects with the applicable provisions of this Article XII. The Corporation shall be liable hereunder only for such amounts, if any, as the Receiver is obligated to pay under the terms of this Article XII but shall fail to pay. Except as otherwise provided above in this Section 12.7, nothing in this Article XII is intended or shall be construed to create any liability or obligation on the part of the Corporation, the United States of America or any department or agency thereof under or with respect to this Article XII, or any provision hereof, it being the intention of the parties hereto that the obligations undertaken by the Receiver under this Article XII are the sole and exclusive responsibility of the Receiver and no other Person or entity.

12.8. Subrogation. Upon payment by the Receiver, or the Corporation as guarantor in accordance with Section 12.7, to any Indemnitee for any claims indemnified by the Receiver under this Article XII, the Receiver, or the Corporation as appropriate, shall become subrogated to all rights of the Indemnitee against any other Person to the extent of such payment.

ARTICLE XIII. MISCELLANEOUS.

13.1. Costs, Fees, and Expenses. All fees, costs and expenses incurred by a party in connection with this Agreement (including the performance of any obligations or the exercise of any rights hereunder) shall be borne by such party unless expressly otherwise provided; provided that the Assuming Institution shall pay all fees, costs and expenses (other than attorneys’ fees incurred by the Receiver) incurred in connection with the transfer to it of any Assets or Liabilities Assumed hereunder or in accordance herewith. Further, the Assuming Institution shall be responsible for the payment of MERS routine transaction charges.

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13.2. WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

13.3. Consent; Determination or Discretion. When the consent or approval of a party is required under this Agreement, such consent or approval shall be obtained in writing and unless expressly otherwise provided, shall not be unreasonably withheld or delayed. When a determination or decision is to be made by a party under this Agreement, that party shall make such determination or decision in its reasonable discretion unless expressly otherwise provided.

13.4. Rights Cumulative. Except as expressly otherwise provided herein, the rights of each of the parties under this Agreement are cumulative, may be exercised as often as any party considers appropriate and are in addition to each such party’s rights under this Agreement, any of the agreements related thereto or under applicable law. Any failure to exercise or any delay in exercising any of such rights, or any partial or defective exercise of such rights, shall not operate as a waiver or variation of that or any other such right, unless expressly otherwise provided.

13.5. References. References in this Agreement to Recitals, Articles, Sections, Schedules and Exhibits are to Recitals, Articles, Sections, Schedules and Exhibits of this Agreement, respectively, unless the context indicates that a Shared-Loss Agreement is intended. References to parties are to the parties to this Agreement. Unless expressly otherwise provided, references to days and months are to calendar days and months respectively. Article and Section headings are for convenient reference and shall not affect the meaning of this Agreement. References to the singular shall include the plural, as the context may require, and vice versa.

13.6. Notice.

(a) Form of Notices. All notices shall be given in writing and provided in accordance with the provisions of this Section 13.6, unless expressly otherwise provided.

(b) Notice to the Receiver or the Corporation. With respect to a notice under this Agreement:

Federal Deposit Insurance Corporation

as Receiver of Central Florida State Bank

7777 Baymeadows Way West

Jacksonville, Florida 32256

Attention: Settlement Agent

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In addition, with respect to notices under Section 4.6, with a copy to:

BankPremiseNotice@fdic.gov

In addition, with respect to notice under Article XII:

Federal Deposit Insurance Corporation

as Receiver of Central Florida State Bank

7777 Baymeadows Way West

Jacksonville, Florida 32256

Attention: Managing Counsel (Legal Division)

In addition, with respect to communications under Exhibit 4.13, a copy to:

Federal Deposit Insurance Corporation

as Receiver of Central Florida State Bank

7777 Baymeadows Way West

Jacksonville, Florida 32256

Attention: Interim Servicing Manager

(c) Notice to Assuming Institution. With respect to a notice under this Agreement:

CenterState Bank of Florida, N.A.

1101 First Street South

Winter Haven, Florida 33880

Attention: John Corbett, Chief Executive Officer

  with a copy to: Stephen Young, Chief Operating Officer

13.7. Entire Agreement. This Agreement and the Shared-Loss Agreements, if any, including the Schedules and Exhibits hereto and thereto, embody the entire agreement of the parties hereto in relation to the subject matter herein and supersede all prior understandings or agreements, oral or written, between the parties.

13.8. Counterparts. This Agreement may be executed in any number of counterparts and by the duly authorized representative of a different party hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

13.9. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE FEDERAL LAW OF THE UNITED STATES OF AMERICA, AND IN THE ABSENCE OF CONTROLLING FEDERAL LAW, IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE MAIN OFFICE OF THE FAILED BANK IS LOCATED.

13.10. Successors. All terms and conditions of this Agreement shall be binding on the successors and assigns of the Receiver, the Corporation and the Assuming Institution. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any Person other than the Receiver, the Corporation and the Assuming Institution any legal or equitable right, remedy or claim under or with respect to this Agreement or any provisions contained

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herein, it being the intention of the parties hereto that this Agreement, the obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole and exclusive benefit of the Receiver, the Corporation and the Assuming Institution and for the benefit of no other Person.

13.11. Modification. No amendment or other modification, rescission or release of any part of this Agreement or a Shared-Loss Agreement, if any, shall be effective except pursuant to a written agreement subscribed by the duly authorized representatives of the parties.

13.12. Manner of Payment. All payments due under this Agreement shall be in lawful money of the United States of America in immediately available funds as each party hereto may specify to the other parties; provided that in the event the Receiver or the Corporation is obligated to make any payment hereunder in the amount of $25,000.00 or less, such payment may be made by check.

13.13. Waiver. Each of the Receiver, the Corporation and the Assuming Institution may waive its respective rights, powers or privileges under this Agreement; provided that such waiver shall be in writing; and further provided that no failure or delay on the part of the Receiver, the Corporation or the Assuming Institution to exercise any right, power or privilege under this Agreement shall operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege by the Receiver, the Corporation or the Assuming Institution under this Agreement, nor will any such waiver operate or be construed as a future waiver of such right, power or privilege under this Agreement.

13.14. Severability. If any provision of this Agreement is declared invalid or unenforceable, then, to the extent possible, all of the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

13.15. Term of Agreement. This Agreement shall continue in full force and effect until the tenth (10th) anniversary of the Bank Closing Date; provided that the provisions of Sections 6.3 and 6.4 shall survive the expiration of the term of this Agreement; and provided further that the receivership of the Failed Bank may be terminated prior to the expiration of the term of this Agreement, and in such event, the guaranty of the Corporation, as provided in and in accordance with the provisions of Section 12.7, shall be in effect for the remainder of the term of this Agreement. Expiration of the term of this Agreement shall not affect any claim or liability of any party with respect to any (a) amount which is owing at the time of such expiration, regardless of when such amount becomes payable, and (b) breach of this Agreement occurring prior to such expiration, regardless of when such breach is discovered.

13.16. Survival of Covenants, Etc. The covenants, representations, and warranties in this Agreement shall survive the execution of this Agreement and the consummation of the transactions contemplated hereunder.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

FEDERAL DEPOSIT INSURANCE CORPORATION, RECEIVER OF CENTRAL FLORIDA STATE BANK BELLEVIEW, FLORIDA

BY

NAME: Gregory J. Zaleski
TITLE: Receiver-in-Charge

Attest:

Cantrell T. Dumas, FDIC Legal

FEDERAL DEPOSIT INSURANCE CORPORATION

BY:

NAME: Gregory J. Zaleski
TITLE: Receiver-in-Charge

Attest:

Cantrell T. Dumas, FDIC Legal

CENTERSTATE BANK OF FLORIDA, N.A.

BY:

NAME: John Corbett
TITLE: Chief Executive Officer
Attest:

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SCHEDULE 2.1(a)

EXCLUDED DEPOSIT LIABILITY ACCOUNTS

Accounts Excluded from P&A Transaction

Central Florida State Bank

Belleview, Florida

Central Florida State Bank had $7,043,000 in deposits associated with a Depository Organization (DO) Cede & Co. as Nominee for DTC as of 10/19/11. The DO accounts do not pass to the Assuming Bank and are excluded from the transaction as described in section 2.1 of the P&A Agreement. If any additional Cede & Co as Nominee for DTC or DO accounts were to be found at bank closing they would be excluded and added to Exhibit A.

See Exhibit A

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Central Florida State Bank—Schedule 2.1a Exhibit A

Account number	Ownership	Name line 1	Current balance	Maturity date
7005134	71-Brokered deposit (fully insured)	CEDE & CO	$2,052,000.00	12/23/2011
7005205	71-Brokered deposit (fully insured)	CEDE & CO	$2,351,000.00	9/17/2012
7005212	71-Brokered deposit (fully insured)	CEDE & CO	$2,640,000.00	12/5/2013
			$7,043,000.00

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SCHEDULE 3.2

PURCHASE PRICE OF ASSETS OR ANY OTHER ASSETS

(a)	cash and receivables from depository institutions, including cash items in the process of collection, plus interest thereon:	Book Value

(b)	securities (exclusive of the capital stock of Acquired Subsidiaries and FHLB stock), plus interest thereon:	As provided in Section 3.2(b)

(c)	federal funds sold and repurchase agreements, if any, including interest thereon:	Book Value

(d)	Loans:	Book Value

(e)	credit card business:	Book Value

(f)	safe deposit business, safekeeping business and trust business, if any:	Book Value

(g)	Records and other documents:	Book Value

(h)	Other Real Estate:	Book Value

(i)	all repossessed collateral, such as boats, motor vehicles, aircraft, trailers, and fire arms	Book Value

(j)	capital stock of any Acquired Subsidiaries (subject to Section 3.2(b)), and FHLB stock:	Book Value

(k)	amounts owed to the Failed Bank by any Acquired Subsidiaries:	Book Value

(l)	assets securing Deposits of public money, to the extent not otherwise purchased hereunder:	Book Value

(m)	overdrafts of customers:	Book Value

(n)	rights, if any, with respect to Qualified Financial Contracts:	As provided in Section 3.2(c)

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(o)	rights of the Failed Bank to have mortgage servicing provided to the Failed Bank by others and related contracts:	Book Value

(q)	Personal Computers and Owned Data	Fair Market Value
Management Equipment:

(r)	Safe Deposit Boxes	Fair Market Value

Assets subject to an option to purchase:

(a)	Bank Premises with a fixed price:	As set forth in the Bid Form

	All other Bank Premises	Fair Market Value

(b)	Furniture and Equipment:	Fair Market Value

(c)	Fixtures:	Fair Market Value

(d)	Other Equipment:	Fair Market Value

(e)	Specialty Assets	Fair Market Value

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SCHEDULE 3.5(l)

EXCLUDED SECURITIES

NONE

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SCHEDULE 6.3

DATA RETENTION CATALOG

FDIC_Acquirer_Data_Retention_Catalog_v2 0

FDIC Data Management Services (DMS)

Acquirer Data Retention Catalog

Version 2.0

Failed Institution

Name

Data Center Address

Assuming Institution

Name

Address

DRC Preparation Date

DRC Preparer’s Contact

Name

Designation

Phone

Email

Alternate Contact for Subsequent Data Requests (if different from above)

Name

Phone

Email

Instructions

1.	Provide preparer’s contact information and Bank information on the “Cover Page” tab.
2.	Provide point of contact and desired procedure for data requests on the “Data Request Procedure” Tab.
3.	Provide the requested application retention details on “Data Retention” tab of this workbook.
a.	Update provided application list with any additional systems that were not included
b.	Select the most appropriate value from the drop down list when the list is provided with applicable column.

If you need additional clarification while recording the information, please call Kevin Sheehan (FDIC) at 703-562-2012 or Leslie Bowie (FDIC) at 703-562-6262.

Send the final copy of this document to Leslie Daley LDaley@FDlC.gov.

FDIC Confidential	5/25/2010

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SCHEDULE 7

Accounts Excluded from Calculation of Deposit Franchise Bid Premium

The accounts identified below will pass to the Assuming Institution (unless otherwise noted). When calculating the premium to be paid on Assumed Deposits in a purchase and assumption transaction, the FDIC will exclude the following categories of deposit accounts:

Category	Description	Amount
I	Non-DO Brokered Deposits	$0
II	CDARS	$0
III	Market Place Deposits	$1,440,000
	Total deposits excluded from calculation of premium	$1,440,000

Category Description

I Brokered Deposits

Brokered deposit accounts are accounts for which the “depositor of record” is an agent, nominee, or custodian who deposits funds for a principal or principals to whom “pass-through” deposit insurance coverage may be extended. The FDIC separates brokered deposit accounts into 2 categories: 1) Depository Organization (DO) Brokered Deposits and 2) Non-Depository Organization (Non-DO) Brokered Deposits. This distinction is made by the FDIC to facilitate our role as Receiver and Insurer. These terms will not appear on other “brokered deposit” reports generated by the institution.

Non-DO Brokered Deposits pass to the Assuming Bank, but are excluded from Assumed Deposits when the deposit premium is calculated. Please see the attached “Schedule 7 Exhibit C”, the Non-DO Broker Deposit Detail Report, for a listing of these accounts (if any exist). This list will be updated post closing with balances as of Bank Closing date.

DO Brokered Deposits (Cede & Co as Nominee for DTC), are typically excluded from Assumed Deposits in the P&A transaction. A list of these accounts is provided (if any exist) on “Schedule 2.1 DO Brokered Deposit Detail Report”. If, however, the terms of a particular transaction are altered and the DO Brokered Deposits pass to the Assuming Bank, they will not be included in Assumed Deposits for purposes of calculating the deposit premium.

II CDARS

CDARS deposits pass to the Assuming Bank, but are excluded from Assumed Deposits when the deposit premium is calculated.

Central Florida State Bank did not participate in the CDARS program as of 10/19/11. If CDARS deposits are taken between the date of the deposit download and the Bank Closing Date, they will be identified post closing and made part of Schedule 7 to the P&A Agreement on Exhibit B if any exist.

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III Market Place Deposits

“Market Place Deposits” is a description given to deposits that may have been solicited via a money desk, internet subscription service (for example, National CD Rateline and Qwickrate), or similar programs.

Central Florida State Bank did have Market Place Deposits as identified above as of the date of 10/19/11 (download date). These are shown if any existed per the attached “Schedule 7 Exhibit A”. This list will be updated post closing (if any exist) with balances as of Bank Closing date.

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EXHIBIT 2.3A

FINAL LEGAL NOTICE

Claiming Requirements for Deposits

Under 12 U.S.C. 1822(e)

[Date]

[Name of Unclaimed Depositor]

[Address of Unclaimed Depositor]

[Anytown, USA]

Subject:	[XXXXX – Name of Bank City, State] – In Receivership

Dear [Sir/Madam]:

As you may know, on [Date: Closing Date], the [Name of Bank (“The Bank”)] was closed and the Federal Deposit Insurance Corporation (“FDIC”) transferred [The Bank’s] accounts to [Name of Acquiring Institution].

According to federal law under 12 U.S.C., 1822(e), on [Date: eighteen months from the Closing Date], [Name of Acquiring Institution] must transfer the funds in your account(s) back to the FDIC if you have not claimed your account(s) with [Name of Acquiring Institution]. Based on the records recently supplied to us by [Name of Acquiring Institution], your account(s) currently fall into this category.

This letter is your formal Legal Notice that you have until [Date: eighteen months from the Closing Date], to claim or arrange to continue your account(s) with [Name of Acquiring Institution]. There are several ways that you can claim your account(s) at [Name of Acquiring Institution]. It is only necessary for you to take any one of the following actions in order for your account(s) at [Name of Acquiring Institution] to be deemed claimed. In addition, if you have more than one account, your claim to one account will automatically claim all accounts:

1.

Write to [Name of Acquiring Institution] and notify them that you wish to keep your account(s) active with them. Please be sure to include the name of the account(s), the account number(s), the signature of an authorized signer on the account(s), name, and address. [Name of Acquiring Institution] address is:

[123 Main Street

Anytown, USA]

2.

Execute a new signature card on your account(s), enter into a new deposit agreement with [Name of Acquiring Institution], change the ownership on your account(s), or renegotiate the terms of your certificate of deposit account(s) (if any).

3.	Provide [Name of Acquiring Institution] with a change of address form.

4.	Make a deposit to or withdrawal from your account(s). This includes writing a check on any account or having an automatic direct deposit credited to or an automatic withdrawal debited from an account.

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If you do not want to continue your account(s) with [Name of Acquiring Institution] for any reason, you can withdraw your funds and close your account(s). Withdrawing funds from one or more of your account(s) satisfies the federal law claiming requirement. If you have time deposits, such as certificates of deposit, [Name of Acquiring Institution] can advise you how to withdraw them without being charged an interest penalty for early withdrawal.

If you do not claim ownership of your account(s) at [Name of Acquiring Institution by Date: eighteen months from the Closing Date] federal law requires [Name of Acquiring Institution] to return your deposits to the FDIC, which will deliver them as unclaimed property to the State indicated in your address in the Failed Institution’s records. If your address is outside of the United States, the FDIC will deliver the deposits to the State in which the Failed Institution had its main office. 12 U.S.C. § 1822(e). If the State accepts custody of your deposits, you will have 10 years from the date of delivery to claim your deposits from the State. After 10 years you will be permanently barred from claiming your deposits. However, if the State refuses to take custody of your deposits, you will be able to claim them from the FDIC until the receivership is terminated. If you have not claimed your insured deposits before the receivership is terminated, and a receivership may be terminated at any time, all of your rights in those deposits will be barred.

If you have any questions or concerns about these items, please contact [Bank Employee] at [Name of Acquiring Institution] by phone at [(XXX) XXX-XXXX].

Sincerely,

[Name of Claims Specialist]

[Title]

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EXHIBIT 2.3B

AFFIDAVIT OF MAILING

AFFIDAVIT OF MAILING

State of

COUNTY OF

I am employed as a [Title of Office] by the [Name of Acquiring Institution].

This will attest that on [Date of mailing], I caused a true and correct copy of the Final Legal Notice, attached hereto, to owners of unclaimed deposits of [Name of Failed Bank], City, State, to be prepared for deposit in the mail of the United States of America on behalf of the Federal Deposit Insurance Corporation. A list of depositors to whom the notice was mailed is attached. This notice was mailed to the depositor’s last address as reflected on the books and records of the [Name of Failed Bank] as of the date of failure.

[Name]
[Title of Office]
[Name of Acquiring Institution]

Subscribed and sworn to before me this             day of [Month, Year].

My commission expires:

[Name], Notary Public

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EXHIBIT 3.2(c)

VALUATION OF CERTAIN

QUALIFIED FINANCIAL CONTRACTS

A.	Scope

Interest Rate Contracts - All interest rate swaps, forward rate agreements, interest rate futures, caps, collars and floors, whether purchased or written.

Option Contracts - All put and call option contracts, whether purchased or written, on marketable securities, financial futures, foreign currencies, foreign exchange or foreign exchange futures contracts.

Foreign Exchange Contracts - All contracts for future purchase or sale of foreign currencies, foreign currency or cross currency swap contracts, or foreign exchange futures contracts.

B.	Exclusions

All financial contracts used to hedge assets and liabilities that are acquired by the Assuming Institution but are not subject to adjustment from Book Value.

C.	Adjustment

The difference between the Book Value and market value as of the Bank Closing Date.

D.	Methodology

1.

The price at which the Assuming Institution sells or disposes of Qualified Financial Contracts will be deemed to be the fair market value of such contracts, if such sale or disposition occurs at prevailing market rates within a predefined timetable as agreed upon by the Assuming Institution and the Receiver.

2.	In valuing all other Qualified Financial Contracts, the following principles will apply:

(i)	All known cash flows under swaps or forward exchange contracts shall be present valued to the swap zero coupon interest rate curve.

(ii)	All valuations shall employ prices and interest rates based on the actual frequency of rate reset or payment.

(iii)	Each tranche of amortizing contracts shall be separately valued. The total value of such amortizing contract shall be the sum of the values of its component tranches.

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(iv)

For regularly traded contracts, valuations shall be at the midpoint of the bid and ask prices quoted by customary sources (e.g., The Wall Street Journal, Telerate, Reuters or other similar source) or regularly traded exchanges.

(v)

For all other Qualified Financial Contracts where published market quotes are unavailable, the adjusted price shall be the average of the bid and ask price quotes from three (3) securities dealers acceptable to the Receiver and Assuming Institution as of the Bank Closing Date. If quotes from securities dealers cannot be obtained, an appraiser acceptable to the Receiver and the Assuming Institution will perform a valuation based on modeling, correlation analysis, interpolation or other techniques, as appropriate.

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EXHIBIT 4.13

INTERIM ASSET SERVICING ARRANGEMENT

This Interim Asset Servicing Arrangement is made pursuant to and as of the date of that certain Purchase and Assumption Agreement (the “Purchase and Assumption Agreement”) among the Receiver, the Assuming Institution and the Corporation, to which this Arrangement is attached. Capitalized terms used and not otherwise defined in this Exhibit 4.13 shall have the meanings assigned to such terms in the Agreement.

(a) With respect to each asset or liability designated from time to time by the Receiver to be serviced by the Assuming Institution pursuant to this Interim Asset Servicing Arrangement (the “Arrangement”), including any assets or liabilities sold or conveyed by the Receiver to any party other than the Assuming Institution (any such party, a “Successor Owner”) but with respect to which the Receiver has an obligation to service or provide servicing support (such assets and liabilities, the “Pool Assets”), during the term of this Arrangement the Assuming Institution shall, with respect to the Pool Assets:

(i) promptly post and apply payments received to the applicable system of record;

(ii) reverse and return insufficient funds checks;

(iii) pay (A) participation payments to participants in Loans, as and when received; (B) tax and insurance bills, as they come due, out of any escrow funds maintained for such purposes; and (C) unfunded commitments and protective advances out of any escrow funds created for such purposes;

(iv) process funding draws under Loans and protective advances in connection with collateral and acquired property, in each case, as and to the extent authorized and funded by the Receiver;

(v) maintain in use all data processing equipment and systems and other systems of record on which any activity with respect to any Pool Assets are, or prior to the Bank Closing Date, were, recorded, and maintain all historical data on any such systems as of the Bank Closing Date and not, without the express consent of the Receiver (which consent must be sought at least sixty (60) days prior to taking any action), deconvert, remove, transfer or otherwise discontinue use of any of the Failed Bank’s systems of record with respect to any Pool Asset;

(vi) maintain accurate records reflecting (A) payments received by the Assuming Institution, (B) information received by the Assuming Institution concerning changes in the address or identity of any Obligor and (C) other servicing actions taken by the Assuming Institution, including checks returned for insufficient funds;

(vii) send (A) billing statements to Obligors on Pool Assets (to the extent that such statements were sent by the Failed Bank or as are requested by the Receiver) and (B)

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notices to Obligors who are in default on Loans (in the same manner as the Failed Bank or as are requested by the Receiver);

(viii) employ a sufficient number of qualified employees to provide the services required to be provided by the Assuming Institution pursuant to this Arrangement (with the number and qualifications of such employees to be not less than the number and qualifications of employees employed by the Failed Bank to perform such functions as of the Bank Closing Date);

(ix) hold in trust any Credit Files and any servicing files in the possession or on the premises of the Assuming Institution for the Receiver or the Successor Owner (as applicable) and segregate from the other books and records of the Assuming Institution and appropriately mark such Credit Files and servicing files to clearly reflect the ownership interest of the Receiver or the successor owner (as applicable);

(x) send to the Receiver (indicating closed bank name and number), Attn: Interim Servicing Manager, at the email address provided in Section 13.6 of the Purchase and Assumption Agreement, or to such other person at such address as the Receiver may designate, via overnight delivery: (A) on a weekly basis, weekly reports, including, without limitation, reports reflecting collections and trial balances, and (B) any other reports, copies or information as may be requested from time to time by the Receiver, including, if requested, copies of (1) checks or other remittances received, (2) insufficient funds checks returned, (3) checks or other remittances for payment to participants or for taxes, insurance, funding advances and protective advances, (4) pay-off requests, and (5) notices to defaulted Obligors;

(xi) remit on a weekly basis to the Receiver (indicating closed bank name and number), Attn: DRR Cashier Unit, Business Operations Support Branch, in the same manner as provided in paragraph (a)(x), via wire transfer to the account designated by the Receiver, or to such other person at such other address and/or account as the Receiver may designate, all payments received;

(xii) prepare and timely file all information reports with appropriate tax authorities, and, if requested by the Receiver, prepare and file tax returns and remit taxes due on or before the due date;

(xiii) provide and furnish such other services, operations or functions, including, without limitation, with regard to any business, enterprise or agreement which is a Pool Asset, as may be requested by the Receiver;

(xiv) establish a custodial account for the Receiver and for each successor owner at the Assuming Institution, each of which shall be interest bearing, titled in the name of Assuming Institution, in trust for the Receiver or the successor owner (as applicable), in each case as the owner, and segregate and hold all funds collected and received with respect to the Pool Assets separate and apart from any of the Assuming Institution’s own funds and general assets; and

(xv) no later than the end of the second Business Day following receipt thereof, deposit into the applicable custodial account and retain therein all funds collected and received with respect to the Pool Assets.

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Notwithstanding anything to the contrary in this Exhibit, the Assuming Institution shall not be required to initiate litigation or other collection proceedings against any Obligor or any collateral with respect to any defaulted Loan. The Assuming Institution shall promptly notify the Receiver, at the address referred to above in paragraph (a)(x), of any claims or legal actions regarding any Pool Asset.

(b) In consideration for the provision of the services provided pursuant to this Arrangement, the Receiver agrees to reimburse the Assuming Institution for actual, reasonable and necessary expenses incurred in connection with the performance of its duties pursuant to this Arrangement, including expenses of photocopying, postage and express mail, data processing and amounts paid for employee services (based upon the number of hours spent performing servicing duties).

(c) The Assuming Institution shall provide the services described herein for a term of up to three hundred sixty-five (365) days after the Bank Closing Date. The Receiver may terminate the Arrangement at any time upon not less than sixty (60) days notice to the Assuming Institution without any liability or cost to the Receiver other than the fees and expenses due to the Assuming Institution as of the termination date pursuant to paragraph (b) above.

(d) At any time during the term of this Arrangement, the Receiver may, upon not less than thirty (30) days prior written notice to the Assuming Institution, remove one or more Pool Assets, and at the time of such removal the Assuming Institution’s responsibility with respect thereto shall terminate.

(e) At the expiration of this Arrangement or upon the termination of the Assuming Institution’s responsibility with respect to any Pool Asset pursuant to paragraph (d) hereof, the Assuming Institution shall:

(i) deliver to the Receiver (or its designee) all of the Credit Documents and records relating to the Pool Assets; and

(ii) cooperate with the Receiver to facilitate the orderly transition of managing the Pool Assets to the Receiver or its designees (including, without limitation, its contractors and persons to which any Pool Assets are conveyed).

(f) At the request of the Receiver, the Assuming Institution shall perform such transitional services with regard to the Pool Assets as the Receiver may request. Transitional services may include, without limitation, assisting in any due diligence process deemed necessary by the Receiver and providing to the Receiver and its designees (including, without limitation, its contractors and any actual or potential successor owners) (i) information and data regarding the Pool Assets, including, without limitation, system reports and data downloads sufficient to transfer the Pool Assets to another system or systems and to facilitate due diligence by actual and potential successor owners, and (ii) access to employees of the Assuming Institution involved in the management of, or otherwise familiar with, the Pool Assets.

(g) Until such time as the Arrangement expires or is terminated, without limitation of its obligations set forth above or in the Purchase and Assumption Agreement and without any

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additional consideration (other than that set forth in paragraph (b) above), the Assuming Institution shall provide the Receiver and its designees (including, without limitation, its contractors and actual and potential successor owners) with the following, as the same may be requested:

(i) access to and the ability to obtain assistance and information from personnel of the Assuming Institution, including former personnel of the Failed Bank and personnel of third party consultants;

(ii) access to and the ability to use and download information from data processing systems and other systems of record on which information regarding Pool Assets or any assets transferred to or liabilities assumed by the Assuming Institution is stored or maintained (regardless of whether information with respect to other assets or liabilities is also stored or maintained thereon); and

(iii) access to and the ability to use and occupy office space (including parking facilities and vault space), facilities, utilities (including local telephone service and facsimile machines), furniture, equipment (including photocopying and facsimile machines), and technology and connectivity (including email accounts, network access and technology resources such as shared drives) in the Bank Premises occupied by the Assuming Institution.

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Version 3.3.1 – PURCHASE AND ASSUMPTION AGREEMENT		Belleview, Florida
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EXHIBIT 4.15A

SINGLE FAMILY SHARED-LOSS AGREEMENT

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	Central Florida State Bank
Version 3.3.1–SINGLE FAMILY SHARED-LOSS AGREEMENT	Belleview, Florida
December 7, 2011

EXHIBIT 4.15A

SINGLE FAMILY SHARED-LOSS AGREEMENT

ARTICLE 1. GENERAL		1

1.1	Purpose	1
1.2	Relationship with Purchase and Assumption Agreement	1
1.3	Defined Terms	1

ARTICLE 2. SHARED-LOSS ARRANGEMENT		1

2.1	Accounting for and Management of Shared-Loss Loans	1
2.2	Payments with Respect to Shared-Loss Loans	2
2.3	Payments Applicable to Shared-Loss Months	2
2.4	Loss Mitigation and Loan Modification	2
2.5	True-Up Payment and Calculation	5
2.6	Limitation on Payments	5
2.7	Treatment as a Shared-Loss Loan	6

ARTICLE 3. ADMINISTRATION OF SHARED LOSS LOANS		7

3.1	Management Standards Regarding Administration .	7
3.2	Assuming Institution’s Responsibilities and Duties.	7
3.3	Third Party Servicers and Affiliates	9
3.4	Utilization by Assuming Institution of Special Receivership Powers	10
3.5	Tax Ruling	10

ARTICLE 4. SALE OF CERTAIN SHARED-LOSS LOANS AND ORE		10

4.1	Sales of Shared-Loss Loans	10
4.2	Calculation of Gain or Loss on Sale	11
4.3	Sale of ORE	11

ARTICLE 5. CERTIFICATES, REPORTS AND RECORDS		12

5.1	Reporting Obligations of the Assuming Institution	12
5.2	Monthly Certificates	12
5.3	Monthly Data	13
5.4	Notification of Related Loans	14
5.5	Auditor’s Report; Right to Audit	14
5.6	Accounting Principles	15
5.7	Records and Reports	15

ARTICLE 6. MISCELLANEOUS		16

6.1	Expenses	16
6.2	Successors and Assigns	16
6.3	Waiver of Jury Trial	17
6.4	No Third Party Beneficiary	17
6.5	Consent, Determination or Discretion	17
6.6	Rights Cumulative	17
6.7	References	17
6.8	Notice	18

ARTICLE 7. DISPUTE RESOLUTION		18

7.1	Methods of Resolution	18
7.2	Informal Resolution	19
7.3	Resolution by Non-Binding Dispute Resolution Proceeding	19
7.4	Confidentiality of Compromise Negotiations	19
7.5	Payment Resulting from Compromise Negotiations	19
7.6	Formal Resolution	19
7.7	Limitation on FDIC Party	20
7.8	Effectiveness of Agreement Pending Dispute	20
7.9	Governing Rules and Law	20
7.10	Review Board Proceedings	20
7.11	Impartiality	22
7.12	Schedule	22
7.13	Written Award	22
7.14	Interest Rate on Award	23
7.15	Payments	23
7.16	Fees, Costs and Expenses	23
7.17	Binding and Conclusive Nature	23
7.18	No Precedent	23
7.19	Confidentiality; Proceedings, Information and Documents	23
7.20	Confidentiality of Arbitration Award	24
7.21	Extension of Time Periods	24
7.22	Venue	24

ARTICLE 8. DEFINITIONS		24

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December 7, 2011

EXHIBITS

SCHEDULE

Page
Loans Subject to Loss Sharing under the Single Family Shared-Loss Agreement	Schedule 4.15A	79

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Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

EXHIBIT 4.15A

SINGLE FAMILY SHARED-LOSS AGREEMENT

A. This Single Family Shared-Loss Agreement and the Exhibits attached hereto and incorporated herein by this reference (collectively, the “Agreement”) is made pursuant to and as of the date of that certain Purchase and Assumption Agreement (the “Purchase and Assumption Agreement”) among the Receiver, the Assuming Institution and the Corporation, to which this Agreement is attached.

B. This Agreement shall apply only if the Assuming Institution has purchased Shared-Loss Loans (as defined herein) pursuant to the Purchase and Assumption Agreement. Subject to the provisions of this Agreement, it is the intention of the parties that the Receiver and the Assuming Institution shall share certain losses and gains in respect of such Shared-Loss Loans.

A  G  R  E  E  M  E  N  T

ARTICLE 1. GENERAL.

1.1. Purpose. The purpose of this Agreement is to set forth requirements regarding, among other things, management of Shared-Loss Loans by the Assuming Institution and procedures for notices, consents, reporting and payments. In administering the Shared-Loss Loans, the Assuming Institution shall at all times comply with the Management Standards set forth in Article 3.

1.2. Relationship with Purchase and Assumption Agreement. To the extent that any inconsistencies may arise between the terms of the Purchase and Assumption Agreement and this Agreement with respect to the subject matter of this Agreement, the terms of this Agreement shall control.

1.3. Defined Terms. The capitalized terms used in this Agreement have the meanings defined or referenced in Article 8.

ARTICLE 2. SHARED-LOSS ARRANGEMENT.

2.1. Accounting for and Management of Shared-Loss Loans.

(a) Initial Values. The Assuming Institution shall record the Shared-Loss Loans on its Accounting Records at their respective Book Values as of the Commencement Date.

(b) Adjustments. After the Commencement Date, the Assuming Institution shall adjust the Book Values of the Shared-Loss Loans in accordance with this Agreement, the Examination Criteria and Article VIII of the Purchase and Assumption Agreement.

(c) Management. Thereafter, the Assuming Institution shall manage and account for the Shared-Loss Loans in accordance with this Agreement.

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-1	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

2.2. Payments with Respect to Shared-Loss Loans.

(a) Calculation and Method of Payments. Subject to the conditions of this Agreement, the parties shall make the payments set forth in this Article 2. All payments made by a party under this Agreement shall be made by wire transfer.

(b) Timing of Payments.

(i) Payments by the Receiver under this Article 2 shall be made within thirty (30) days following the date on which the Receiver receives each Monthly Certificate, provided that the Monthly Certificate is complete, accurate, timely and in compliance with the requirements of this Agreement.

(ii) Payments by the Assuming Institution under this Article 2 shall be made on or before the due date for each Monthly Certificate.

(c) Source of Receiver’s Funds. Payment obligations of the Receiver with respect to this Agreement shall be treated as administrative expenses of the Receiver pursuant to 12 U.S.C §1821(d)(11). To the extent that the Receiver requires funds to make payments relating to Shared-Loss Loans pursuant to this Agreement, the Receiver shall request funds under the Master Loan and Security Agreement between the FDIC in its corporate capacity and the FDIC in its receivership capacity, with respect to any receivership, dated as of May 21, 2009, as amended.

2.3. Payments Applicable to Shared-Loss Months. For each Shared-Loss Month, pursuant to the applicable Monthly Certificate, one of the payments described at (a) or (b) below shall be made, as appropriate, with respect to Shared-Loss Loans.

(a) Covered Loss Payments by the Receiver. The Receiver shall pay to the Assuming Institution the Applicable Percentage of the “Covered Loss” for the period, which is an amount equal to:

(i) the sum of:

(A) the total Monthly Loss Amount for all Shared-Loss Loans; less

(B) the total monthly Recovery Amount for all Shared-Loss Loans; less

(C) the total monthly Collections on Fully Charged-Off Assets.

(b) Covered Gain Payments by the Assuming Institution. If the result of the calculation in Section 2.3(a)(i) is a negative amount (the “Covered Gain”), the Assuming Institution shall pay the Applicable Percentage of such amount to the Receiver.

2.4.  Loss Mitigation, Loan Modification and Loss Calculations.

(a) Loss Mitigation Programs. The Assuming Institution shall administer and undertake reasonable and customary loss mitigation efforts and act in accordance with usual and

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Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

prudent banking practices and the provisions of this Agreement with respect to Shared-Loss Loans. Within ninety (90) days of bank closing, the Assuming Institution shall submit to the FDIC for approval a written loss mitigation plan. The loss mitigation plan shall be updated annually and submitted to the FDIC. On a quarterly basis the Assuming Institution shall deliver to the FDIC the internal management reports utilized to monitor the status of loan modifications in process for assets on Schedule 4.15A as well as assets that have successfully undergone loan modification under an approved modification program according to the Agreement.

(b) Single Family Shared-Loss Loans. For each Single Family Shared-Loss Loan in default or for which a default is reasonably foreseeable, the Assuming Institution shall undertake loss mitigation efforts in accordance with one of the following programs, as amended from time to time, selected by the Assuming Institution in its discretion:

(i) FDIC Mortgage Loan Modification Program as set forth in Exhibit 5;

(ii) the United States Treasury’s Home Affordable Modification Program Guidelines; or

(iii) any other modification program approved by the United States Treasury Department, the Corporation, the Board of Governors of the Federal Reserve System or any other Federal governmental agency.

(c) Other Shared-Loss Loans. For each Shared-Loss Loan which is not a Single Family Shared-Loss Loan and which is in default, or for which a default is reasonably foreseeable, the Assuming Institution shall adopt loss mitigation procedures in accordance with its own Examination Criteria and all applicable laws and regulations and shall undertake loss mitigation efforts substantially similar to loss mitigation efforts with respect to, and without favoring, any assets held by the Assuming Institution or any of its Affiliates that are not Shared-Loss Loans.

(d) Loan Modification Guidelines. In undertaking loss mitigation efforts for each Shared-Loss Loan (the method adopted for each Shared-Loss Loan as required by Sections 2.4(b) and 2.4(c) being referred to as the “Modification Guidelines”), the Assuming Institution:

(i) shall implement the Modification Guidelines within ninety (90) days following Bank Closing;

(ii) may submit claims during the period described in paragraph (i) for payments relating to Shared-Loss Loans under any guidelines which may have been in place at the Failed Bank. If no such guidelines were in place at the Failed Bank, the Assuming Institution may use its own guidelines for submission of such claims;

(iii) shall, in implementing the Modification Guidelines, (A) consider and document its consideration of foreclosure, loan restructuring, short-sale and any other appropriate methods of loss mitigation and (B) select the method that the Assuming Institution determines will result in the least Loss, based on its estimated calculations. If unemployment or underemployment of the Obligor with respect to a Shared-Loss Loan is the primary cause of default, or of a reasonably foreseeable default, the Assuming

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-3	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

Institution may consider entering into a temporary forbearance plan with the Obligor to reduce loan payments to an affordable level for at least six (6) months; and

(iv) shall not be required to modify or restructure any Shared-Loss Loan on more than one occasion or to consider any alternatives with respect to any Shared-Loss Loan that was in the process of foreclosure as of the Bank Closing Date if the Assuming Institution considers, and so documents, that a loan modification is not cost-effective pursuant to the standards set forth in Exhibit 5. In such circumstances, the Assuming Institution may continue such foreclosure measures in compliance with all applicable laws and regulations, and recover any Foreclosure Loss as provided in this Agreement.

(e) Loss Calculations. Losses on Shared-Loss Loans shall be calculated in the form, and determined in accordance with, the methodologies set forth in the respective Exhibits attached to this Agreement as follows:

(i) Restructuring Losses shall be determined in accordance with Exhibits 2a(1)-(3);

(ii) Deficiency Losses shall be reported as Restructuring Losses and, if applicable, the net present value of a modified Shared-Loss Loan shall be determined in accordance with Exhibits 2a(1)-(3), as applicable;

(iii) Modification Default Losses shall be determined in accordance with Exhibits 2a(1)-(3), as applicable;

(iv) Short-Sale Losses shall be determined in accordance with Exhibits 2b(1)-(3);

(v) Foreclosure Losses shall be determined in accordance with Exhibits 2c(1)-(3);

(vi) Home Equity Loan Losses shall be determined in accordance with the charge-off policies of the loan classification criteria employed by the Assuming Institution’s Chartering Authority as set forth in Exhibit 2d(1);

(vii) Losses, if applicable, on Restructured Loans shall be determined in accordance with Exhibit 2d(2);

(viii) Loan Sale Losses shall be determined in accordance with Exhibits 2e(1)-(3);

(ix) Losses on Investor-Owned Residential Loans shall be determined in the same manner as Restructuring Losses. With the consent of the Receiver, Investor-Owned Residential Loans may be restructured under terms different from the standards set forth in Exhibit 5.

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Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

2.5. True-Up Payment and Calculation.

(a) Payment Obligation of the Assuming Institution. If the Assuming Institution’s Bid Amount, as set forth in Article VII of the Purchase and Assumption Agreement, includes an “Asset discount bid” which represents five percent (5%) or more of the purchase price of the Assets determined in accordance with Article III of the Purchase and Assumption Agreement, the Assuming Institution shall pay to the Receiver on the True-Up Date any positive amount resulting from the calculation set forth in Exhibit 2.5.

(b) Reporting of Calculation. On or before the True-Up Date the Assuming Institution shall deliver to the Receiver a schedule, signed by the chief executive officer or the chief financial officer of the Assuming Institution, setting forth in reasonable detail the calculation described in Exhibit 2.5, including the calculation of the Net Loss Amount.

2.6. Limitation on Payments.

(a) Failure to Administer. If the Assuming Institution fails to administer any Shared-Loss Loan in accordance with the provisions of Article 3, the Receiver may determine that such asset will not be treated as a Shared-Loss Loan pursuant to this Agreement.

(b) Receiver’s Right to Withhold Payment. Notwithstanding any other provision of this Article 2, the Receiver may withhold all or any portion of a payment to the Assuming Institution of the amount requested in a Monthly Certificate if the Receiver or the Corporation determines that:

(i) a Monthly Certificate is incomplete, inaccurate or untimely;

(ii) based upon the criteria set forth in this Agreement, including, without limitation, the requirements set forth in Section 2.4, or Customary Servicing Procedures, a Loss should not have been effected by the Assuming Institution;

(iii) based upon the Examination Criteria, a Charge-Off of a Shared-Loss Loan should not have been effected by the Assuming Institution;

(iv) there is a reasonable basis under the terms of this Agreement for denying the eligibility of amounts included in a Monthly Certificate for which reimbursement or payment is sought;

(v) with respect to a particular Shared-Loss Loan, the Assuming Institution has not complied, or is not complying, with the Management Standards;

(vi) the Assuming Institution has failed to comply with the requirements set forth in Section 5.5 including, but not limited to, permitting the Receiver, its agents, contractors and/or employees to determine compliance with this Agreement pursuant to Section 5.5(c); or

(vii) a retroactive accounting adjustment is to be made by the Receiver pursuant to Section 5.5(c).

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Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

(c) Opportunity to Cure; Payment.

(i) In the event that a determination is made to withhold an amount pursuant to Section 2.6(b), the Receiver shall provide the Assuming Institution with notice detailing the grounds for withholding such amount and the Assuming Institution shall cure any deficiency within a reasonable period of time.

(ii) If the Assuming Institution demonstrates to the satisfaction of the Receiver that the grounds for withholding a payment, or any part thereof, no longer exist or have been cured, the Receiver shall pay the Assuming Institution the amount which the Receiver determines is eligible for payment within thirty (30) days following the date of such determination.

(iii) If the Assuming Institution does not cure any such deficiency within a reasonable period of time, the Receiver may withhold payment as described in Section 2.6(b) with respect to the affected Shared-Loss Loan(s), but such withholding will not affect the Receiver’s obligation to make any other payment properly due pursuant to this Agreement.

(d) Adjustments. In the event that the Receiver withholds payment with respect to Losses claimed or determines pursuant to Section 2.6(b) that a payment was improperly made, the Assuming Institution and the Receiver shall, upon final resolution of such issue, make such accounting adjustments and payments as may be necessary to give retroactive effect to such actions, including making the necessary adjustments to the Covered Loss or Covered Gain for the affected Monthly Certificate(s).

(e) Interest on Payments. Any payment by the Receiver pursuant to Section 2.6(c)(ii) shall be made together with interest on the amount thereof that accrues with effect from five (5) Business Days after the date on which payment was agreed or determined to be due until such amount is paid. The annual interest rate shall be determined by the Receiver based on the coupon equivalent of the three (3)-month U.S. Treasury Bill Rate in effect as of the first Business Day of each three-month period during which such interest accrues as reported in the Federal Reserve Board Statistical Release for Selected Interest Rates H.15 opposite the caption “Treasury bills (secondary market), 3-month” or, if not so reported for such day, for the next preceding Business Day for which such rate was so reported.

(f) Determination of Disputes. Any dispute arising under this Section 2.6 shall be resolved pursuant to the dispute resolution procedures of Article 7.

2.7. Treatment as a Shared-Loss Loan.

(a) Payment of Foreclosure Loss or Short-Sale Loss. The Receiver shall be relieved of its obligations with respect to a Shared-Loss Loan upon payment to the Assuming Institution of amounts in respect of a Foreclosure Loss or a Short-Sale Loss on that Shared-Loss Loan.

(b) Loss of Right to Receive Shared-Loss Loan Payments. The Assuming Institution shall not be entitled to payments relating to a Shared-Loss Loan pursuant to Section 2.3 if the Assuming Institution or any Affiliate of the Assuming Institution:

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-6	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

(i) sells or otherwise transfers that Shared-Loss Loan or any interest therein (whether with or without recourse) to any Person, other than in compliance with this Agreement;

(ii) makes any additional advance, commitment or increase in the amount of a Commitment with respect to that Shared-Loss Loan;

(iii) makes any amendment, modification, renewal or extension of a Shared-Loss Loan, other than in compliance with this Agreement;

(iv) manages, administers or collects any Related Loan in a manner which would increase the amount of any collections with respect to that Related Loan to the detriment of the Shared-Loss Loan to which such loan is related; or

(v) fails to administer that Shared-Loss Loan pursuant to the Management Standards, including, without limitation, consistent failure to provide complete, accurate and timely certificates and reports pursuant to Article 5.

(c) Effective Date of Loss of Shared-Loss Loan Treatment. If any of the actions described in Section 2.7(b) occur with respect to a Shared-Loss Loan, the Receiver shall not be obligated to make any payments to the Assuming Institution with respect to any affected Shared-Loss Loan after the date of occurrence of such action.

ARTICLE 3. ADMINISTRATION OF SHARED-LOSS LOANS.

3.1. Management Standards Regarding Administration. During the term of this Agreement the Assuming Institution shall manage, administer and collect all Shared-Loss Loans while owned by it or any of its Affiliates in accordance with the rules, requirements and standards regarding management, administration and collection of Shared-Loss Loans set forth in this Article 3 (the “Management Standards”). Failure to comply with the Management Standards shall constitute a material breach of this Agreement. If the Receiver determines, in its sole and absolute discretion, that the Assuming Institution is not in compliance with the Management Standards, it may notify the Assuming Institution of the breach and may take action pursuant to this Agreement including, without limitation, withholding all or any portion of a payment, as provided in Section 2.6(b).

3.2. Assuming Institution’s Responsibilities and Duties.

(a) Covenants of the Assuming Institution. The Assuming Institution shall:

(i) be responsible to the Receiver and the Corporation in the performance of this Agreement, whether performed by the Assuming Institution, an Affiliate or a Third Party Servicer;

(ii) provide to the Receiver and the Corporation such certificates, notifications and reports as the Receiver or the Corporation reasonably deems advisable, including but not limited to the certificates, notifications and reports required by Article 5; and

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-7	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

(iii) permit the Receiver and the Corporation to monitor the Assuming Institution’s performance of its duties hereunder at all times.

(b) Duties of the Assuming Institution with Respect to Shared-Loss Loans. In the performance of duties in accordance with the Management Standards, the Assuming Institution shall at all times exercise its best business judgment and shall:

(i) manage, administer and collect amounts owed on each Shared-Loss Loan in a manner consistent with the following:

(A) usual and prudent business and banking practices and Customary Servicing Procedures; and

(B) the Assuming Institution’s (or, if applicable, a Third Party Servicer’s) practices and procedures including, without limitation, all applicable laws and regulations, the written internal credit policy guidelines of the Assuming Institution (or, if applicable, of a Third Party Servicer) in effect from time to time, with respect to the management, administration and collection of loans, ORE and repossessed collateral that do not constitute Shared-Loss Loans;

(ii) use its best efforts to maximize collections with respect to, and manage and administer, Shared-Loss Loans without favored treatment for any assets owned by the Assuming Institution or any of its Affiliates that are not Shared-Loss Loans;

(iii) adopt and implement accounting, reporting, record-keeping and similar systems with respect to the Shared-Loss Loans, as provided in Sections 5.6 and 5.7;

(iv) retain sufficient staff to perform its duties hereunder;

(v) not manage, administer or collect a Related Loan in a manner which would have the effect of increasing the amount of any collections with respect to the Related Loan to the detriment of the Shared-Loss Loan to which such loan is related;

(vi) cause any of its Affiliates to which it transfers any Shared-Loss Loans and any Third Party Servicer to act in accordance with the Management Standards; and

(vii) other than as provided in Section 2.4, comply with the Modification Guidelines for any Single Family Shared-Loss Loans meeting the requirements set forth in such guidelines and may propose exceptions to Exhibit 5 (FDIC Loan Modification Program) for a group of Shared-Loss Loans with similar characteristics, with the objectives of (A) minimizing the loss to the Assuming Institution and the Receiver and (B) maximizing the opportunity for qualified homeowners to remain in their homes with affordable mortgage payments.

(viii) in connection with the review of loss mitigation options such as loan modifications on shared-loss loans, have sufficient designated loss mitigation staff

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-8	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

so that (A) borrowers are apprised of loss mitigation options, (B) each borrower who is being considered for a loan modification or other loss mitigation options will have a single point of contact with the AI to respond to borrower inquiries and questions regarding the process, and (C) foreclosure actions are not taken while a borrower’s request for a loan modification or other loss mitigation option is pending, or if the borrower is current on a trial or permanent modification.

3.3. Third Party Servicers and Affiliates.

(a) Appointment of Third Party Servicers.

(i) With the prior consent of the Receiver, the Assuming Institution may perform any of its obligations and/or exercise any of its rights under this Agreement through one or more Third Party Servicers. The Assuming Institution shall notify the Receiver at least forty (40) days prior to the proposed appointment of a Third Party Servicer. Such notice will include information regarding the Third Party Servicer’s relevant experience, qualifications, financial strength and any pending litigation in relation to its servicing activities. In the case of a Third Party Servicer that is an Affiliate of the Assuming Institution, the notice shall include an express statement that the Third Party Servicer is an Affiliate. The Receiver may object to the proposed appointment of a Third Party Servicer by giving the Assuming Institution notice that it so objects within thirty (30) days following the Receiver’s receipt of the notice of the proposed appointment. The appointment of a Third Party Servicer by the Assuming Institution shall not release the Assuming Institution from any obligation or liability hereunder.

(ii) The Assuming Institution shall provide to the Receiver written notification immediately following the execution of any contract pursuant to which a Third Party Servicer or any third party (other than an Affiliate of the Assuming Institution) will manage, administer or collect any of the Shared-Loss Loans.

(b) Actions of and Expenses Incurred by Third Party Servicers. The Assuming Institution shall ensure that the practices, procedures and guidelines of any Third Party Servicer comply with the obligations of the Assuming Institution under this Agreement. The Assuming Institution shall provide to the Receiver a copy of the Assuming Institution’s written agreement with each Third Party Servicer and shall ensure compliance by each Third Party Servicer with the Assuming Institution’s obligations under this Agreement, including, without limitation, amending such agreement with each Third Party Servicer to the extent necessary. Subject to the foregoing and to the other provisions of this Agreement, a Third Party Servicer may take actions and incur expenditures in the same manner as the Assuming Institution, and out-of-pocket expenses incurred by a Third Party Servicer on behalf of the Assuming Institution shall be treated as if incurred by the Assuming Institution.

(c) Duties with Respect to Affiliates. The Assuming Institution may transfer any Shared-Loss Loan to an Affiliate of the Assuming Institution for administrative convenience, provided that such transfer is for no consideration. The Assuming Institution shall provide to the Receiver prior written notification of any transaction with or by any Affiliate of the Assuming Institution with respect to any Shared-Loss Loan including, without limitation, the execution of any contract pursuant to which an Affiliate of the Assuming Institution will own, manage,

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administer or collect amounts owing with respect to a Shared-Loss Loan. The Assuming Institution shall notify the Receiver at least forty (40) days prior to a proposed transaction with an Affiliate which is not on an arm’s length basis or commercially reasonable terms. Such notice will include information regarding the Affiliate’s relevant experience, qualifications and financial strength. The Receiver may object to the proposed transaction with an Affiliate in such circumstances by giving the Assuming Institution notice that it so objects within thirty (30) days following the Receiver’s receipt of the notice of the proposed transaction.

3.4. Utilization by the Assuming Institution of Special Receivership Powers.

(a) Notice and Request to Receiver. Upon timely notice to and with the prior consent of the Receiver, which may be granted or withheld in its sole discretion, to the extent permitted by applicable law, the Assuming Institution may utilize in a legal action any special legal power or right which the Assuming Institution derives as a result of having acquired a Shared-Loss Loan from the Receiver.

(b) Use of Special Legal Powers. The Receiver may direct usage by the Assuming Institution of any special legal powers of the Receiver or the Corporation. The Assuming Institution shall:

(i) comply in all respects with any direction from the Receiver or the Corporation and with any protocols, directives or interpretive memoranda issued from time to time by the Receiver or the Corporation;

(ii) upon request of the Receiver, notify the Receiver of the status of any legal action in which any special legal power or right is utilized; and

(iii) immediately notify the Receiver of any judgment or significant order in any legal action involving any of such special powers or rights.

3.5. Tax Ruling. The Assuming Institution shall not at any time, without the Corporation’s prior consent, seek a private letter ruling or other determination from the Internal Revenue Service or otherwise seek to qualify for any special tax treatment or benefits associated with any payments made by the Receiver pursuant to this Agreement.

ARTICLE 4. SALE OF CERTAIN SHARED-LOSS LOANS AND ORE.

4.1. Sales of Shared-Loss Loans. All sales of Shared-Loss Loans are subject to the prior written approval of the Receiver, except as provided in Section 4.3:

(a) Sales with the Receiver’s Consent. At any time following the Commencement Date and with the prior consent of the Receiver, the Assuming Institution may conduct sales to liquidate for cash consideration, in one or more transactions, all or a portion of the Shared-Loss Loans (individually or in portfolio transactions) then held by the Assuming Institution. The Assuming Institution shall provide the Receiver with at least sixty (60) days notice prior to any such proposed sale and the notice shall set forth the sale details and the proposed sale schedule. Restructured Loans shall be sold in a separate pool or transaction (as applicable) from Shared-Loss Loans that have not been restructured. Proposals by the Assuming

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Institution for the sale of any Shared-Loss Loans other than as provided in this Section 4.1(a) may be considered by the Receiver on a case-by-case basis.

(b) Sales Required by the Receiver. During the twelve (12) month period immediately prior to the Termination Date the Receiver may, in its sole and absolute discretion, require the Assuming Institution to liquidate for cash consideration, in one or more transactions, all Shared-Loss Loans then held by the Assuming Institution. If the Receiver exercises such right, it shall give notice to the Assuming Institution setting forth the time period within which the Assuming Institution shall be required to offer to sell the Shared-Loss Loans and the Assuming Institution shall make a good faith effort to sell the Shared-Loss Loans and to otherwise comply with the provisions of the Receiver’s notice.

(c) Conduct of Sales. Any sale pursuant to this Section 4.1 shall be conducted by means of sealed bid, to third parties, which may not include any Affiliates of the Assuming Institution, any contractors of the Assuming Institution or any Affiliates of contractors of the Assuming Institution. The Assuming Institution shall notify the Receiver prior to the proposed appointment of any financial advisor or other third party broker or sales agent for the liquidation of the remaining Shared-Loss Loans pursuant to Section 4.1(b). The Receiver may object to such proposed appointment by giving the Assuming Institution notice that it so objects within thirty (30) days following the Receiver’s receipt of the notice of the proposed appointment.

4.2. Calculation of Gain or Loss on Sale.

(a) Shared-Loss Loans. For Shared-Loss Loans that are not Restructured Loans, any gain or loss on sales conducted in accordance with the provisions of Section 4.1 will be calculated based on the gross sale price received by the Assuming Institution minus the aggregate unpaid principal balance of the Shared-Loss Loans which are sold, using the methodologies set forth in Exhibits 2e(1)-(3).

(b) Restructured Loans. For any Restructured Loan included in a sale under Section 4.1, a gain or loss will be calculated as follows:

(i) the sale price received by the Assuming Institution; minus

(ii) the net present value of estimated cash flows on the Restructured Loan that was used in the calculation of the related Restructuring Loss; plus

(iii) loan principal payments collected by the Assuming Institution from the effective date on which the Loan was restructured to the date of sale, in accordance with the methodologies set forth in Exhibits 2e(1)-(3).

4.3. Sale of ORE. Notwithstanding the provisions of Section 4.1, the Assuming Institution may sell or otherwise dispose of ORE at any time to a person other than an Affiliate, a contractor of the Assuming Institution or any Affiliate of a contractor of the Assuming Institution, provided that such sale is conducted in an arm’s length, commercially reasonable and prudent manner.

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ARTICLE 5. CERTIFICATES, REPORTS AND RECORDS.

5.1. Reporting Obligations of the Assuming Institution.

(a) Records, Notifications and Reports. The Assuming Institution shall maintain such records, provide such notifications and deliver such reports as are required pursuant to this Agreement, including, without limitation, the records, notifications and reports as provided in the following provisions of this Article 5. Nothing contained in this Agreement shall be deemed to modify any laws, regulations or orders that are otherwise applicable to the Assuming Institution.

(b) Certification of Accuracy and Completeness. Every submission by the Assuming Institution to the Receiver of a Monthly Certificate and any other document or information shall constitute a certification from the Assuming Institution that the information provided in such submission is correct, complete and in compliance with this Agreement.

5.2. Monthly Certificates. Within fifteen (15) days following the end of each Shared-Loss Month, the Assuming Institution shall deliver to the Receiver a Monthly Certificate setting forth in such form and detail as the Receiver may reasonably specify from time to time:

(a) Shared-Loss Loans. For each Shared-Loss Loan, a completed schedule, substantially in the form of Exhibit 1, which provides for the following items, among others:

(i) the Applicable Percentage of the sum of:

(A) the total Monthly Loss Amount for all Shared-Loss Loans; and

(B) the total monthly Recovery Amount for all Shared-Loss Loans;

(ii) the total monthly Collections on Fully Charged-Off Assets;

(iii) the total Covered Loss or Covered Gain;

(iv) the Cumulative Loss Amount as of the beginning and as of the end of the Shared-Loss Month;

(v) a summary of Shared-Loss Loans for which Loss Amounts (calculated in accordance with the applicable Exhibit) are claimed, of the related Loss Amount for each Shared-Loss Loan and of the total Monthly Loss Amount for all Shared-Loss Loans; and

(vi) a summary of Shared-Loss Loans for which Recovery Amounts were received by the Assuming Institution, of the Recovery Amount for each Shared-Loss Loan and of the total Recovery Amount for all Shared-Loss Loans.

(b) Calculation of Loss Amount. For each of the Shared-Loss Loans for which a Loss is claimed for a Shared-Loss Month, a schedule showing the calculation of the

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Loss Amount in the form and in accordance with the methodology set forth in Exhibits 2a(1)-(3), Exhibits 2b(1)-(3), Exhibits 2c(1)-(3) or Exhibit 2d(1) as applicable.

(c) Home Equity Loans. For each of the Restructured Loans where a gain or loss is realized in a sale under Sections 4.1 or 4.2, a schedule showing the calculation in the form and in accordance with the methodology set forth in Exhibit 2d(1).

(d) Restructured Loans. For each of the Restructured Loans where a gain or loss is realized in a sale under Sections 4.1 or 4.2, a schedule showing the calculation in the form and in accordance with the methodology set forth in Exhibit 2d(2).

(e) Portfolio Performance and Summary Schedule. A portfolio performance and summary schedule substantially in the form shown in Exhibit 3.

5.3. Monthly Data.

(a) Monthly Data Download. Within fifteen (15) days following the end of each Shared-Loss Month, the Assuming Institution shall provide to the Receiver:

(i) the servicing file in machine-readable format including but not limited to the fields shown on Exhibit 5.3(a) for each outstanding Shared-Loss Loan, as applicable; and

(ii) an Excel file for ORE held as a result of foreclosure on a Shared-Loss Loan listing for each item of ORE:

(A) the foreclosure date;

(B) the unpaid loan principal balance;

(C) the broker price opinion value or, if required by the Receiver in its discretion, the appraised value; and

(D) the projected liquidation date.

(b) Completeness of Information. The Assuming Institution shall, consistent with Customary Servicing Procedures, provide to the Receiver complete and accurate information, except to the extent that it is unable to do so as a result of the failure of the Failed Bank or the Receiver to provide information required to produce any of the items listed at Section 5.3(a)(ii).

(c) Limitations. The Assuming Institution may claim each item of expenditure, income, gain or loss only on the Monthly Certificate for the period in which such expenditure, income, gain or loss was incurred. The inclusion of information regarding any expenses in a Monthly Certificate or other documentation does not create any reimbursement obligation of the Receiver if the Assuming Institution is not otherwise in compliance with this Agreement.

(d) True-Up Date. The Assuming Institution shall deliver the schedule required pursuant to Section 2.5(b) on or before the True-Up Date.

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5.4. Notification of Related Loans. In addition to maintaining records of all Related Loans, the Assuming Institution shall prepare and deliver to the Receiver a schedule of all Related Loans on a semi-annual basis, together with the Monthly Certificates for the months ending June 30 and December 31, which specify all Related Loans on the Loan Records of the Assuming Institution as of the end of each such semi-annual period.

5.5. Auditor’s Report; Right to Audit.

(a) Independent Auditor’s Report.

(i) Within the time period permitted for the examination audit pursuant to 12 C.F.R. §363 following the end of each fiscal year, from and including the fiscal year during which the Bank Closing Date occurs, up to and including the calendar year during which the Termination Date occurs, the Assuming Institution shall deliver to the Receiver and the Corporation a report signed by its independent public accountants stating that such accountants have reviewed this Agreement and that, in the course of their annual audit of the Assuming Institution’s books and records, nothing has come to their attention suggesting that any computations required to be made by the Assuming Institution during each such year were not made in accordance with this Agreement.

(ii) In the event that the Assuming Institution cannot comply with the provisions of Section 5.5(a)(i), within seven (7) days following the end of the time period permitted for the examination audit pursuant to 12 C.F.R. §363, the Assuming Institution shall submit to the Receiver corrected computations together with a report signed by its independent public accountants stating that, after giving effect to such corrected computations, nothing has come to the attention of such accountants suggesting that any computations required to be made by the Assuming Institution during such year were not made by the Assuming Institution in accordance with this Agreement. In such event, the Assuming Institution and the Receiver shall make all such accounting adjustments and payments as may be necessary to give effect to each correction reflected in such corrected computations, retroactive to the date on which the corresponding incorrect computation was made. It is the intention of this provision to align the timing of the audit required under this Agreement with the examination audit required pursuant to 12 C.F.R. §363.

(b) Assuming Institution’s Internal Audit. The Assuming Institution shall perform on an annual basis an internal audit of its compliance with this Agreement and shall provide the Receiver and the Corporation with:

(i) copies of all internal audit reports and access to all related internal audit work papers; and

(ii) a certificate signed by the chief executive officer or chief financial officer of the Assuming Institution certifying that the Assuming Institution is in compliance with this Agreement or identifying any areas of non-compliance.

(c) Right of Receiver or Corporation to Audit. The Receiver or the Corporation, their respective agents, contractors and employees, may (but are not required to) perform an audit to determine the Assuming Institution’s compliance with this Agreement at any time, by providing not less than ten (10) Business Days prior notice. The scope, duration and

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location of any such audit shall be at the discretion of the Receiver or the Corporation, as the case may be, and may be conducted at the Assuming Institution’s place or places of business or otherwise. The Receiver or the Corporation, as the case may be, shall bear the expense of any such audit. In the event that any corrections are necessary as a result of such an audit, the Assuming Institution and the Receiver shall make such accounting adjustments, payments and withholdings as may be necessary to give retroactive effect to such corrections.

(d) Authority to Advisors and Representatives. The Assuming Institution shall, and shall cause its Affiliates, contractors and Third Party Servicers to, allow its advisors and representatives to discuss its (and any Affiliates’, contractors’ or Third Party Servicers’) affairs, finances and accounts as they relate to Shared-Loss Loans, or any other matters relating to this Agreement or the rights and obligations hereunder, with the Receiver and authorizes such advisors and representatives to so discuss such affairs, finances and accounts with the Receiver.

5.6. Accounting Principles.

(a) Maintenance of Books and Records. The Assuming Institution shall at all times during the term of this Agreement keep books and records which fairly present all dealings and transactions carried out in connection with its business and affairs.

(b) Accounting Principles. Except as otherwise provided for in the Purchase and Assumption Agreement or this Agreement, the Assuming Institution shall keep all financial books and records in accordance with generally accepted accounting principles, which shall be consistently applied for the periods involved.

(c) Change in Accounting Principles. The Assuming Institution shall not make any change in its accounting principles which adversely affects the value of the Shared-Loss Loans, unless it obtains the prior written approval of the Corporation or if required by a change in generally accepted accounting principles. The Assuming Institution shall notify the Corporation of any change in its accounting principles that is required by a change in generally accepted accounting principles which would affect any Shared-Loss Loan, the accounting for any Shared-Loss Loan or the amount of any loss, gain, expense, cost or other item of reimbursement that may be due to or from the Assuming Institution.

5.7. Records and Reports.

(a) Content of Records. The Assuming Institution shall establish and maintain records on a separate general ledger, and on such subsidiary ledgers as may be appropriate, in such form and detail as the Receiver or the Corporation may specify, to account for the Shared-Loss Loans and to enable the Assuming Institution to prepare and deliver such reports as the Receiver or the Corporation may from time to time request pursuant to this Article 5. Without limitation, such books and records shall be kept in such a manner that information will be readily obtainable to determine and document compliance with this Agreement and the Purchase and Assumption Agreement, including but not limited to documentation which shows or supports the following:

(i) alternatives considered by the Assuming Institution with respect to defaulted Loans or Loans for which default is reasonably foreseeable;

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(ii) the calculation of Loss for claims submitted to the Receiver;

(iii) each line item on the Loss claim forms; and

(iv) the Recovery Amount on Loans for which the Receiver has made a payment pursuant to this Agreement.

(b) Retention of Calculations. The Assuming Institution shall provide its loss calculations for Shared-Loss Loans to the Receiver upon request.

(c) Additional Information. The Assuming Institution shall promptly provide to the Receiver or the Corporation such information as the requesting party may request from time to time, including financial statements, computations and information as the Receiver or the Corporation deems necessary or appropriate in connection with monitoring compliance with this Agreement, certified as correct by the chief executive officer or chief financial officer of the Assuming Institution if so requested. The Assuming Institution shall provide to the Receiver all such loan-level data and cumulative information regarding the Shared-Loss Loans as the Receiver may request from time to time.

ARTICLE 6. MISCELLANEOUS.

6.1. Expenses. All costs and expenses incurred by a party in connection with this Agreement (including the performance of any obligations or the exercise of any rights hereunder) shall be borne by such party unless expressly otherwise provided, whether or not the transactions contemplated herein are consummated.

6.2. Successors and Assigns.

(a) Binding on Successors and Assigns; Assignment. This Agreement, and all of the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns only. The Receiver may assign or otherwise transfer this Agreement and the rights and obligations of the Receiver hereunder (in whole or in part) to the Corporation in its corporate capacity without the consent of Assuming Institution. Notwithstanding anything to the contrary contained in this Agreement, the Assuming Institution may not assign or otherwise transfer this Agreement or any of the Assuming Institution’s rights or obligations hereunder (in whole or in part) or sell or transfer any subsidiary of the Assuming Institution holding title to Shared-Loss Loans without the prior written consent of the Receiver, which consent may be granted or withheld by the Receiver in its sole and absolute discretion. An assignment or transfer of this Agreement includes:

(i) a merger or consolidation of the Assuming Institution with or into another Person, if the shareholders of the Assuming Institution will own less than sixty-six and two/thirds percent (66.66%) of the equity of the consolidated entity;

(ii) a merger or consolidation of the Assuming Institution’s Holding Company with or into another Person, if the shareholders of the Holding Company will own less than sixty-six and two/thirds percent (66.66%) of the equity of the consolidated entity;

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(iii) the sale of all or substantially all of the assets of the Assuming Institution to another Person; or

(iv) a sale of Shares by any one or more shareholders that will effect a change in control of the Assuming Institution, as determined by the Receiver with reference to the standards set forth in the Change in Bank Control Act, 12 U.S.C. 1817(j).

Any transaction under this Section 6.2 that requires the Receiver’s consent that is made without such consent will relieve the Receiver of its obligations under this Agreement.

(b) No Recognition of Loss. No loss shall be recognized under this Agreement as a result of any accounting adjustments that are made due to or as a result of any assignment or transfer of this Agreement or any merger, consolidation, sale or other transaction to which the Assuming Institution, its Holding Company or any Affiliate is a party, regardless of whether the Receiver consents to such assignment or transfer in connection with such transaction pursuant to this Section 6.2.

6.3. WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN, OR TO HAVE A JURY PARTICIPATE IN RESOLVING, ANY DISPUTE, ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

6.4. No Third Party Beneficiary. This Agreement is for the sole and exclusive benefit of the parties and their respective permitted successors and permitted assigns and there shall be no other third party beneficiaries. Nothing in this Agreement shall be construed to grant to any other Person any right, remedy or claim under or in respect of this Agreement or any provision hereof.

6.5. Consent; Determination or Discretion. When the consent or approval of a party is required under this Agreement, such consent or approval shall be obtained in writing and unless expressly otherwise provided, shall not be unreasonably withheld or delayed. When a determination or decision is to be made by a party under this Agreement, that party shall make such determination or decision in its reasonable discretion unless expressly otherwise provided.

6.6. Rights Cumulative. Except as expressly otherwise provided herein, the rights of each of the parties under this Agreement are cumulative, may be exercised as often as any party considers appropriate and are in addition to each such party’s rights under the Purchase and Assumption Agreement, any of the agreements related thereto or under applicable law. Any failure to exercise or any delay in exercising any of such rights, or any partial or defective exercise of such rights, shall not operate as a waiver or variation of that or any other such right, unless expressly otherwise provided.

6.7. References. References in this Agreement to Recitals, Articles, Sections and Exhibits are to Recitals, Articles, Sections and Exhibits of this Agreement, respectively, unless the context indicates that the Purchase and Assumption Agreement is intended. References to

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parties are to the parties to this Agreement. Unless expressly otherwise provided, references to days and months are to calendar days and months respectively. Article and Section headings are for convenient reference and shall not affect the meaning of this Agreement. References to the singular shall include the plural, as the context may require, and vice versa.

6.8. Notice.

(a) Form of Notices. All notices shall be given in writing to the parties at the addresses set forth in Sections 6.8(b) and 6.8(c) and sent in accordance with the provisions of Section 13.6 of the Purchase and Assumption Agreement, unless expressly otherwise provided.

(b) Notice to FDIC (Division of Resolutions and Receiverships). With respect to a notice under this Agreement, other than pursuant to Section 3.4(a):

Federal Deposit Insurance Corporation

Division of Resolutions and Receiverships

550 17th Street, N.W.

Washington, D.C. 20429

Attention: Assistant Director, Franchise and Asset Marketing

(c) Notice to FDIC (Legal Division). With respect to a notice under Section 3.4(a):

Federal Deposit Insurance Corporation Legal Division

as Receiver of Central Florida State Bank

7777 Baymeadows Way West

Jacksonville, Florida

Attention: Managing Counsel

with a copy to:

Federal Deposit Insurance Corporation Legal Division

Virginia Square, L. William Seidman Center

3501 Fairfax Drive, VS-E-7056

Arlington, Virginia 22226

Attention: Senior Counsel (Special Issues Group)

ARTICLE 7. DISPUTE RESOLUTION.

7.1. Methods of Resolution. The methods of resolving a dispute arising pursuant to this Agreement shall be as follows:

(a) Charge-Offs. Any dispute as to whether a Charge-Off of a Shared-Loss Asset was made in accordance with the Examination Criteria shall be finally resolved by the Assuming Institution’s Chartering Authority.

(b) Other Disputes. Any other dispute (a “Dispute Item”) shall be resolved in accordance with the following provisions of this Article 7.

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7.2. Informal Resolution. The Receiver or the Corporation, as appropriate, (the “FDIC Party”) and the Assuming Institution shall negotiate in good faith to resolve any Dispute Item within thirty (30) Business Days following receipt of information concerning the Dispute Item.

7.3. Resolution by Non-Binding Dispute Resolution Proceeding. If informal resolution of the Dispute Item pursuant to Section 7.2 is unsuccessful, the FDIC Party, on the one hand, and the Assuming Institution, on the other hand, may submit to the other party written notification of a Dispute Item (a “Notice of Dispute”). The Notice of Dispute shall contain a description of the dispute, an estimate of the amount in issue and any other information required pursuant to this Article 7. The parties shall make good faith efforts to resolve the dispute by mutual agreement within thirty-five (35) Business Days following receipt of the Notice of Dispute. In furtherance of these efforts, the parties should consider the mutually agreed upon use of less formal dispute resolution techniques, which may include, but are not limited to, mediation, settlement conference, early neutral evaluation and any other dispute resolution proceedings (as defined in § 571(6) of the Administrative Dispute Resolution Act (“ADRA”), 5 U.S.C. § 571 et seq.), as amended).

7.4. Confidentiality of Compromise Negotiations. All good faith attempts to resolve or compromise a dispute pursuant to Sections 7.2 or 7.3 will be confidential. All such compromise negotiations, including any statements made or documents prepared by any party, attorney or other participant, are inadmissible as evidence in other proceedings and may not be construed for any purpose as admissions against interest.

7.5. Payment Resulting from Compromise Negotiations. If the FDIC Party and the Assuming Institution resolve a Dispute Item to their mutual satisfaction pursuant to Sections 7.2 or 7.3, including any dispute pursuant to Section 2.6, then within thirty (30) days following such resolution, the appropriate party shall make payment or take action as agreed by the parties.

7.6. Formal Resolution.

(a) Arbitration Matters. Any Dispute Item which has an estimated amount in issue not exceeding $500,000 per Asset may be proposed by the party seeking relief (the “Claimant Party”) for arbitration pursuant to the provisions of this Section 7.6. No more than three Dispute Items may be submitted for any single arbitration, provided that, by mutual agreement pursuant to Section 7.6(c), the parties may agree to submit any Dispute Item(s) to arbitration.

(b) Proposal to Arbitrate. If the FDIC Party and the Assuming Institution do not resolve a Dispute Item pursuant to Sections 7.2 and 7.3, then within ten (10) Business Days following the expiration of the period provided in Section 7.3, the Claimant Party may propose to submit the unresolved Dispute Item to arbitration by notifying the other party (the “Respondent Party”) in writing.

(c) Submission to Arbitration. The Respondent Party may agree to the Claimant Party’s proposal of arbitration by responding in writing within ten (10) Business Days following receipt of such proposal. Within five (5) Business Days following receipt of the Respondent Party’s agreement to arbitrate, the Claimant Party may submit the Dispute Item to

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the American Arbitration Association (“AAA”) for arbitration. No Dispute Item may be submitted for arbitration without the consent of both parties.

(d) Waiver of Arbitration. If the Claimant Party does not (i) propose to submit the Dispute Item to arbitration within the period set forth in Section 7.6(b) or (ii) submit the Dispute Item to AAA within the period set forth in Section 7.6(c), then the Claimant Party shall be deemed to have waived submission of the Dispute Item to arbitration.

(e) Litigation Matters. If the FDIC Party and the Assuming Institution do not agree to submit the Dispute Item to arbitration, the Dispute Item may be resolved by litigation in accordance with Federal or state law, as provided in Section 13.9 of the Purchase and Assumption Agreement. Any litigation shall be filed in a United States District Court in the proper district.

(f) Arbitration Administrator. The FDIC Party may, in its discretion, appoint an organization other than AAA for administration of arbitration pursuant to this Section 7.6, in which case this Article 7 and the rules and procedures set forth herein, including the Commercial Arbitration Rules as referred to in Section 7.9, shall govern the arbitration. AAA or such other organization appointed pursuant to this Section 7.6(f) shall be referred to in this Agreement as the “Arbitration Administrator.”

7.7. Limitation on FDIC Party. Nothing in this Article 7 shall be interpreted as obligating the FDIC Party to submit to a dispute resolution proceeding (as defined in ADRA at § 571(6)) any Dispute Item described in (i) ADRA, § 572(b) or (ii) the FDIC’s Statement of Policy Regarding Binding Arbitration, 66 Fed. Reg.18632 (April 10, 2001), as amended, as a dispute for which an agency shall consider not using a dispute resolution proceeding.

7.8. Effectiveness of Agreement Pending Dispute. Notwithstanding anything in this Agreement to the contrary, in the event that a Notice of Dispute is provided to a party under this Article 7 prior to the Termination Date, the terms of this Agreement shall remain in effect with respect to the items set forth in such notice until the dispute with respect to such items has been finally resolved, and such dispute shall be resolved in accordance with the provisions of this Agreement even if that resolution occurs after the Termination Date.

7.9. Governing Rules and Law for Arbitration. Any arbitration shall be substantively governed by the Federal law of the United States of America, and in the absence of controlling Federal law, in accordance with the laws of the state in which the main office of the Failed Bank is located. The arbitration shall be procedurally governed by the Commercial Arbitration Rules (the “Commercial Arbitration Rules”) established by AAA to the extent that such rules are not inconsistent with this Article 7, the Federal Arbitration Act, 9 U.S.C. § 1 et seq. (“Federal Arbitration Act”), and ADRA., as each may be in effect at the time that the arbitration is initiated, except that the Commercial Arbitration Rules’ Expedited Procedures shall not apply unless the FDIC Party and Claimant Party otherwise agree in writing. The Review Board (as defined below) may modify the procedures set forth in such rules from time to time with the prior written approval of the Claimant Party and the Respondent Party.

7.10. Review Board Proceedings. The arbitration of a dispute shall be conducted by a review board (a “Review Board”) which shall consist of either one (1) or three (3) members

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Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

(each, a “Member”) with such expertise as the Claimant Party and Respondent Party agree is relevant. The Claimant Party shall specify, in its Notice of Dispute, the number of Members which it proposes for the Review Board.

(a) Selection of Members.

(i) Claimant Party Proposes One Member. If the Dispute Item(s) are less than $250,000 in total, the Claimant Party may propose that the Review Board shall consist of one Member, and shall state, in its Notice of Dispute, the name and address of the Member that it proposes for the Review Board. If the Respondent Party agrees, in its response to the Notice of Dispute, the Member suggested by the Claimant Party shall comprise the Review Board. If the Respondent Party agrees, in its response to the Notice of Dispute, that the Review Board shall consist of one Member, but states the name and address of a different proposed Member for the Review Board, then that Member shall be deemed acceptable to the Claimant Party if it submits the Notice of Dispute to the Arbitration Administrator, provided that, before the Respondent Party responds to the Notice of Dispute with a different proposed Member, the parties may also mutually agree upon one Member. If the Respondent Party proposes that the Review Board shall consist of three Members, then the Members shall be selected in accordance with Section 7.10(a)(iv).

(ii) Claimant Party Proposes Three Members. If the Dispute Items exceed $250,000 in total, or if the Respondent Party proposes that the Review Board shall consist of three Members, then the Claimant Party shall state the name and address of the first of three Members in its Notice of Dispute. If the Respondent Party agrees that the Review Board shall consist of three Members, the Respondent Party shall state the name and address of the second Member in its response to the Notice of Dispute. Each such Member shall be considered a “Party-Appointed Arbitrator” (“Party-Appointed Arbitrator”), consistent with Commercial Arbitration Rule R-12. If the Claimant Party subsequently submits the Notice of Dispute to the Arbitration Administrator as provided in Section 7.6(c), then within ten (10) Business Days of such submission, the Party-Appointed Arbitrators shall select a neutral third Member (the “Neutral Member”) in accordance with Commercial Arbitration Rules R-11 and R-13, except that the Neutral Member need not be from the National Roster of Commercial Arbitrators. If the Respondent Party proposes that the Review Board shall consist of one Member, then the Member shall be selected in accordance with Section 7.10(a)(iii).

(iii) Respondent Party Proposes One Member. If the Claimant Party proposes that the Review Board shall consist of three Members, but the Respondent Party proposes that the Review Board shall consist of one Member in its response to the Notice of Dispute, then the Member proposed by the Claimant Party in the Notice of Dispute shall comprise the Review Board unless the Respondent Party states the name and address of a different proposed Member in its response to the Notice of Dispute. If the Respondent Party proposes a different Member in its response to the Notice of Dispute, then that Member shall be deemed acceptable to the Claimant Party if it submits the Notice of Dispute to the Arbitration Administrator.

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Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

(iv) Respondent Party Proposes Three Members. If the Claimant Party proposes that the Review Board shall consist of one Member, but the Respondent Party proposes, in its response to the Notice of Dispute, that the Review Board shall consist of three Members, then the Member proposed by the Claimant Party in the Notice of Dispute shall comprise the first Member of the Review Board. The Respondent Party shall state the name and address of the second Member in its response to the Notice of Dispute. Each such Member shall be considered a Party-Appointed Arbitrator. If the Claimant Party subsequently submits the Notice of Dispute to the Arbitration Administrator, a Neutral Member shall be selected in accordance with the procedure set forth in Section 7.10(a)(ii).

(b) Removal of Members. A Party-Appointed Arbitrator may be removed at any time by the party who appointed that Member upon five (5) Business Days notice to the other party of the selection of a replacement Member. The Neutral Member may be removed by unanimous action of the Party-Appointed Arbitrators or unanimous action of the parties after five (5) Business Days notice to the Claimant Party and the Respondent Party and the Arbitration Administrator of the selection of a replacement Neutral Member.

(c) Vacancies. Any vacancy on the Review Board prior to or after the commencement of the hearing of evidence and argument (the “Arbitration Hearing”) shall be handled in accordance with Commercial Arbitration Rule R-19, except that if a vacancy arises after the Arbitration Hearing has commenced, a substitute Member shall be selected in accordance with the rules under which the original Member was selected.

7.11. Impartiality. As a condition of serving on the Review Board, within five (5) Business Days after being selected, each Member shall provide a written oath, under penalty of perjury, containing a statement that the Member does not have any conflicts of interest (whether official, financial, personal or otherwise) with respect to the issues or parties in controversy, and that each Member agrees to be bound by the provisions of this Article 7 as applicable to the Members. If a Member has any potential conflict of interest, the Member shall fully disclose such interest in writing to the Claimant Party and the Respondent Party and the Member shall not serve on the Review Board, unless the Claimant Party and the Respondent Party agree otherwise. The Conflicts Committee of the Legal Division of the Corporation shall review any potential conflicts of interest for potential waiver. None of the Members may serve as counsel, advisor, witness or representative to any party to the arbitration.

7.12. Schedule. The Review Board shall assume control of the arbitration process and shall schedule all events as expeditiously as possible. The Arbitration Hearing shall commence within ninety (90) Business Days after receipt of the Notice of Dispute by the Arbitration Administrator.

7.13. Written Award. Within twenty (20) Business Days following closing of the Arbitration Hearing, as determined by Commercial Arbitration Rule R-35, the Review Board shall determine the prevailing party and award the prevailing party its proposed award or award any remedy or relief that the arbitrator deems just and equitable and within the scope of this Article 7, but in no event may an award of the Review Board (inclusive of all claims and counterclaims) exceed the maximum amount set forth in Section 7.6(a). If the Review Board consists of three (3) Members, the determination of any two (2) Members shall constitute the

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Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

Review Board’s determination. The Review Board shall present to the Claimant Party and the Respondent Party a written award regarding the dispute. The written award shall contain a brief, informal discussion of the factual and legal basis for the award and need not contain formal findings of facts and law.

7.14. Interest Rate on Award. Any award amounts ultimately determined to be payable pursuant to the Review Board’s written award shall bear interest at the Settlement Interest Rate from a beginning date specified by the Review Board in its written award and until the date on which payment is made.

7.15. Payments. All payments required to be made under this Article 7 shall be made by wire transfer and within fifteen (15) Business Days following the date on which the award becomes final, as provided by ADRA at § 580(b). The Review Board will have no authority to award any punitive, consequential, special or exemplary damages.

7.16. Fees, Costs and Expenses. The Review Board will have no authority to award attorneys’ fees or costs incurred by either party to the arbitration. Each party will bear the fees, costs, and expenses which it incurs in connection with the submission of any dispute to a Review Board, including the fees and expenses of the Member which it selected in accordance with the Arbitration Administrator’s fee schedule. The Claimant Party and the Respondent Party will share equally the fees and expenses of the Neutral Member and any administrative fees of the arbitration (which shall not include the fees and expenses of the Members). No fees, costs or expenses incurred by or on behalf of the Assuming Institution shall be subject to reimbursement by the Receiver under this Article 7 or otherwise.

7.17. Binding and Conclusive Nature. Arbitration of a dispute pursuant to this Article 7 shall be final, conclusive and binding on the parties and not subject to further dispute or review, and judgment upon the award made by the Review Board may be entered in accordance with applicable law in any court having jurisdiction thereof. Other than as provided by the Federal Arbitration Act and ADRA, no review, appeal or reconsideration of the Review Board’s determination shall be permitted, including review, appeal or reconsideration by the Review Board or any other arbitrators. The parties agree to faithfully observe the provisions of this Article 7 and the Commercial Arbitration Rules, and the parties agree to abide by and perform any award rendered by the Review Board.

7.18. No Precedent. No decision, interpretation, determination, analysis, statement, award or other pronouncement of a Review Board shall constitute precedent in regard to any subsequent proceeding (whether or not such proceeding involves dispute resolution under this Agreement), nor shall any Review Board be bound to follow any decision, interpretation, determination, analysis, statement, award or other pronouncement rendered by any previous Review Board or any other previous dispute resolution panel that may have convened in connection with a transaction involving other failed financial institutions or Federal assistance transactions.

7.19. Confidentiality; Proceedings, Information and Documents. No arbitration held pursuant to this Article 7 shall be public or accessible to any person other than the parties and their representatives, the Review Board and witnesses participating in the arbitration (and then, only to the extent of their participation). Each party and each Member shall strictly

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Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

maintain the confidentiality of all issues, disputes, arguments, positions and interpretations of any such proceeding, as well as all testimony, pleadings, filings, discovery, information, attachments, enclosures, exhibits, summaries, compilations, studies, analyses, notes, documents, statements, schedules and other similar items associated therewith (“Confidential Information”), in accordance with the provisions of ADRA. In the event that disclosure of Confidential Information is required pursuant to law, rule or regulation, or in the event that disclosure is required pursuant to statute or court determination as provided by ADRA, then to the extent reasonably practicable, the person required to make the disclosure shall provide the other party or parties with written notice of such disclosure within one (1) Business Day following the request that it make such disclosure, and in any event prior to making such disclosure, so that the other party or parties may seek a protective order.

7.20. Confidentiality of Arbitration Award. Notwithstanding the provisions of Section 7.19, no party has any duty of confidentiality with respect to any arbitration award made pursuant to this Article 7.

7.21. Extension of Time Periods. The parties may extend any period of time provided in this Article 7 by mutual agreement.

7.22. Venue. The arbitration shall take place at such location as the parties thereto may mutually agree, but if they cannot agree, then it will take place at the offices of the Corporation in Washington, D.C., or Arlington, Virginia.

ARTICLE 8. DEFINITIONS. The capitalized terms used in this Agreement shall have the meanings defined or referenced in this Article 8.

“AAA” has the meaning set forth in Section 7.6(c).

“Accounting Records” means Records including, but not limited to, corporate minutes, general ledger and subsidiary ledgers and schedules which support general ledger balances.

“Accrued Interest” means, for any Shared-Loss Loan, the amount of accrued earned and unpaid interest, taxes, credit life and/or disability insurance premiums (if any) payable by the Obligor, all as reflected on the Accounting Records of the Failed Bank or the Assuming Institution (as applicable) at the note rate specified in the applicable loan documents, for no more than a maximum of ninety (90) days.

“ADRA” has the meaning set forth in Section 7.3.

“Affiliate” has the meaning set forth in the Purchase and Assumption Agreement; provided that, for purposes of this Agreement, no Third Party Servicer appointed by an Affiliate shall be deemed to be an Affiliate of the Assuming Institution solely by virtue of that appointment.

“Agreement” has the meaning set forth in Recital A.

“Applicable Percentage” is eighty percent (80%) for the Tranche 1 Amount and eighty percent (80%) for the Tranche 2 Amount.

“Arbitration Administrator” has the meaning set forth in Section 7.6(f).

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Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

“Arbitration Hearing” has the meaning set forth in Section 7.10(c).

“Assets” has the meaning set forth in the Purchase and Assumption Agreement.

“Assuming Institution” has the meaning set forth in the Purchase and Assumption Agreement.

“Bank Closing Date” has the meaning set forth in the Purchase and Assumption Agreement.

“Bank Premises” has the meaning set forth in the Purchase and Assumption Agreement.

“Book Value” has the meaning set forth in the Purchase and Assumption Agreement.

“Business Day” has the meaning set forth in the Purchase and Assumption Agreement.

“Charge-Off” means, for any period with respect to a particular Shared-Loss Loan, the amount of a loan or portion of a loan classified as “Loss” under the Examination Criteria as effected by the Assuming Institution and reflected on its Accounting Records for such period, consisting solely of a charge-off of the following:

(a) the principal amount of such Shared-Loss Loan net of unearned interest;

(b) a write-down associated with Shared-Loss Loans, ORE or loan modification(s);

(c) Accrued Interest for no more than a maximum of ninety (90) days; plus

(d) capitalized expenditures.

No Charge-Off shall be taken with respect to any anticipated expenditure by the Assuming Institution until such expenditure is actually incurred.

Losses incurred on the sale or other disposition of Shared-Loss Loans to any Person shall not constitute Charge-Offs except for: (i) sales duly conducted in accordance with the provisions of Sections 4.1(a) and 4.1(b), (ii) the sale or other disposition of ORE to a Person other than an Affiliate of the Assuming Institution which was conducted in a commercially reasonable and prudent manner and (iii) other sales or dispositions, if any, with respect to which the Receiver granted prior consent.

“Chartering Authority” has the meaning set forth in the Purchase and Assumption Agreement.

“Claimant Party” has the meaning set forth in Section 7.6(a).

“Collections on Fully Charged-Off Assets” means fifty per cent (50%) of collections on Fully Charged-Off Assets less fifty per cent (50%) of any expenses attributable to Fully Charged-Off Assets.

“Commencement Date” means the first day following the Bank Closing Date.

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Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

“Commercial Agreement” means, if any, the Commercial Shared-Loss Agreement and the Exhibits thereto attached to the Purchase and Assumption Agreement as Exhibit 4.15B and entered into of even date with this Agreement between among Receiver, Corporation and the Assuming Institution.

“Commercial Arbitration Rules” has the meaning set forth in Section 7.9.

“Commitment” has the meaning set forth in the Purchase and Assumption Agreement.

“Confidential Information” has the meaning set forth in Section 7.19.

“Corporation” has the meaning set forth in the Purchase and Assumption Agreement.

“Covered Gain” has the meaning set forth in Section 2.3(b).

“Covered Loss” has the meaning set forth in Section 2.3(a).

“Cumulative Loss Amount” means the sum of all Monthly Loss Amounts minus the sum of (a) all Recovery Amounts plus (b) all Collections on Fully Charged-Off Assets.

“Customary Servicing Procedures” means procedures (including collection procedures) that the Assuming Institution (or, to the extent that a Third Party Servicer is appointed in accordance with Section 3.3, the Third Party Servicer) customarily employs and exercises in servicing and administering mortgage loans for its own accounts and the servicing procedures established by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation (as in effect from time to time), which are in accordance with accepted mortgage servicing practices of prudent lending institutions and all applicable laws and regulations.

“Deficiency Loss” means, pursuant to the final determination by a court in a bankruptcy proceeding that the value of the collateral is less than the amount of the related Shared-Loss Loan, the difference between the then unpaid principal balance on the Shared-Loss Loan (or the net present value of a modified Shared-Loss Loan that defaults) and the value of the collateral so established.

“Dispute Item” has the meaning set forth in Section 7.1(b).

“Examination Criteria” means the loan classification criteria employed by, and any applicable regulations of, the Assuming Institution’s Chartering Authority at the time an action is taken, as such criteria may be amended from time to time.

“Failed Bank” has the meaning set forth in the Purchase and Assumption Agreement.

“Failed Bank Charge-Offs” means, with respect to any Asset, an amount equal to the aggregate reversals or charge-offs of Accrued Interest and charge-offs and write-downs of principal effected by the Failed Bank with respect to that Asset as reflected on the Accounting Records of the Failed Bank.

“Federal Arbitration Act” has the meaning set forth in Section 7.9.

“FDIC” means the Federal Deposit Insurance Corporation, in any capacity, as appropriate.

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Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

“FDIC Party” has the meaning set forth in Section 7.2.

“Final Shared-Loss Month” means the calendar month in which the Termination Date occurs.

“Fixtures” has the meaning set forth in the Purchase and Assumption Agreement.

“Foreclosure Loss” means the loss realized when the Assuming Institution has completed the foreclosure on a Shared-Loss Loan and has realized final recovery on the collateral through liquidation and recovery of all insurance proceeds. Each Foreclosure Loss shall be calculated in the form and determined in accordance with the methodologies set forth in Exhibits 2c(1)-(3).

“Fully Charged-Off Assets” means Assets subject to Failed Bank Charge-Offs that were completely charged-off by the Failed Bank and had a Book Value of zero on the Bank Closing Date.

“Holding Company” means any company owning Shares of the Assuming Institution that is a holding company pursuant to the Bank Holding Company Act of 1956, 12 U.S.C. 1841 et seq. or the Home Owners’ Loan Act, 12 U.S.C. 1461 et seq.

“Home Equity Loan” means a Loan or the funded or unfunded portions of a line of credit secured by a mortgage on a one-to-four-family residence or stock of a cooperative housing association in respect of which the Failed Bank did not have a first lien on the same property as collateral.

“Home Equity Loan Loss” means the loss on a Home Equity Loan calculated in the form and determined in accordance with the charge-off policies of and the loan classification criteria employed by the Assuming Institution’s Chartering Authority as set forth in Exhibit 2d(1).

“Investor-Owned Residential Loan” means a Loan, excluding advances made pursuant to a Home Equity Loan, that is secured by a mortgage on a one-to-four family residence or stock of a cooperative housing association that is not owner-occupied or the borrower’s primary residence.

“Intrinsic Loss Estimate” is twenty seven million, six hundred thirteen thousand, eight hundred twenty-two dollars ($27,613,822).

“Loan” has the meaning set forth in the Purchase and Assumption Agreement.

“Loan Records” means the subsidiary systems of record on which the loan history and balance of each Shared-Loss Loan is maintained; individual loan files containing either an original or copies of documents that are customary and reasonable with respect to loan servicing, including management and disposition of ORE; the records documenting alternatives considered with respect to loans in default or for which a default is reasonably foreseeable; records of loss calculations and supporting documentation with respect to line items on the loss calculations; and monthly delinquency reports and other performance reports customarily utilized by the Assuming Institution in management of loan portfolios.

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Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

“Loan Sale Loss” means the loss realized on a sale of a Shared-Loss Loan in pursuant to Section 4.1(a).

“Loss” means a Foreclosure Loss, Restructuring Loss, Short-Sale Loss, Loan Sale Loss, Modification Default Loss, Deficiency Loss or Home Equity Loan Loss.

“Loss Amount” means the dollar amount of any Loss incurred and reported on the Monthly Certificate for a Shared-Loss Loan.

“Management Standards” has the meaning set forth in Section 3.1.

“Member” has the meaning set forth in Section 7.10.

“Modification Default Loss” means the loss calculated in the form and determined accordance with the methodologies set forth in Exhibits 2a(1)-(3) for Single Family Shared-Loss Loans previously modified pursuant to this Agreement that subsequently default and result in a Foreclosure Loss, a Short Sale Loss or a Deficiency Loss.

“Modification Guidelines” has the meaning set forth in Section 2.4(c).

“Monthly Certificate” means a certificate or certificates, signed by an officer of the Assuming Institution involved in, or responsible for, the administration and servicing of the Shared-Loss Loans, whose name appears on a list provided to the Receiver (as updated by the Assuming Institution as needed from time to time) of servicing officers and the related supporting documentation, setting forth in such form and detail as the Receiver may specify from time to time the items set forth in Section 5.2.

“Monthly Loss Amount” means the sum of all Restructuring Losses, Deficiency Losses, Modification Default losses, Short-Sale Losses, Foreclosure Losses, Home Equity Loan Losses, Loan Sale Losses and losses on Investor-Owned Residential Loans realized by the Assuming Institution for any Shared-Loss Month.

“Net Loss Amount” means the sum of all Covered Losses less all Covered Gains pursuant to the Commercial Shared-Loss Agreement, plus the Cumulative Loss Amount under and as defined in the Single Family Agreement.

“Neutral Member” has the meaning set forth in Section 7.10(a)(ii).

“Notice of Dispute” has the meaning set forth in Section 7.3.

“Obligor” has the meaning set forth in the Purchase and Assumption Agreement.

“ORE” means the following Assets that (a) are owned by the Failed Bank as of the Bank Closing Date and purchased pursuant to the Purchase and Assumption Agreement or (b) have been acquired subsequent to the Bank Closing Date from the collection or settlement by the Assuming Institution of a Shared-Loss Loan, including, without limitation, any assets which have been fully or partially charged-off on the books and records of the Failed Bank or the Assuming Institution:

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Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
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(i) interests in real estate (other than Bank Premises and Fixtures), including but not limited to mineral rights, leasehold rights, condominium and cooperative interests, air rights and development rights; and

(ii) other assets (whether real property, furniture, fixtures or equipment and, at the option of the Receiver, other personal property) acquired by foreclosure of ORE or in full or partial satisfaction of judgments or indebtedness.

“Party-Appointed Arbitrator” has the meaning set forth in Section 7.10(a)(ii).

“Person” has the meaning set forth in the Purchase and Assumption Agreement.

“Receiver” has the meaning set forth in the Purchase and Assumption Agreement.

“Record” has the meaning set forth in the Purchase and Assumption Agreement.

“Recovery Amount” means, with respect to any period prior to the Termination Date, the amount of funds received by the Assuming Institution that are (i) gains on a Foreclosure Loss or Short-Sale Loss calculated in accordance with the methodology set forth in Exhibits 2c(1)-(3) or Exhibits 2b(1)-(3) respectively, (ii) gains realized from a sale of Shared-Loss Loans pursuant to Sections 4.1(a) and 4.1(b) for which the Assuming Institution has previously received a Restructuring Loss payment from the Receiver or (iii) incentive payments from national programs paid to an investor or borrower on loans that have been modified or otherwise treated in accordance with Exhibit 5.

“Related Loan” means a loan or extension of credit held by the Assuming Institution at any time on or prior to the end of the Final Shared-Loss Month that is:

(a) made to an Obligor of a Shared-Loss Loan; or

(b) attributable to the same primary Obligor with respect to any Loan described at paragraph (a) under the applicable rules of the Assuming Institution’s Chartering Authority concerning the legal lending limits of financial institutions organized under its jurisdiction as in effect on the Commencement Date.

“Respondent Party” has the meaning set forth in Section 7.6(b).

“Restructured Loan” means a Shared-Loss Loan for which the Assuming Institution has received a Restructuring Loss payment from the Receiver, and may apply to owner-occupied and investor-owned residences.

“Restructuring Loss” means the loss on a modified Loan or a Restructured Loan represented by the difference between (a) the principal, Accrued Interest, tax and insurance advances, third party or other fees due on such loan prior to the modification or restructuring and (b) the net present value of estimated cash flows on the modified or restructured loan, discounted at the Then-Current Interest Rate. Each Restructuring Loss shall be calculated in the form and determined in accordance with the methodologies set forth in Exhibits 2a(1)-(3), as applicable.

“Review Board” has the meaning set forth in Section 7.10.

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Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

“Settlement Interest Rate” has the meaning set forth in the Purchase and Assumption Agreement.

“Shared-Loss Loan” means any or all of a Single Family Shared-Loss Loan, Investor-Owned Residential Loan, Restructured Loan or Home Equity Loan and any Commitment with respect to those Loans or any ORE resulting from foreclosure on such Loans, excluding however any Loan or ORE resulting from foreclosure on such Loan that is insured or guaranteed by any department or agency of any federal, state or local governmental unit.

“Shared-Loss Month” means each calendar month commencing on the first day of each month following the Commencement Date and ending on the Termination Date, except that the first Shared-Loss Month shall begin on the Commencement Date and end on the last day of that month.

“Shares” means common stock and any instrument which is, or may become, convertible into common stock.

“Short-Sale Loss” means the loss resulting from the Assuming Institution’s acceptance from a mortgagor of a payoff in an amount less than the balance due on a Loan (including the costs of any cash incentives to the borrower to agree to such sale or to maintain the property pending such sale), provided that each Short-Sale Loss shall be calculated in the form and determined in accordance with the methodologies set forth in Exhibits 2b(1)-(3).

“Single Family Shared-Loss Loan” means a single family one-to-four owner-occupied residential mortgage loan, excluding a Home Equity Loan, that is secured by a mortgage on a one-to four family residence or stock of a cooperative housing association.

“Termination Date” means the last day of the month in which the tenth (10th) anniversary of the Commencement Date occurs.

“Then-Current Interest Rate” means the most recently published Primary Mortgage Market Survey® (PMMS) for 30-year fixed-rate loans, or such other interest rate approved by the Receiver.

“Third Party Servicer” means any servicer appointed from time to time by the Assuming Institution, which may include an Affiliate of the Assuming Institution, to service the Shared-Loss Loans on behalf of the Assuming Institution.

“Tranche 1 Amount” means a Net Loss Amount up to and including twenty seven million, six hundred thirteen thousand, eight hundred twenty-two dollars ($27,613,822).

“Tranche 2 Amount” means a Net Loss Amount in excess of the Tranche 1 Amount.

“True-Up Date” means the date which is forty-five (45) days after the latest to occur of the Termination Date of this Agreement, the Termination Date of the Commercial Agreement or disposition of all Assets pursuant to this Agreement or the Commercial Agreement.

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Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

EXHIBIT 1

MONTHLY CERTIFICATE

Note: This is an example only and not representative of any transaction.

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Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

FDIC as Receiver of: Fund No: Purchase and Assumption Agreement Dated: Beginning of this Shared-Loss Period: End of this Shared-Loss Period:	FDIC completes ### date 1/1/2010 3/31/2010

PART A. Openinq/Closinq/Net Shared-Loss Asset Balances - Active loans	Number	Balance
1. Opening Active Loans Balance	0	0
2. Add: HELOC Advances		0
3. Add: Capitalization (from restructuring, forbearance plans, etc)		0
4. Less: a) Prin Collections (amortization/partial)		0
b) Paid in Full	0	0
c) Foreclosures	0	0
d) Short Sales	0	0
e) Principal Reduction		0
f) Qualifying Charge-Offs (excluding accr int)	0	0
g) Loan Sales	0	0
5. Add: Other Adjustments (net)	0	0
6. Net (Reduction)/lncrease Amount	0	0
7. Closing Balance	0	0

PART B. Opening/Closing/Net Shared-Loss Asset Balances - ORE activity	Number	Balance
8. Opening ORE Balance	0	0
9. Add: New ORE	0	0
10. Add: ORE Adjustments (net)	0	0
11. Less: Sold ORE	0	0
12. Closing Balance	0	0

PART C. Loss Events and Charge-offs	Number	Balance
13. Opening Cumulative Covered Loss (Gain) Amount (SFR only)	0	0
14. Add: a) Foreclosure Sale Loss Amount	0	0
b) Short Sale Loss Amount	0	0
c) Restructuring Loss Amount	0	0
d) Charge-Off Loss Amount	0	0
15. Add: Qualifying Loss on Loan Sale	0	0
16. Less: a) Recoveries From Fully Charged Off Assets *	0	0
b) Other Recoveries and Adjustments
17. Less: a) FDIC Adjustment - Recoveries From Fully Charged Off Assets *		0
b) FDIC Adjustment - All Other		0
18. Total Covered Loss (Gain) Amount for this Period	0	0
19. Closing Cumulative Covered Loss (Gain) Amount	0	0
Memo items:
20. Total previously reported Recoveries from Fully Charged Off Assets		0
21. Total Recoveries this period		0

*	As of the beginning of the Loss Share Agreement

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-32	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

FDIC as Receiver of: Fund No: Purchase and Assumption Agreement Dated: Beginning of this Shared-Loss Period: End of this Shared-Loss Period:	FDIC completes ### date 1/1/2010 3/31/2010

Loans Secured by 1-4 Family Residential Property*

Secured by First Lien			Secured by Second Lien
	Number	Balance		Number	Balance
Current	0	0	Current	0	0
30-59 days	0	0	30-59 days	0	0
60-89 days	0	0	60-89 days	0	0
90-119 days	0	0	90-119 days	0	0
120+ days	0	0	120+days	0	0
In Bankruptcy (and not in	0	0	In Bankruptcy (and not in	0	0
Foreclosure)			Foreclosure)
In Foreclosure	0	0	In Foreclosure	0	0
Total	0	0	Total	0	0

Loans Secured by 1-4 Family Residential Property in Process of Restructuring**

Secured by First Lien			Secured by Second Lien
	Number	Balance		Number	Balance
Current	0	0	Current	0	0
30-59 days	0	0	30-59 days	0	0
60-89 days	0	0	60-89 days	0	0
90-119 days	0	0	90-119 days	0	0
120+ days	0	0	120+days	0	0
In Bankruptcy (and not in Foreclosure)	0	0	In Bankruptcy (and not in Foreclosure)	0	0
In Foreclosure	0	0	In Foreclosure	0	0
Total	0	0	Total	0	0

*	Note: Include both “Loans Secured by 1-4 Family Residential Property” and “Loans Secured by 1-4 Family Residential Property in Process of Restructuring”.

Total Number and Balance should equal Active Loan file.

**	Note: Include only “Loans Secured by 1-4 Family Residential Property in Process of Restructuring”

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-33	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

EXHIBIT 2a(1)

CALCULATION OF RESTRUCTURING LOSS

HAMP OR FDIC LOAN MODIFICATION

(Loan Written Down to Book Value Prior to Loss Share)

Note: This is an example only and not representative of any transaction.

1	Shared-Loss Month	20100831
2	Loan no:	123456
3	Modification Program:	HAMP

	Loan before Restructuring
4	Unpaid principal balance	450000
50	Net Book Value per Schedule 4.15A	375000
51	Less: Post closing principal payments	2500
5	Remaining term	298
6	Interest rate	0.06500
7	Next ARM reset rate (if within next 4 months)	0.00000
8	Interest Paid-To-Date	20091230
9	Delinquency Status	F
10	Monthly payment - P&I	2539
11	Monthly payment - T&I	200
	Total monthly payment	2739
12	Household current annual income	55000
13	Valuation Date	20100901
14	Valuation Amount	350000

15	Valuation Type (INT, EXTP, AVM, BPO, DA, DB, FA, PAU and TV)	AVM

	Terms of Modified/Restructured Loan
16	1st Trial Payment Due Date	20090119
17	Modification Effective Date	20090419
18	Net Unpaid Principal Balance (net of forbearance & principal reduction)	403147
19	Principal forbearance	60040
20	Principal reduction	0
21	Product (fixed or step)	step
22	Remaining amortization term	480
23	Maturity date	20490119
24	Interest rate	0.02000
25	Next Payment due date	20090601
26	Monthly payment - P&I	1221
27	Monthly payment - T&I	200
	Total monthly payment	1421
28	Next reset date	20140501
29	Interest rate change per adjustment	0.01000
30	Lifetime interest rate cap	0.05530
31	Back end DTI	0.45000

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-34	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

	Restructuring Loss Calculation
50-51	Net Book Value Less Principal Payments	372500
35	Attorneys’ fees	0

36	Foreclosure costs, including title search, filing fees, advertising, etc.	500
37	Property protection costs, maint. and repairs	0
38	Tax and insurance advances	2500
	Other Advances
39	Appraisal/Broker’s Price Opinion fees	100
40	Inspections	0
41	Other	0
	Gross balance recoverable by Assuming Institution	375600

	Cash Recoveries:
52	MI Claim Date	20090119
53	MI Claim Amount	252000
54	MI Response Date	20090519
42	MI Contribution	0
43	Other credits	0
44	T & I escrow account balances, if positive	0
	Total Cash Recovery	0

	Assumptions for Calculating Loss Share Amount, Restructured Loan:
45	Discount rate for projected cash flows	0.05530
46	Loan prepayment in full	120
47	NPV of projected cash flows (see amort schd1)	364556
48	Loss Amount	11044

Note: If the calculated Loss Amount is negative, meaning loss event proceeds are greater than the gross balance recoverable by the Assuming Institution, the claim is considered a recovery and reduces the total reported loss claim amount prior to applying the Applicable Percentage. If the total amount of the Certificate loss claim is negative, the payment amount due the FDIC is calculated by applying the Applicable Percentage.

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-35	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

EXHIBIT 2a(2)

CALCULATION OF RESTRUCTURING LOSS

HAMP OR FDIC LOAN MODIFICATION

(No Preceding Loan Restructure Under Loss Share)

Note: This is an example only and not representative of any transaction.

1	Shared-Loss Month	20090531
2	Loan no:	123456
3	Modification Program:	HAMP

	Loan before Restructuring
4	Unpaid principal balance	450000
5	Remaining term	298
6	Interest rate	0.06500
7	Next ARM reset rate (if within next 4 months)	0.00000
8	Interest Paid-To-Date	20091230
9	Delinquency Status	F
10	Monthly payment - P&I	3047
11	Monthly payment - T&I	200
	Total monthly payment	3247
12	Household current annual income	55000
13	Valuation Date	20100901
14	Valuation Amount	350000
15	Valuation Type (INT, EXTP, AVM, BPO, DA, DB, FA, PAU and TV)	AVM

	Terms of Modified/Restructured Loan
16	1st Trial Payment Due Date	20090119
17	Modification Effective Date	20090419
18	Net Unpaid Principal Balance (net of forbearance & principal reduction)	403147
19	Principal forbearance	60040
20	Principal reduction	0
21	Product (fixed or step)	step
22	Remaining amortization term	480
23	Maturity date	20490119
24	Interest rate	0.02000
25	Next Payment due date	20090601
26	Monthly payment - P&I	1221
27	Monthly payment - T&I	200
	Total monthly payment	1421
28	Next reset date	20140501
29	Interest rate change per adjustment	0.01000
30	Lifetime interest rate cap	0.05530
31	Back end DTI	0.45000

	Restructuring Loss Calculation

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-36	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

same as 4 above	Unpaid Principal Balance before restructuring/modification	450000
34	Accrued interest, limited to 90 days	7313
35	Attorneys’ fees	0
36	Foreclosure costs, including title search, filing fees, advertising, etc.	500
37	Property protection costs, maint. and repairs	0
38	Tax and insurance advances	2500
	Other Advances
39	Appraisal/Broker’s Price Opinion fees	100
40	Inspections	0
41	Other	0
	Gross balance recoverable by Assuming Institution	460413

	Cash Recoveries:
52	MI Claim Date	20090119
53	MI Claim Amount	370000
54	MI Response Date	20090519
42	MI Contribution	0
43	Other credits	0
44	T & I escrow account balances, if positive	0
	Total Cash Recovery	0

	Assumptions for Calculating Loss Share Amount, Restructured Loan:
45	Discount rate for projected cash flows	0.05530
46	Loan prepayment in full	120
47	NPV of projected cash flows (see amort schd2)	364556

48	Loss Amount	95856

Note: If the calculated Loss Amount is negative, meaning loss event proceeds are greater than the gross balance recoverable by the Assuming Institution, the claim is considered a recovery and reduces the total reported loss claim amount prior to applying the Applicable Percentage. If the total amount of the Certificate loss claim is negative, the payment amount due the FDIC is calculated by applying the Applicable Percentage.

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-37	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

EXHIBIT 2a(3)

CALCULATION OF RESTRUCTURING LOSS

2ND FDIC RESTRUCTURING

Note: This is an example only and not representative of any transaction.

Restructure after Covered Loan Restructuring
1	Shared-Loss Month	20090531
2	Loan no:	123456
3	Modification Program:	FDIC

	Loan before Restructuring
4	Unpaid principal balance	450000
5	Remaining term	298
6	Interest rate	0.06500
7	Next ARM reset rate (if within next 4 months)	0.00000
8	Interest Paid-To-Date	20091230
9	Delinquency Status	F
10	Monthly payment - P&I	3047
11	Monthly payment - T&I	200
	Total monthly payment	3247
12	Household current annual income	55000
13	Valuation Date	20100901
14	Valuation Amount	350000
15	Valuation Type (INT, EXTP, AVM, BPO, DA, DB, FA, PAU and TV)	AVM

	Terms of Modified/Restructured Loan
16	1st Trial Payment Due Date	20090201
17	Modification Effective Date	20090501
18	Net Principal balance (net of forbearance & principal reduction)	403147
19	Principal forbearance	60040
20	Principal reduction	0
21	Product (fixed or step)	step
22	Remaining amortization term	480
23	Maturity date	20490501
24	Interest rate	0.02000
25	Next Payment due date	20090601
26	Monthly payment - P&I	1221
27	Monthly payment - T&I	200
	Total monthly payment	1421
28	Next reset date	20140501
29	Interest rate change per adjustment	0.01000
30	Lifetime interest rate cap	0.05530
31	Back end DTI	0.45000

	Restructuring Loss Calculation
32	Previous NPV of loan modification	458740

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-38	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

33	Less: Post modification principal payments	2500
	Plus:
35	Attorneys’ fees	0
36	Foreclosure costs, including title search, filing fees, advertising, etc.	500
37	Property protection costs, maint. and repairs	0
38	Tax and insurance advances	2500
	Other Advances
39	Appraisal/Broker’s Price Opinion fees	100
40	Inspections	0
41	Other	0
	Gross balance recoverable by Assuming Institution	459340

	Cash Recoveries:
52	MI Claim Date	20090119
53	MI Claim Amount	0
54	MI Response Date	20090519
42	MI contribution	0
43	Other credits	0
44	T & I escrow account balances, if positive	0
	Total Cash Recovery	0

	Assumptions for Calculating Loss Share Amount, Restructured Loan:
45	Discount rate for projected cash flows	0.05530
46	Loan prepayment in full	120
47	NPV of projected cash flows (see amort schd3)	364556

48	Loss Amount	94784

Note: If the calculated Loss Amount is negative, meaning loss event proceeds are greater than the gross balance recoverable by the Assuming Institution, the claim is considered a recovery and reduces the total reported loss claim amount prior to applying the Applicable Percentage. If the total amount of the Certificate loss claim is negative, the payment amount due the FDIC is calculated by applying the Applicable Percentage.

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-39	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

Notes to Exhibits 2a (Restructuring)

1.	The data shown are for illustrative purposes.

2.	The Covered Loss is the difference between the gross balance recoverable by the Assuming Institution and the total cash recovery. There are three methods of calculation for Restructuring Loss:

a.	Use Exhibit 2a(1) for loans written down to book value prior to the Bank Closing Date (based on the loan balance specified on Schedule 4.15A) less any post closing principal payments.

b.	If a Restructuring Loss has already been processed for the loan, use Exhibit 2a(3). This version uses the Net Present Value (NPV) of the modified loan as the starting point for the Covered Loss.

c.	Otherwise, use Exhibit 2a(2). The unpaid balance of the loan as of the last payment date is the starting point for this Restructuring Loss calculation.

3.

The gross balance recoverable by the Assuming Institution (shown after line 41) is calculated as: the sum of lines 50-51, and 35-41 for Exhibit 2a(1), the sum of lines 4, and 34-41 for Exhibit 2a(2), line 32 minus line 33 plus lines 35-41 for Exhibit 2a(3). Costs specified in lines 35-41 must be related to the second restructuring.

4.

For all Exhibits 2a, the Assuming Institution’s (or Third Party Servicer’s) reasonable and customary out-of-pocket costs paid to either a third party or an Affiliate for foreclosure, property protection and maintenance costs, repairs, assessments, taxes, insurance and similar items are treated as part of the gross recoverable balance, to the extent they are not paid from funds in the borrower’s escrow account, and are limited to amounts specified in Federal National Mortgage Association or Federal Home Loan Mortgage Corporation guidelines (as in effect from time to time).

5.	For all Exhibits 2a, the total cash recovery is calculated as the sum of the lines 52-54 and 42-44.

6.

For purposes of loss sharing, Losses on Restructured Loans are calculated as the difference between the gross balance recoverable by the Assuming Institution and the Net Present Value (NPV) of the estimated cash flows (line 47). The cash flows should assume no default or prepayment for ten years, followed by prepayment in full at the end of ten (10) years (one hundred twenty (120) months).

7.

Reasonable and customary third party attorneys’ fees and expenses incurred by or on behalf of the Assuming Institution in connection with any enforcement procedures, or otherwise with respect to such loan, are reported under attorneys’ fees.

8.	For owner-occupied residential loans, the NPV is calculated using then current Primary Mortgage Market Survey® (PMMS) for 30-year fixed-rate loans as of the restructuring date.

9.	For Investor-Owned Residential Loans or non-owned occupied residential loans, the Assuming Institution may propose a commercially reasonable discount rate for the NPV calculation.

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-40	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

10.

If the new loan is an adjustable-rate loan, interest rate resets and related cash flows should be projected based on the index rate in effect at the date of the loan restructuring. If the restructured loan otherwise provides for specific changes in monthly principal and interest (“P&I”) payments over the term of the loan, those changes should be reflected in the NPV. The Assuming Institution must retain the supporting schedules of NPV as required by Section 5.2 of the Single Family Shared-Loss Agreement and provide it to the FDIC if requested for a sample audit.

11.

Do not include late fees, prepayment penalties, or any similar lender fees or charges by the Failed Bank or Assuming Institution to the loan account, any allocation of the Assuming Institution’s servicing costs, or any allocations of the Assuming Institution’s general and administrative (G&A) or other operating costs.

12.

If Exhibit 2a(1) or 2a(3) is used, then no Accrued Interest may be included as a Covered Loss. Otherwise, the amount of Accrued Interest that may be added to the balance of the loan is limited to the minimum of:

a.	ninety (90) days;

b.	the number of days that the loan is delinquent at the time of restructuring; or

c.	the number of days between the resolution date and the restructuring.

To calculate Accrued Interest, apply the note interest rate that would have been in effect if the loan were performing to the principal balance after application of the last payment made by the borrower.

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-41	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

EXHIBIT 2b(1)

CALCULATION OF SHORT-SALE LOSS

(WRITTEN DOWN TO BOOK VALUE)

Note: This is an example only and not representative of any transaction.

Exhibit 2b(1)

CALCULATION OF LOSS FOR SHORT SALE LOANS

Loan written down to book value prior to Loss Share

1	Shared-Loss Month:	20090531
2	Loan #	62201
3	Interest Paid-to-Date	20071130
4	Short Payoff Date	20090522
5	Note Interest rate	0.08500
6	Occupancy	Owner
	If owner occupied:
7	Household current annual income	45000
8	Estimated NPV of loan mod	220000
9	Valuation Date	20090121
10	Valuation Amount	300000

11	Valuation Type (INT, EXTP, AVM, BPO, DA, DB, FA, PAU and TV)	EXT

	Short-Sale Loss calculation
13	Net Book Value per Schedule 4.15A	300000
14	Less: Post closing principal payments	0
17	Accrued interest, limited to 90 days	6375
18	Attorneys’ fees	75
19	Foreclosure costs, including title search, filing fees, advertising, etc.	0
20	Property protection costs, maint., repairs and any costs or expenses relating to environmental conditions	0
21	Tax and insurance advances	0
	Other Advances
22	Appraisal/Broker’s Price Opinion fees	250
23	Inspections	600
24	Other	0
25	Incentive to borrower	5000

	Gross balance recoverable by Assuming Institution	312300

	Cash Recoveries:
26	Amount accepted in Short-Sale (proceeds gross of claimed amounts)	275000
27	Hazard Insurance	0
33	MI Claim Date	20090119
34	MI Claim Amount	0
35	MI Response Date	20090519
28	Mortgage Insurance	0
29	T & I escrow account balance, if positive	0

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-42	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

30	Other credits, if any (itemize)	0
	Total Cash Recovery	275000

31	Loss Amount	37300

[1]	Costs with respect to environmental remediation activities are limited to $200,000 unless prior consent of the FDIC

Note: If the calculated Loss Amount is negative, meaning loss event proceeds are greater than the gross balance recoverable by the Assuming Institution, the claim is considered a recovery and reduces the total reported loss claim amount prior to applying the Applicable Percentage. If the total amount of the Certificate loss claim is negative, the payment amount due the FDIC is calculated by applying the Applicable Percentage.

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-43	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

EXHIBIT 2b(2)

CALCULATION OF LOSS FOR SHORT-SALE LOANS

(NO PRECEDING LOAN MODIFICATION UNDER LOSS SHARE)

Note: This is an example only and not representative of any transaction.

Exhibit 2b(2)

CALCULATION OF LOSS FOR SHORT SALE LOANS

No Preceding Loan Restructure under Loss Share

1	Shared-Loss Month:	20090531
2	Loan #	58776
3	Interest Paid-to-Date	20080731
4	Short Payoff Date	20090417
5	Note Interest rate	0.07750
6	Occupancy	Owner
	If owner occupied:
7	Household current annual income	38500
8	Estimated NPV of loan mod	200000
9	Valuation Date	20090121
10	Valuation Amount	300000
11	Valuation Type (INT, EXTP, AVM, BPO, DA, DB, FA, PAU and TV)	EXT

	Short-Sale Loss calculation
12	Loan UPB	375000
17	Accrued interest, limited to 90 days	7266
18	Attorneys’ fees	0
19	Foreclosure costs, including title search, filing fees, advertising, etc.	400
20	Property protection costs, maint., repairs and any costs or expenses relating to environmental conditions	1450
21	Tax and insurance advances	0
	Other Advances
22	Appraisal/Broker’s Price Opinion fees	350
23	Inspections	600
24	Other	0
25	Incentive to borrower	2000
	Gross balance recoverable by Assuming Institution	387066

	Cash Recoveries:
26	Amount accepted in Short-Sale (proceeds gross of claimed amounts)	275000
27	Hazard Insurance	0
33	MI Claim Date	20090119
34	MI Claim Amount	0
35	MI Response Date	20090519
28	Mortgage Insurance	0
29	T & I escrow account balance, if positive	0

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-44	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

30	Other credits, if any (itemize)	0
	Total Cash Recovery	275000

31	Loss Amount	112066

[1]	Costs with respect to environmental remediation activities are limited to $200,000 unless prior consent of the FDIC

Note: If the calculated Loss Amount is negative, meaning loss event proceeds are greater than the gross balance recoverable by the Assuming Institution, the claim is considered a recovery and reduces the total reported loss claim amount prior to applying the Applicable Percentage. If the total amount of the Certificate loss claim is negative, the payment amount due the FDIC is calculated by applying the Applicable Percentage.

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-45	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

EXHIBIT 2b(3)

CALCULATION OF LOSS FOR SHORT-SALE LOANS

(AFTER A COVERED LOAN MODIFICATION)

Note: This is an example only and not representative of any transaction.

Exhibit 2b(3)

CALCULATION OF LOSS FOR SHORT SALE LOANS

Short-Sale after Covered Loan Restructuring

1	Shared-Loss Month:	20090531
2	Loan #	20076
3	Interest paid-to-date	20080930
4	Short Payoff Date	20090402
5	Note Interest rate	0.07500
9	Valuation Date	20090121
10	Valuation Amount	230000

11	Valuation Type (INT, EXTP, AVM, BPO, DA, DB, FA, PAU and TV)	EXT

	Short-Sale Loss calculation
15	NPV of projected cash flows at first loan mod	311000
16	Less: Post modification principal payments	1000
	Plus:
18	Attorneys’ fees	0
19	Foreclosure costs, including title search, filing fees, advertising, etc.	0
20	Property protection costs, maint., repairs and any costs or expenses relating to environmental conditions	0
21	Tax and insurance advances	0
	Other advances
22	Appraisal/Broker’s Price Opinion fees	350
23	Inspections	600
24	Other	0
25	Incentive to borrower	3500

	Gross balance recoverable by Assuming Institution	314450

	Cash Recoveries:
26	Amount accepted in Short-Sale (proceeds gross of claimed amounts)	210000
27	Hazard Insurance	0
33	MI Claim Date	19000100
34	MI Claim Amount	0
35	MI Response Date	19000100
28	Mortgage Insurance	0
29	T & I escrow account balance, if positive	400
30	Other credits, if any (itemize)	0

	Total Cash Recovery	210400

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-46	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

31	Loss Amount	104050

[1]	Costs with respect to environmental remediation activities are limited to $200,000 unless prior consent of the FDIC

Note: If the calculated Loss Amount is negative, meaning loss event proceeds are greater than the gross balance recoverable by the Assuming Institution, the claim is considered a recovery and reduces the total reported loss claim amount prior to applying the Applicable Percentage. If the total amount of the Certificate loss claim is negative, the payment amount due the FDIC is calculated by applying the Applicable Percentage.

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-47	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

Notes to Exhibits 2b (Short-Sale)

1.	The data shown are for illustrative purposes.

2.

The Covered Loss is the difference between the gross balance recoverable by Assuming Institution and the total cash recovery. There are three methods of calculation for Short-Sale Loss, depending upon the circumstances:

a.	Use Exhibit 2b(1) for loans written down to book value prior to bank failure (based on the loan balance specified on Schedule 4.15A) less any post closing principal payments.

b.

If a Restructuring Loss was submitted prior to the short sale, use Exhibit 2b(3). This version uses the Net Present Value (NPV) of the modified loan as the starting point for the Covered Loss less post-modification principal payments.

c.	Otherwise, use Exhibit 2b(2). The unpaid balance of the loan as of the last payment date is the starting point for this Short-Sale Loss calculation.

3.

The gross balance recoverable by the Assuming Institution (shown after line 25) is calculated as: line 13 minus line 14 plus lines 18-25 for Exhibit 2b(1), the sum of lines 12, 17-25 for Exhibit 2b(2), line 15 minus line 16 plus lines 18-25 for Exhibit 2b(3).

4.

For all Exhibits 2b, the Assuming Institution’s (or Third Party Servicer’s) reasonable and customary out-of-pocket costs paid to either a third party or an Affiliate for foreclosure, property protection and maintenance costs, repairs, assessments, taxes, insurance and similar items are treated as part of the gross recoverable balance, to the extent they are not paid from funds in the borrower’s escrow account, and are limited to amounts specified in Federal National Mortgage Association or Federal Home Loan Mortgage Corporation guidelines (as in effect from time to time).

5.	The total cash recovery is calculated as the sum of lines 26-30 for all Exhibits 2b and is shown after line 30.

6.

Reasonable and customary third party attorneys’ fees and expenses incurred by on or behalf of the Assuming Institution in connection with any enforcement procedures, or otherwise with respect to such loan, are reported under attorneys’ fees.

7.

Do not include late fees, prepayment penalties or any similar lender fees or charges by the Failed Bank or the Assuming Institution to the loan account, any allocation of the Assuming Institution’s servicing costs, or any allocations of the Assuming Institution’s general and administrative (G&A) or other operating costs.

8.	Net liquidation proceeds are gross of any claimed amounts and Accrued Interest amounts.

9.

If Exhibit 2b(1) or 2b(3) is used, then no Accrued Interest may be included as a Covered Loss. Otherwise, the amount of Accrued Interest that may be included as a Covered Loss is limited to the minimum of:

a.	ninety (90) days;

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-48	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

b.	the number of days that the loan is delinquent when the property was sold; or

c.	the number of days between the resolution date and the date when the property was sold.

To calculate Accrued Interest, apply the note interest rate that would have been in effect if the loan were performing to the principal balance after application of the last payment made by the borrower.

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-49	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

EXHIBIT 2c(1)

CALCULATION OF FORECLOSURE LOSS

(ORE OR FORECLOSURE OCCURRED PRIOR TO LOSS SHARE AGREEMENT)

Note: This is an example only and not representative of any transaction.

Exhibit 2c(1)

CALCULATION OF FORECLOSURE LOSS

Loan written down to book value prior to Loss Share

1	Shared-Loss Month	20090630
2	Loan no:	364574

3	Interest Paid-To-Date	20071001
4	Foreclosure sale date	20080202
5	Liquidation date	20090412
6	Note Interest rate	0.08100
10	Valuation Date	20090121
11	Valuation Amount	228000
12	Valuation Type (INT, EXTP, AVM, BPO, DA, DB, FA, PAU and TV)	INT

	Foreclosure Loss calculation
13	Net Book Value per Schedule 4.15A	244900
14	Less: Post closing principal payments	0

	Costs incurred after Loss Share agreement in place:
19	Attorneys’ fees	0
20	Foreclosure costs, including title search, filing fees, advertising, etc.	0
21	Property protection costs, maint. and repairs	6500
22	Tax and insurance advances	0
	Other Advances
23	Appraisal/Broker's Price Opinion fees	0
24	Inspections	0
25	Other	0
	Gross balance recoverable by Assuming Institution	251400

	Cash Recoveries:
26	Net liquidation proceeds (from HUD-1 settl stmt)	219400
27	Hazard Insurance proceeds	0
33	MI Claim Date	19000100
34	MI Claim Amount	0
35	MI Response Date	19000100
28	Mortgage Insurance proceeds	0
29	T & I escrow account balances, if positive	0
30	Other credits, if any (itemize)	0
	Total Cash Recovery	219400

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-50	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

31	Loss Amount	32000

Note: If the calculated Loss Amount is negative, meaning loss event proceeds are greater than the gross balance recoverable by the Assuming Institution, the claim is considered a recovery and reduces the total reported loss claim amount prior to applying the Applicable Percentage. If the total amount of the Certificate loss claim is negative, the payment amount due the FDIC is calculated by applying the Applicable Percentage.

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-51	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

EXHIBIT 2c(2)

CALCULATION OF FORECLOSURE LOSS

(DURING THE TERM OF THE AGREEMENT,

NO PRECEDING LOAN MODIFICATION UNDER LOSS SHARE)

Note: This is an example only and not representative of any transaction.

Exhibit 2c(2)

CALCULATION OF FORECLOSURE LOSS

No Preceding Loan Restructuring under Loss Share

1	Shared-Loss Month	20090531
2	Loan no:	292334
3	Interest Paid-to-Date	20080430
4	Foreclosure sale date	20090115
5	Liquidation date	20090412
6	Note Interest rate	0.08000
7	Occupancy	Owner
	If owner occupied:
8	Household current annual income	42000
9	Estimated NPV of loan mod	195000
10	Valuation Date	20090121
11	Valuation Amount	235000

12	Valuation Type (INT, EXTP, AVM, BPO, DA, DB, FA, PAU and TV)	EXT BPO

	Foreclosure Loss calculation
15	Loan Principal balance at property reversion	300000
	Plus:
18	Accrued interest, limited to 90 days	6000
19	Attorneys’ fees	0
20	Foreclosure costs, including title search, filing fees, advertising, etc.	500
21	Property protection costs, maint. and repairs	5500
22	Tax and insurance advances	1500
	Other Advances
23	Appraisal/Broker's Price Opinion fees	0
24	Inspections	50
25	Other	0

	Gross balance recoverable by Assuming Institution	313550

	Cash Recoveries:
26	Net liquidation proceeds (from HUD-1 settl stmt)	205000
27	Hazard Insurance proceeds	0
33	MI Claim Date	19000100
34	MI Claim Amount	0
35	MI Response Date	19000100
28	Mortgage Insurance proceeds	0

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-52	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

29	T & I escrow account balances, if positive	0
30	Other credits, if any (itemize)	0
	Total Cash Recovery	205000

31	Loss Amount	108550

Note: If the calculated Loss Amount is negative, meaning loss event proceeds are greater than the gross balance recoverable by the Assuming Institution, the claim is considered a recovery and reduces the total reported loss claim amount prior to applying the Applicable Percentage. If the total amount of the Certificate loss claim is negative, the payment amount due the FDIC is calculated by applying the Applicable Percentage.

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-53	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

EXHIBIT 2c(3)

CALCULATION OF FORECLOSURE LOANS

(FORECLOSURE AFTER COVERED LOAN MODIFICATION)

Note: This is an example only and not representative of any transaction.

Exhibit 2c(3)

CALCULATION OF FORECLOSURE LOSS

Foreclosure after a Covered Loan Restructuring

1	Shared-Loss Month	20090531
2	Loan no:	138554
3	Interest Paid-to-Date	20080430
4	Foreclosure sale date	20090115
5	Liquidation date	20090412
6	Note Interest rate	0.04000
10	Valuation Date	20081215
11	Valuation Amount	210000

12	Valuation Type (INT, EXTP, AVM, BPO, DA, DB, FA, PAU and TV)	EXT

	Foreclosure Loss calculation
16	NPV of projected cash flows at loan mod	285000
17	Less: Post modification principal payments	2500
	Plus:
19	Attorneys’ fees	0
20	Foreclosure costs, including title search, filing fees, advertising, etc.	500
21	Property protection costs, maint. and repairs	7000
22	Tax and insurance advances	2000
	Other Advances
23	Appraisal/Broker's Price Opinion fees	0
24	Inspections	0
25	Other	0

	Gross balance recoverable by Assuming Institution	292000

	Cash Recoveries:
26	Net liquidation proceeds (from HUD-1 settl stmt)	201000
27	Hazard Insurance proceeds	0
33	MI Claim Date	19000100
34	MI Claim Amount	0
35	MI Response Date	19000100
28	Mortgage Insurance proceeds	0
29	T & I escrow account balances, if positive	0
30	Other credits, if any (itemize)	0
	Total Cash Recovery	201000

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-54	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

31	Loss Amount	91000

Note: If the calculated Loss Amount is negative, meaning loss event proceeds are greater than the gross balance recoverable by the Assuming Institution, the claim is considered a recovery and reduces the total reported loss claim amount prior to applying the Applicable Percentage. If the total amount of the Certificate loss claim is negative, the payment amount due the FDIC is calculated by applying the Applicable Percentage.

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-55	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

Notes to Exhibits 2c (Foreclosure)

1.	The data shown are for illustrative purposes.

2.

The Covered Loss is the difference between the gross balance recoverable by Assuming Institution and the total cash recovery. There are three methods of calculation for Foreclosure Loss, depending upon the circumstance:

a.	Use Exhibit 2c(1) for loans written down to book value prior to bank failure (based on the loan balance specified on Schedule 4.15A) less any post closing principal payments.

b.

If a Restructuring Loss was submitted prior to the foreclosure liquidation, use Exhibit 2c(3). This version uses the Net Present Value (NPV) of the modified loan as the starting point for the Covered Loss less post modification principal payments.

c.	Otherwise, use Exhibit 2c(2). The unpaid balance of the loan as of the last payment date is the starting point for this Foreclosure Loss calculation.

3.

The gross balance recoverable by the Assuming Institution (shown after line 25) is calculated as: line 13 minus line 14 plus lines 19-25 for Exhibit 2c(1), the sum of lines 15, 18-25 for Exhibit 2c(2), line 13 minus line 14 plus lines 19-25 for Exhibit 2c(3).

4.

For all Exhibits 2c, the Assuming Institution’s (or Third Party Servicer’s) reasonable and customary out-of-pocket costs paid to either a third party or an Affiliate for foreclosure, property protection and maintenance costs, repairs, assessments, taxes, insurance and similar items are treated as part of the gross recoverable balance, to the extent they are not paid from funds in the borrower’s escrow account, and are limited to amounts specified in Federal National Mortgage Association or Federal Home Loan Mortgage Corporation guidelines (as in effect from time to time).

5.	The total cash recovery is calculated as the sum of lines 26-30, 33-35 for all Exhibits 2c and is shown after line 30.

6.

Reasonable and customary third party attorneys’ fees and expenses incurred by or on behalf of the Assuming Institution in connection with any enforcement procedures, or otherwise with respect to such loan, are reported under attorneys’ fees.

7.

Do not include late fees, prepayment penalties or any similar lender fees or charges by the Failed Bank or the Assuming Institution to the loan account, any allocation of the Assuming Institution’s servicing costs, or any allocations of the Assuming Institution’s general and administrative (G&A) or other operating costs.

8.	Net liquidation proceeds are gross of any claimed amounts and Accrued Interest amounts.

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-56	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

9.

If Exhibit 2c(1) or 2c(3) is used, then no Accrued Interest may be included as a Covered Loss. Otherwise, the amount of Accrued Interest that may be included as a Covered Loss is limited to the minimum of:

a.	ninety (90) days;

b.	the number of days that the loan is delinquent when the property was sold; or

c.	the number of days between the resolution date and the date when the property was sold.

To calculate Accrued Interest, apply the note interest rate that would have been in effect if the loan were performing to the principal balance after application of the last payment made by the borrower.

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-57	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

EXHIBIT 2d(1)

CALCULATION OF HOME EQUITY LOAN LOSS

Note: This is an example only and not representative of any transaction.

1	Shared-Loss Month:	20090531
2	Loan #	58776

3	Interest paid-to-date	20081201
4	Charge-Off Date	20090531
5	Note Interest rate	0.03500
6	Occupancy	Owner
	If owner occupied:
7	Household current annual income	0
8	Valuation Date	20090402
9	Valuation Amount	230000
10	Valuation Type (INT, EXTP, AVM, BPO, DA, DB, FA, PAU and TV)	BPO
11	Balance of superior liens	300000

	Charge-Off Loss calculation
12	Loan Principal balance	55000
13	Charge-off amount (principal only)	55000
	Plus:
14	Accrued interest, limited to 90 days	481
15	Attorneys’ fees	0
16	Foreclosure costs, including title search, filing fees, advertising, etc.	250
17	Property protection costs, maint., repairs and any costs or expenses relating to environmental conditions	0
18	Tax and insurance advances	0
	Other Advances
19	Appraisal/Broker’s Price Opinion fees	75
20	Inspections	0
21	Other	0

	Gross balance recoverable by Assuming Institution	55806

22	Foreclosure sale proceeds	0
23	Hazard Insurance proceeds	0
31	MI Claim Date	19000100
32	MI Claim Amount	0
33	MI Response Date	19000100
24	Mortgage Insurance proceeds	0
25	Tax overage	0
26	First lien payoff	1500
27	Other credits, if any (itemize)	0

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-58	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

	Total Cash Recovery	1500

28	Loss Amount	54306

[1]	Costs with respect to environmental remediation activities are limited to $200,000 unless prior consent of the FDIC

Note: If the calculated Loss Amount is negative, meaning loss event proceeds are greater than the gross balance recoverable by the Assuming Institution, the claim is considered a recovery and reduces the total reported loss claim amount prior to applying the Applicable Percentage. If the total amount of the Certificate loss claim is negative, the payment amount due the FDIC is calculated by applying the Applicable Percentage.

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-59	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

EXHIBIT 2d(2)

CALCULATION OF RECOVERY

WHEN A RESTRUCTURING LOSS HAS BEEN PAID

Note: This is an example only and not representative of any transaction.

Shared-Loss Month:	[input month]
Loan No.:	[input loan no.)

NOTE

The calculation of recovery on a loan for which a Restructuring Loss has been paid will only apply if the loan is sold.

EXAMPLE CALCULATION
Restructuring Loss Information
Loan principal balance before restructuring		$200,000	A
NPV, restructured loan		165,000	B

Loss on restructured loan		$35,000	A – B
Times FDIC applicable loss share % (80%)		80%

Loss share payment to Assuming Institution		$28,000	C
Calculation – Recovery amount due to Receiver
Loan sales price		$190,000
NPV of restructured loan at mod date		165,000

Gain - step 1		25,000	D

PLUS
Loan UPB after restructuring	(1)	200,000
Loan UPB at liquidation date		192,000

Gain - step 2 (principal collections after restructuring)		8,000	E

Recovery amount		33,000	D + E
Times FDIC loss share %		80%

Recovery due to FDIC		$26,400	F

Net loss share paid to Assuming Institution (C – F)		$1,600

Proof Calculation	(2)
Loan principal balance		$200,000	G

Principal collections on loan		8,000
Sales price for loan		190,000

Total collections on loan		198,000	H

Net loss on loan		$2,000	G –H
Times FDIC applicable loss share % (80%)		80%
Loss share payment to Assuming Institution		$1,600

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-60	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

(1)

This example assumes that the FDIC loan modification program as shown in Exhibit 5 is applied and the loan restructuring does not result in a reduction in the loan principal balance due from the borrower.

(2)	This proof calculation is provided to illustrate the concept and the Assuming Institution is not required to provide this with its Recovery calculations.

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-61	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

Notes to Exhibits 2d (Charge-Off)

1.	The data shown are for illustrative purposes.

2.

The Covered Loss is the difference between the gross loss recoverable by Assuming Institution and the total cash recovery. The gross balance recoverable by the Assuming Institution is calculated as the charge-off amount plus permissible third party fees (sum of lines 13-21). If a charge-off occurred prior to bank failure, the charge-off amount is limited to the loan balance specified on Schedule 4.15A less post closing principal payments. Otherwise the charge-off amount is limited to the outstanding principal balance at the time of the last payment made.

3.

For all Exhibits 2d, the Assuming Institution’s (or Third Party Servicer’s) reasonable and customary out-of-pocket costs paid to either a third party or an Affiliate for foreclosure, property protection and maintenance costs, repairs, assessments, taxes, insurance and similar items are treated as part of the gross recoverable balance, to the extent they are not paid from funds in the borrower’s escrow account, and are limited to amounts specified in Federal National Mortgage Association or Federal Home Loan Mortgage Corporation guidelines (as in effect from time to time).

4.	The total cash recovery is calculated as the sum of lines 23-27, and is shown after line 27.

5.

Reasonable and customary attorneys’ fees and expenses incurred by or on behalf of the Assuming Institution in connection with any enforcement procedures, or otherwise with respect to such loan, are reported under attorneys’ fees.

6.

Do not include late fees, prepayment penalties, or any similar lender fees or charges by the Failed Bank or the Assuming Institution to the loan account, any allocation of the Assuming Institution’s servicing costs or any allocations of the Assuming Institution’s general and administrative (G&A) or other operating costs.

7.	If a Charge-Off occurred prior to bank failure, no Accrued Interest may be claimed. Otherwise, the amount of Accrued Interest that may be included as a Covered Loss is limited to the minimum of:

a.	ninety (90) days;

b.	the number of days that the loan is delinquent when the Charge-Off occurred; or

c.	the number of days between the resolution date and the Charge-Off date.

To calculate Accrued Interest, apply the note interest rate that would have been in effect if the loan were performing to the principal balance after application of the last payment made by the borrower.

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-62	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

EXHIBIT 2e(1)

CALCULATION OF LOAN SALE LOSS

(LOAN WRITTEN DOWN TO BOOK VALUE PRIOR TO LOSS SHARE)

Note: This is an example only and not representative of any transaction.

Exhibit 2e(1)

CALCULATION OF LOAN SALE LOSS

Loan written down to book value prior to Loss Share

1	Shared-Loss Month	20100930
22	FDIC Asset ID:	4587999
2	Loan No:
7	Valuation Date	20100330
8	Valuation Amount	250000
9	Valuation Type (INT, EXTP, AVM, BPO, DA, DB, FA, PAU and TV)	INT
10	Delinquency Status	F

	Loan Sale Loss calculation
11	Net Book Value per Schedule 4.15A	250000
12	Less: Post closing principal payments	1000
	Gross balance recoverable by Assuming Institution	249000

	Cash Recoveries:
3	Sale Date	20100920
4	Gross Sale Proceeds	220000
16	Other credits, if any (itemize)	0
	Total Cash Recovery	220000

5	Loss Amount	29000

Note: If the calculated Loss Amount is negative, meaning loss event proceeds are greater than the gross balance recoverable by the Assuming Institution, the claim is considered a recovery and reduces the total reported loss claim amount prior to applying the Applicable Percentage. If the total amount of the Certificate loss claim is negative, the payment amount due the FDIC is calculated by applying the Applicable Percentage.

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-63	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

EXHIBIT 2e(2)

CALCULATION OF LOAN SALE LOSS

(NO PRECEDING LOAN MODIFICATION UNDER LOSS SHARE)

Note: This is an example only and not representative of any transaction.

Exhibit 2e(2)

CALCULATION OF LOAN SALE LOSS

No Preceding Loan restructuring under Loss Share

1	Shared-Loss Month	20100930
21	FDIC Loan ID:	8877050
2	Loan No:
7	Valuation Date	20100330
8	Valuation Amount	210000
9	Valuation Type (INT, EXTP, AVM, BPO, DA, DB, FA, PAU and TV)	INT
10	Delinquency Status	F

	Loan Sale Loss calculation
13	UPB	285000
	Gross balance recoverable by Assuming Institution	285000

	Cash Recoveries:
3	Sale Date	20100920
4	Gross Sale Proceeds	200000
16	Other credits, if any (itemize)	0
	Total Cash Recovery	200000

5	Loss Amount	85000

Note: If the calculated Loss Amount is negative, meaning loss event proceeds are greater than the gross balance recoverable by the Assuming Institution, the claim is considered a recovery and reduces the total reported loss claim amount prior to applying the Applicable Percentage. If the total amount of the Certificate loss claim is negative, the payment amount due the FDIC is calculated by applying the Applicable Percentage.

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-64	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

EXHIBIT 2e(3)

CALCULATION OF LOAN SALE LOSS

(LOAN SALE AFTER A COVERED LOAN MODIFICATION)

Note: This is an example only and not representative of any transaction.

Exhibit 2e(3)

CALCULATION OF LOAN SALE LOSS

Loan Sale after a Covered Loan Restructuring

1	Shared-Loss Month	20100930
21	FDIC Loan ID:	222512
2	Loan No:
7	Valuation Date	20100330
8	Valuation Amount	230000
9	Valuation Type (INT, EXTP, AVM, BPO, DA, DB, FA, PAU and TV)	INT
10	Delinquency Status	F

	Loan Sale Loss calculation
14	NPV of projected cash flows at loan mod	265000
15	Less: Post modification principal payments	2500
	Gross balance recoverable by Assuming Institution	262500

	Cash Recoveries:
3	Sale Date	20100920
4	Gross Sale Proceeds	205000
16	Other credits, if any (itemize)	0
	Total Cash Recovery	205000

5	Loss Amount	57500

Note: If the calculated Loss Amount is negative, meaning loss event proceeds are greater than the gross balance recoverable by the Assuming Institution, the claim is considered a recovery and reduces the total reported loss claim amount prior to applying the Applicable Percentage. If the total amount of the Certificate loss claim is negative, the payment amount due the FDIC is calculated by applying the Applicable Percentage.

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-65	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

Notes to Exhibits 2e (Loan Sale)

1.	The data shown are for illustrative purposes.

2.	The Covered Loss is the difference between the outstanding loan balance and the gross sales proceeds. There are three methods of calculation for Loan Sale Loss, depending upon the circumstances:

a.	Use Exhibit 2e(1) for loans written down to book value prior to bank failure (based on the loan balance specified on Schedule 4.15A) less any post-closing principal payments.

b.

If a Restructuring Loss was submitted prior to the loan sale, use Exhibit 2e(3). This version uses the Net Present Value (NPV) of the modified loan as the starting point for the Covered Loss less post modification principal payments.

c.	Otherwise, use Exhibit 2e(2). The unpaid balance of the loan as of the last payment date is the starting point for this Loan Sale Loss calculation.

2.	All loan sales require FDIC approval.

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-66	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

EXHIBIT 2.5

TRUE-UP

Pursuant to Section 2.5(a) of this Agreement, the following calculation applies to determine any payment due by the Assuming Institution to the Receiver on the True-Up Date. All capitalized terms used in this Exhibit 2.5 have the meanings defined or referenced in Article 8 of this Agreement.

X = A-(B+C+D)

                2

Where:

X = the amount payable to the Receiver pursuant to Section 2.5(a)

A = 20% of the Intrinsic Loss Estimate

B = 20% of the Net Loss Amount

C = 25% of the Asset discount bid, expressed in dollars, of total Shared-Loss Loans on Schedules 4.15A and 4.15B as of the Bank Closing Date

D = 3.5% of total Shared-Loss Loans on Schedules 4.15A and 4.15B as of the Bank Closing Date

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-67	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

EXHIBIT 3

PORTFOLIO PERFORMANCE AND SUMMARY SCHEDULE

SHARED-LOSS

LOANS PORTFOLIO PERFORMANCE AND SUMMARY SCHEDULE MONTH ENDED:

[input report month]
	#		$
POOL SUMMARY
Loans at Sale Date		xx		xx
Loans as of this month-end		xx		xx

PORTFOLIO PERFORMANCE STATUS	#	$	Percent of Total #
Current
30 – 59 days past due
60 – 89 days past due
90 – 119 days past due
120 and over days past due In foreclosure
ORE
Total

Memo Item:
Loans in process of restructuring – total
Loans in bankruptcy

Loans in process of restructuring by delinquency status
Current
30 – 59 days past due
60 – 89 days past due
90 – 119 days past due
120 and over days past due In foreclosure
Total

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-68	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

List of Loans Paid Off During Month

Loacn #	Principal Balance

List of Loans Sold During Month

Loan #	Principal Balance

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-69	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

EXHIBIT 4

WIRE TRANSFER INSTRUCTIONS

BANK RECEIVING WIRE

9 DIGIT ABA ROUTING NUMBER

ACCOUNT NUMBER

NAME OF ACCOUNT

ATTENTION TO WHOM

PURPOSE OF WIRE

FDIC RECEIVER WIRING INSTRUCTIONS

BANK RECEIVING WIRE

SHORT NAME

ADDRESS OF BANK RECEIVING WIRE

9 DIGIT ABA ROUTING NUMBER

ACCOUNT NUMBER

NAME OF ACCOUNT

ATTENTION TO WHOM

PURPOSE OF WIRE

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-70	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

EXHIBIT 5

FDIC MORTGAGE LOAN MODIFICATION PROGRAM

Objective

The objective of this FDIC Mortgage Loan Modification Program (“Program”) is to modify the terms of certain residential mortgage loans so as to improve affordability, increase the probability of performance, allow borrowers to remain in their homes and increase the value of the loans to the FDIC and assignees. The Program provides for the modification of Qualifying Loans (as defined below) by reducing the borrower’s monthly housing debt to income ratio (“DTI Ratio”) to no more than 31% at the time of the modification and eliminating adjustable interest rate and negative amortization features.

Qualifying Loans

In order for a mortgage loan to be a Qualifying Loan it must meet all of the following criteria, which must be confirmed by the lender:

•	The collateral securing the mortgage loan is owner-occupied and the owner’s primary residence; and

•	The mortgagee has a first priority lien on the collateral; and

•	Either the borrower is at least 60 days delinquent or a default is reasonably foreseeable.

Modification Process

The lender shall undertake a review of its mortgage loan portfolio to identify Qualifying Loans. For each Qualifying Loan, the lender shall determine the net present value (“NPV”) of the modified loan and shall provide the methodology employed to determine the NPV, and a certification that the lender’s model assumptions are documented and validated through periodic independent reviews. A sound model validation process includes the lender’s modeling assumptions, consideration of industry standards and results and the lender’s own portfolio experiences, other available models or predictors, and any model validation requirements of the lender’s chartering authority.

If the NPV of a Qualifying Loan will exceed the value of the foreclosed collateral upon disposition, then the Qualifying Loan shall be modified so as to reduce the borrower’s monthly DTI Ratio to 31% at the time of the modification. To achieve this, the lender shall use a combination of interest rate reduction, term extension and principal forbearance, as necessary.

The borrower’s monthly DTI Ratio shall be a percentage calculated by dividing borrower’s gross monthly housing payment (including principal, interest, taxes and insurance, any homeowners’ association dues, i.e., PITIA) by the borrower’s monthly income. For the purpose of the foregoing calculation:

(1) the borrower’s monthly income shall be defined as the borrower’s (along with any co-borrowers’) income amount before any payroll deductions and includes wages and salaries, overtime pay, commissions, fees, tips, bonuses, housing allowances, other compensation for

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-71	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

personal services, Social Security payments, including Social Security received by adults on behalf of minors or by minors intended for their own support, and monthly income from annuities, insurance policies, retirement funds, pensions, disability or death benefits, unemployment benefits, rental income and other income. All income information must be documented and verified. If the borrower receives public assistance or collects unemployment, the Assuming Institution must determine whether the public assistance or unemployment income will continue for at least nine (9) months.

(2) the borrower’s monthly housing payment shall be the amount required to pay monthly principal and interest plus one-twelfth of the then current annual amount required to pay real property taxes and homeowner’s insurance with respect to the collateral.

In order to calculate the monthly principal payment, the lender shall capitalize to the outstanding principal balance of the Qualifying Loan the amount of all delinquent interest, delinquent taxes, past due insurance premiums, third party fees and (without duplication) escrow advances (such amount, the “Capitalized Balance”).

In order to achieve the goal of reducing the DTI Ratio to 31%, the lender shall take the following steps in the following order of priority with respect to each Qualifying Loan:

1.	Reduce the interest rate to the then current Primary Mortgage Market Survey® (PMMS) for 30-year fixed-rate loans, and adjust the term to 30 years.

2.	If the DTI Ratio is still in excess of 31%, reduce the interest rate further, but no lower than 3%, until the DTI ratio of 31% is achieved, for a period of five (5) years.

3.	If the DTI Ratio is still in excess of 31% after adjusting the interest rate to 3%, extend the remaining term of the loan by 10 years.

4.

If the DTI Ratio is still in excess of 31%, calculate a new monthly payment (the “Adjusted Payment Amount”) that will result in the borrower’s monthly DTI Ratio not exceeding 31%. After calculating the Adjusted Payment Amount, the lender shall bifurcate the Capitalized Balance into two portions – the amortizing portion and the non-amortizing portion. The amortizing portion of the Capitalized Balance shall be the mortgage amount that will fully amortize over a 40-year term at an annual interest rate of 3% and monthly payments equal to the Adjusted Payment Amount. The non-amortizing portion of the Capitalized Balance shall be the difference between the Capitalized Balance and the amortizing portion of the Capitalized Balance. If the amortizing portion of the Capitalized Balance is less than 75% of the current estimated value of the collateral, then the lender may choose not to restructure the loan. If the lender chooses to restructure the loan, then the lender shall forbear on collecting the non-amortizing portion of the Capitalized Balance, and such amount shall be due and payable only upon the earlier of (i) maturity of the modified loan, (ii) a sale of the property or (iii) a pay-off or refinancing of the loan. No interest shall be charged on the non-amortizing portion of the Capitalized Balance, but repayment shall be secured by a first lien on the collateral.

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	SF-72	Central Florida State Bank
Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
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At the end of the five (5) year period in paragraph 2, above, the interest rate on the modified loan shall adjust to the Primary Mortgage Market Survey® (PMMS) for 30-year fixed-rate loans as of the date of the loan modification, but subject to an annual adjustment cap of one percent (1%) per year. At that time, the monthly amount due by the borrower will also adjust to amortize fully the remaining Capitalized Balance (or, in any case in which the Capitalized Balance was bifurcated, the amortizing portion thereof) over the remaining term of the modified loan.

Special Note:

The NPV calculation used to determine whether a loan should be modified based on the modification process above is distinct and different from the net present value calculation used to determine the Covered Loss if the loan is modified. Please refer only to the net present value calculation described in this exhibit for the modification process, with its separate assumptions, when determining whether to provide a modification to a borrower. Separate assumptions may include, without limitation, the Assuming Institution’s determination of a probability of default without modification, a probability of default with modification, home price forecasts, prepayment speeds, and event timing. These assumptions are applied to different projected cash flows over the term of the loan, such as the projected cash flow of the loan performing or defaulting without modification and the projected cash flow of the loan performing or defaulting with modification.

By contrast, the net present value for determining the Covered Loss is based on a 10 year period. While the assumptions in the net present value calculation used in the modification process may change, the net present value calculation for determining the Covered Loss remains constant.

Related Junior Lien Mortgage Loans

In cases where the lender holds a junior lien mortgage loan that is collateralized by the same property that collateralizes a Qualifying Loan that is modified as described above, the junior lien mortgage loan shall also be modified to enhance overall affordability to the borrower. At a minimum, the lender shall reduce the interest rate on the junior lien mortgage loan to no more than 2% per annum. Further modifications may be made at the lender’s discretion as needed to support affordability and performance of the modified first lien Qualifying Loan.

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Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
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EXHIBIT 5.3(a)

SINGLE FAMILY SHARED-LOSS LOANS

Single Family Active Loan Listing

1.	Property type
2.	Lien Status
3.	Original loan amount
4.	Documentation
5.	Original Credit Score
6.	Original LTV
7.	Original combined LTV
8.	Original front-end DTI
9.	Original back-end DTI
10.	Negative Amortization cap
11.	Property city
12.	Property state
13.	Property street address
14.	Property zip
15.	Maturity date
16.	MI Coverage
17.	Occupancy
18.	Interest rate type
19.	Product Type
20.	Loan amortization type
21.	Lookback
22.	Interest Rate Spread
23.	Interest rate index
24.	Lifetime Interest Rate Cap
25.	Interest rate floor
26.	First interest cap
27.	Periodic interest rate cap
28.	Periodic interest floor
29.	Payment Adjustment Cap
30.	Outstanding Unpaid Principal Balance
31.	Interest rate
32.	Interest Paid to Date
33.	Next payment due date
34.	Scheduled Principal and Interest Amount
35.	Escrow Taxes and Insurance Payment
36.	Escrow balance
37.	Next interest rate reset date
38.	Next payment reset date
39.	Rate reset period
40.	Payment reset period
41.	Payment History

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42.	Exceptional Loan Status
43.	Valuation date
44.	Valuation amount
45.	Valuation Type
46.	Household income
47.	Current Credit Score
48.	HELOC Maximum Draw Amount
49.	HELOC Draw Period End Date
50.	Superior Lien Balance
51.	FDIC Asset ID
52.	Origination Date
53.	Last Renewal Date
54.	Number of Renewals
55.	Guarantor
56.	Nonaccrual
57.	Last Payment Date
58.	LSBO
59.	Undisbursed Commitment availability
60.	Credit Line Status
61.	HELOC Amount Advanced

Non-Single Family Active Loan Listing

1.	Borrower ID
2.	Short Name
3.	Long Name
4.	Address line 1
5.	Address line 2
6.	Address line 3
7.	City
8.	State
9.	Zip Code
10.	Taxpayer ID
11.	Business Type
12.	Relationship Name
13.	Relationship ID
14.	Credit Score
15.	Stock symbol
16.	Out of Territory
17.	Insiders and Employees
18.	Lending Division
19.	Lending Officer
20.	Branch ID

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21.	Note number
22.	Balance outstanding
23.	Undisbursed Commitment availability
24.	Original Amount
25.	Origination Date
26.	Last renewal date
27.	Maturity Date
28.	Last extension date
29.	Number of renewals
30.	Number of extensions
31.	Note purpose
32.	Collateral Code
33.	Interest Rate
34.	Interest Rate Index
35.	Interest Rate Spread
36.	Interest earned not collected
37.	Borrower’s internal rating
38.	Borrower’s rating date
39.	Note risk rating
40.	Note balance rated pass
41.	Note balance rated special mention
42.	Note balance rated substandard
43.	Note balance rated doubtful
44.	Charge off amount
45.	Specific Reserve
46.	Shared National Credit
47.	Guarantor
48.	Days Past Due
49.	Interest paid-to date
50.	Nonaccrual
51.	Times Past Due 30 59
52.	Times Past Due 60 89
53.	Times Past Due 90+
54.	Loan Type
55.	FFIEC Code
56.	Participation indicator
57.	Amount Sold
58.	Participation Sold Original Amount
59.	Collateral description
60.	Loan for sale
61.	Next due date

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62.	Payment frequency
63.	Variable Rate
64.	Periodic Interest Rate Cap
65.	Interest Rate Reset Interval
66.	Lifetime Interest Rate Cap
67.	Troubled Debt Restructured
68.	Amortizing/Non-amortizing status
69.	Payment amount
70.	Last Payment Date
71.	Capitalized Interest
72.	Number of payments in contract
73.	Collateral Value
74.	Collateral Valuation/Appraisal Date
75.	Lien Status
76.	Block Numbering Area or Census Tract
77.	MSA Code
78.	Dealer Code
79.	Dealer Reserve Balance
80.	Escrow Balance
81.	Co-maker/Joint-maker
82.	Late Charges
83.	FDIC Asset ID
84.	FDIC Asset Type
85.	Share-Loss Quarter
86.	Collateral Property street address
87.	Collateral Property city
88.	Collateral Property state
89.	Collateral Property zip
90.	Payment reset period
91.	First payment date
92.	Interest rate floor
93.	First interest cap
94.	Original LTV
95.	Original combined LTV
96.	Next interest rate reset date
97.	Exceptional Loan Status
98.	Valuation Type
99.	Superior Loan Balance
100.	Modification
101.	Other Adjustments
102.	Assumed Commitment Advances

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103.	Permitted Advances
104.	Capital Expenditures
105.	Interest Reserve
106.	Net Operating Income

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SCHEDULE 4.15A

LOANS SUBJECT TO LOSS SHARING UNDER THE

SINGLE FAMILY SHARED-LOSS AGREEMENT

TO BE PROVIDED AFTER THE BANK CLOSING DATE

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Version 3.3.1 – SINGLE FAMILY SHARED-LOSS AGREEMENT		Belleview, Florida
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EXHIBIT 4.15B

COMMERCIAL SHARED-LOSS AGREEMENT

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	Central Florida State Bank
Version 3.3.1 – COMMERCIAL SHARED-LOSS AGREEMENT	Belleview, Florida
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EXHIBIT 4.15B

COMMERCIAL SHARED-LOSS AGREEMENT

ARTICLE 1. GENERAL		1
1.1	Purpose	1
1.2	Relationship with Purchase and Assumption Agreement	1
1.3	Defined Terms	1
ARTICLE 2. SHARED-LOSS ARRANGEMENT		1
2.1	Accounting for and Management of Shared-Loss Assets	1
2.2	Payments with Respect to Shared-Loss Assets	2
2.3	Payments Applicable to Shared-Loss Quarters	2
2.4	Payments Applicable to Recovery Quarters	3
2.5	True-Up Payment and Calculation	4
2.6	Limitation on Payments	4
2.7	Expenses	5
2.8	Permitted Advances and Amendments	8
2.9	Recovery	10
2.10	Treatment as a Shared-Loss Asset	12
2.11	Receiver’s Option to Purchase	13
ARTICLE 3. ADMINISTRATION OF SHARED-LOSS ASSETS		14
3.1	Management Standards Regarding Administration	14
3.2	Assuming Institution’s Responsibilities and Duties	14
3.3	Third Party Servicers and Affiliates	16
3.4	Utilization by the Assuming Institution of Special Receivership Powers	17
3.5	Tax Ruling	17
ARTICLE 4 SALE OF CERTAIN SHARED-LOSS ASSETS		17
4.1	Sales of Shared-Loss Assets	17
4.2	Calculation of Gain or Loss on Sale	18
4.3	Sale of ORE, Additional ORE or Subsidiary ORE.	18
ARTICLE 5. CERTIFICATES, REPORTS AND RECORDS		18
5.1	Reporting Obligations of the Assuming Institution	18
5.2	Quarterly Certificates	18
5.3	Notification of Certain Transactions	20
5.4	Notification of Related Loans	20
5.5	Auditor’s Report; Right to Audit	20

5.6	Accounting Principles	21
5.7	Records and Reports	22
ARTICLE 6. MISCELLANEOUS		22
6.1	Expenses	22
6.2	Successors and Assigns	22
6.3	Waiver of Jury Trial	23
6.4	No Third Party Beneficiary	23
6.5	Consent; Determination of Discretion	23
6.6	Rights Cumulative	23
6.7	References	24
6.8	Notice	24
ARTICLE 7. DISPUTE RESOLUTION		25
7.1	Methods of Resolution	25
7.2	Informal Resolution	25
7.3	Resolution by Non-Binding Dispute Resolution Proceeding	25
7.4	Confidentiality of Compromise Negotiations	25
7.5	Payment Resulting from Compromise Negotiations	25
7.6	Formal Resolution	25
7.7	Limitation on FDIC Party	26
7.8	Effectiveness of Agreement Pending Dispute	26
7.9	Governing Rules and Law	27
7.10	Review Board Proceedings	27
7.11	Impartiality	28
7.12	Schedule	29
7.13	Written Award	29
7.14	Interest Rate on Award	29
7.15	Payments	29
7.16	Fees, Costs and Expenses	29
7.17	Binding and Conclusive Nature	29
7.18	No Precedent	30
7.19	Confidentiality; Proceedings, Information and Documents	30
7.20	Confidentiality of Arbitration Award	30
7.21	Extension of Time Periods	30
7.22	Venue	30
ARTICLE 8. DEFINITIONS		30

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	C-i	Central Florida State Bank
Version 3.3.1 – COMMERCIAL SHARED-LOSS AGREEMENT		Belleview, Florida
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EXHIBITS

SCHEDULES

		Page
Loans Subject to Loss-Sharing under the Commercial Shared-Loss Agreement	Schedule 4.15B	45
Shared-Loss Subsidiaries	Schedule 4.15D	46

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Version 3.3.1 – COMMERCIAL SHARED-LOSS AGREEMENT		Belleview, Florida
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EXHIBIT 4.15B

COMMERCIAL SHARED-LOSS AGREEMENT

A. This Commercial Shared-Loss Agreement and the Exhibits attached hereto and incorporated herein by this reference (collectively, the “Agreement”) is made pursuant to and as of the date of that certain Purchase and Assumption Agreement (the “Purchase and Assumption Agreement”) among the Receiver, the Assuming Institution and the Corporation, to which this Agreement is attached.

B. This Agreement shall apply only if the Assuming Institution has purchased Shared-Loss Assets (as defined herein) pursuant to the Purchase and Assumption Agreement. Subject to the provisions of this Agreement, it is the intention of the parties that the Receiver and the Assuming Institution shall share certain losses, expenses and Recoveries (as defined herein).

A G R E E M E N T

ARTICLE 1. GENERAL.

1.1. Purpose. The purpose of this Agreement is to set forth requirements regarding, among other things, management of Shared-Loss Assets by the Assuming Institution and procedures for notices, consents, reporting and payments. In administering the Shared-Loss Assets, the Assuming Institution shall at all times comply with the Management Standards set forth in Article 3.

1.2. Relationship with Purchase and Assumption Agreement. To the extent that any inconsistencies may arise between the terms of the Purchase and Assumption Agreement and this Agreement with respect to the subject matter of this Agreement, the terms of this Agreement shall control.

1.3. Defined Terms. The capitalized terms used in this Agreement have the meanings defined or referenced in Article 8.

ARTICLE 2. SHARED-LOSS ARRANGEMENT.

2.1. Accounting for and Management of Shared-Loss Assets.

(a) Initial Values. The Assuming Institution shall record the Shared-Loss Assets on its Accounting Records at their respective Book Values as of the Commencement Date.

(b) Adjustments. After the Commencement Date, the Assuming Institution shall adjust the Book Values of the Shared-Loss Assets in accordance with this Agreement, the Examination Criteria and Article VIII of the Purchase and Assumption Agreement.

(c) Management. The Assuming Institution shall manage and account for the Shared-Loss Assets in accordance with this Agreement.

(d) Loss Mitigation. Within 90 days of bank closing, the Assuming Institution shall submit to the FDIC for approval a written loss mitigation plan. The loss mitigation plan

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Version 3.3.1 – COMMERCIAL SHARED-LOSS AGREEMENT		Belleview, Florida
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shall be updated annually and submitted to FDIC. The Assuming Institution shall, in implementing its loss mitigation plan with respect to each Shared Loss Asset in default or for which a default is reasonably foreseeable, (A) undertake and document loss mitigation efforts that must include loan restructuring, short-sale and any other appropriate methods of loss mitigation and (B) select the method that the Assuming Institution determines will result in the least Loss, based on its estimated and documented calculations. On a quarterly basis the Assuming Institution shall deliver to the FDIC the internal management reports utilized to monitor the status of loan restructurings in process for assets on Schedule 4.15B as well as assets that have successfully undergone documented loan restructurings.

2.2. Payments with Respect to Shared-Loss Assets.

(a) Calculation and Method of Payments. Subject to the conditions of this Agreement, the parties shall make the payments set forth in this Article 2. All payments made by a party under this Agreement shall be made by wire transfer.

(b) Timing of Payments.

(i) Payments by the Receiver under this Article 2 shall be made within thirty (30) days following the date on which the Receiver receives the Quarterly Certificate with respect to each Shared-Loss Quarter or Recovery Quarter, provided that the Quarterly Certificate is complete, accurate, timely and in compliance with the requirements of this Agreement.

(ii) Payments by the Assuming Institution under this Article 2 shall be made on or before the due date for the Quarterly Certificate for each Shared-Loss Quarter or Recovery Quarter, as applicable.

(c) Source of Receiver’s Funds. Payment obligations of the Receiver with respect to this Agreement shall be treated as administrative expenses of the Receiver pursuant to 12 U.S.C § 1821(d)(11). To the extent that the Receiver requires funds to make payments relating to Shared-Loss Assets pursuant to this Agreement, the Receiver shall request funds under the Master Loan and Security Agreement between the FDIC in its corporate capacity and the FDIC in its receivership capacity, with respect to any receivership, dated as of May 21, 2009, as amended.

(d) Shared-Loss Subsidiaries. Covered Losses with respect to Subsidiary Shared-Loss Loans and Subsidiary ORE shall not exceed the Applicable Percentage of the Investment in Subsidiary of each Shared-Loss Subsidiary, if any, identified on Schedule 4.15D as the owner of each such Subsidiary Shared-Loss Loans or Subsidiary ORE.

2.3. Payments Applicable to Shared-Loss Quarters. For each Shared-Loss Quarter, pursuant to the applicable Quarterly Certificate, one of the payments described at (a) or (b) below shall be made, as appropriate, with respect to Shared-Loss Assets:

(a) Covered Loss Payments by the Receiver. The Receiver shall pay to the Assuming Institution the Applicable Percentage of the “Covered Loss” which is an amount equal to:

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(i) the sum of:

(A) Charge-Offs; plus

(B) Reimbursable Expenses attributable to Shared-Loss Assets;

minus

(C) Recoveries; and

(ii) fifty per cent (50%) of collections on Fully Charged-Off Assets less fifty per cent (50%) of any expenses attributable to such Fully Charged-Off Assets, provided and only to the extent that such expenses would be Reimbursable Expenses if such Fully Charged-Off Assets were Shared-Loss Assets.

(b) Covered Gain Payments by the Assuming Institution. If the result of the calculation described in Section 2.3(a)(i) is a negative amount (the “Covered Gain”), the Assuming Institution shall pay the Applicable Percentage of such amount to the Receiver.

2.4. Payments Applicable to Recovery Quarters. For each Recovery Quarter, pursuant to the applicable Quarterly Certificate, the payments described at (a) and (b) below shall be made, as appropriate, with respect to Shared-Loss Assets:

(a) Payments by the Receiver. The Receiver shall pay to the Assuming Institution an amount equal to the Applicable Percentage of any Reimbursable Expenses, for the period through and including the last Shared-Loss Quarter, which are specified on the Quarterly Certificate for the first Recovery Quarter.

(b) Payments by the Assuming Institution. The Assuming Institution shall pay to the Receiver:

(i) an amount equal to the Applicable Percentage of Net Recoveries for each Recovery Quarter; plus

(ii) an amount equal to fifty per cent (50%) of any collections on Fully Charged-Off Assets minus fifty per cent (50%) of any Reimbursable Expenses attributable to such Fully Charged-Off Assets.

(c) Net Recoveries. “Net Recoveries” means gross Recoveries during any Calendar Quarter minus Reimbursable Expenses during such Calendar Quarter.

(d) Negative Net Recoveries. If Net Recoveries received in a Recovery Quarter is a negative amount, then the amount of such Net Recoveries shall be offset against the amount of gross Recoveries received in the following Recovery Quarter to determine the amount of Net Recoveries for that following Recovery Quarter. If, after applying the preceding provisions, Net Recoveries received in any subsequent Recovery Quarter is also a negative amount, the provisions of this Section 2.4(d) shall continue to apply to determine the amount of Net Recoveries in each such subsequent Recovery Quarter.

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2.5. True-Up Payment and Calculation.

(a) Payment Obligation of the Assuming Institution. If the Assuming Institution’s Bid Amount, as set forth in Article VII of the Purchase and Assumption Agreement, includes an “Asset discount bid” which represents five percent (5%) or more of the purchase price of the Assets determined in accordance with Article III of the Purchase and Assumption Agreement, the Assuming Institution shall pay to the Receiver on the True-Up Date any positive amount resulting from the calculation set forth in Exhibit 2.5.

(b) Reporting of Calculation. On or before the True-Up Date the Assuming Institution shall deliver to the Receiver a schedule, signed by the chief executive officer or the chief financial officer of the Assuming Institution, setting forth in reasonable detail the calculation described in Exhibit 2.5, including the calculation of the Net Loss Amount.

2.6. Limitation on Payments.

(a) Failure to Administer. If the Assuming Institution fails to administer any Shared-Loss Asset in accordance with the provisions of Article 3, the Receiver may determine that such asset will not be treated as a Shared-Loss Asset pursuant to this Agreement.

(b) Receiver’s Right to Withhold Payment. Notwithstanding any other provision of this Article 2, the Receiver may withhold all or any portion of a payment to the Assuming Institution of the amount requested in a Quarterly Certificate if the Receiver determines that:

(i) the Quarterly Certificate is incomplete, inaccurate or untimely;

(ii) based upon the Examination Criteria, a Charge-Off of a Shared-Loss Asset should not have been effected by the Assuming Institution;

(iii) there is a reasonable basis under the terms of this Agreement for denying the eligibility of amounts included in a Quarterly Certificate for which reimbursement or payment is sought;

(iv) with respect to a particular Shared-Loss Asset, the Assuming Institution has not complied or is not complying with the Management Standards;

(v) the Assuming Institution has failed to comply with the requirements set forth in Section 5.5 including, but not limited to permitting the Receiver, its agents, contractors and/or employees to determine compliance with this Agreement pursuant to Section 5.5(c); or

(vi) a retroactive accounting adjustment is to be made by the Receiver pursuant to Section 5.5(c).

(c) Opportunity to Cure; Payment.

(i) In the event that a determination is made to withhold an amount pursuant to Section 2.6(b), the Receiver shall provide the Assuming Institution with

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notice detailing the grounds for withholding such amount and the Assuming Institution shall cure any deficiency within a reasonable period of time.

(ii) If the Assuming Institution demonstrates to the satisfaction of the Receiver that the grounds for withholding a payment, or any part thereof, no longer exist or have been cured, the Receiver shall pay the Assuming Institution the amount which the Receiver determines is eligible for payment within thirty (30) days following the date of such determination.

(iii) If the Assuming Institution does not cure any such deficiency within a reasonable period of time, the Receiver may withhold payment as described in Section 2.6 (b) with respect to the affected Shared-Loss Asset(s), but such withholding will not affect the Receiver’s obligation to make any other payment properly due pursuant to this Agreement.

(d) Adjustments. In the event that the Receiver withholds payment with respect to a Charge-Off of a Shared-Loss Asset or determines pursuant to Section 2.6(b) that a payment was improperly made, the Assuming Institution and the Receiver shall, upon final resolution of such issue, make such accounting adjustments and payments as may be necessary to give retroactive effect to such actions.

(e) Interest on Payments. Any payment by the Receiver pursuant to Section 2.6(d) shall be made together with interest on the amount thereof that accrues with effect from five (5) Business Days after the date on which payment was agreed or determined to be due until such amount is paid. The annual interest rate shall be determined by the Receiver based on the coupon equivalent of the three (3)-month U.S. Treasury Bill Rate in effect as of the first Business Day of each Calendar Quarter during which such interest accrues as reported in the Federal Reserve Board Statistical Release for Selected Interest Rates H.15 opposite the caption “Treasury bills (secondary market), 3-Month” or, if not so reported for such day, for the next preceding Business Day for which such rate was so reported.

(f) Determination of Disputes. Any dispute arising under this Section 2.6 shall be resolved pursuant to the dispute resolution procedures of Article 7.

2.7. Expenses.

(a) Reimbursable Expenses. Reimbursable Expenses incurred by the Assuming Institution for a product, service or activity may be reimbursable or recoverable by the Assuming Institution and may be included for the purpose of calculating payments relating to Shared-Loss Assets. “Reimbursable Expenses” means actual, reasonable and necessary out-ofpocket expenses incurred in the usual, prudent and lawful management of a Shared-Loss Asset which are paid to third parties by or on behalf of the Assuming Institution or its Affiliates for a Shared-Loss Quarter or a Recovery Quarter, as applicable, in respect of the following expenditure:

(i) expenses to recover amounts owed with respect to:

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(A) Shared-Loss Assets as to which a Charge-Off was effected prior to the end of the final Shared-Loss Quarter as reflected on the Accounting Records of the Assuming Institution; and

(B) Failed Bank Charge-Offs;

(ii) expenses to recover amounts described in paragraph (i) which relate to an Environmental Assessment and any environmental conditions relating to the Shared-Loss Assets, including remediation expenses for any pollutant or contaminant and fees for consultants retained to assess the presence, storage or release of any hazardous or toxic substance or any pollutant or contaminant relating to the collateral securing a Shared-Loss Asset that has been fully or partially charged-off, in each case up to a maximum of $200,000 per Shared-Loss Asset, except as provided in the last paragraph of this Section 2.7(a);

(iii) ORE Expenses to the extent that such amount exceeds any ORE Income;

(iv) reasonable and necessary litigation expenses with respect to maximizing Recoveries of Shared-Loss Assets but excluding amounts, if any, incurred with respect to any alleged improper conduct of the Assuming Institution;

(v) fees incurred for attorneys, appraisers and other independent professional consultants engaged as necessary to assist in collections of Shared-Loss Assets, up to a maximum of $100,000 per Shared-Loss Asset, except as provided in the last paragraph of this Section 2.7(a);

(vi) a proportion of expenses for collections by or on behalf of the Assuming Institution on an Asset other than a Shared-Loss Asset with a Book Value greater than zero which are applied to both that Book Value and to a Failed Bank Charge-Off, equal to the collections on such Asset which are applied to the Failed Bank Charge-Off divided by the total collections on such Asset; and

(vii) with respect to the final Recovery Quarter, Reimbursable Expenses may include (A) a Net ORE Loss Carryforward if applicable and to the extent set forth in Section 2.9(g)(iii) and (B) any ORE Expenses to the extent that such amount exceeds ORE Income.

If the Assuming Institution estimates in good faith that required expenditures for the purposes described (A) in paragraph (ii) may exceed $200,000 or (B) in paragraph (v) may exceed $100,000 with respect to a particular Shared-Loss Asset, and provides the Receiver with advance notice and details thereof prior to incurring any such expenditure, the Receiver may, in its sole and absolute discretion, consent to such greater amount being deemed a Reimbursable Expense for purposes of this Agreement.

(b) Exclusions. Reimbursable Expenses do not include the following:

(i) Capitalized Expenditures;

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(ii) amounts paid to Affiliates of the Assuming Institution;

(iii) with respect to Shared-Loss Assets with prior Failed Bank Charge-Offs or Charge-Offs or write-downs for which the Assuming Institution is recognizing interest income as described in Section 2.9(d), the portion of the expense attributable to that Shared-Loss Loan which is derived by applying the calculation set forth in Exhibit 2.7;

(iv) Federal, State or local income taxes and expenses related thereto;

(v) salaries, other compensation and related benefits of employees of the Assuming Institution and its Affiliates including, without limitation, bonus, commission or severance arrangements, training, payroll taxes, dues and travel- or relocation-related expenses;

(vi) the cost of space occupied by the Assuming Institution or its Affiliates and their respective staff and the rental and maintenance of furniture and equipment;

(vii) expenses for data processing, including the purchase or enhancement of data processing systems;

(viii) except as expressly permitted in Sections 2.7(a)(ii) and 2.7(a)(v), fees for accounting and other independent professional consultants;

(ix) allocated portions of any other overhead or general and administrative expense for services of a type which the Assuming Institution does not normally perform internally;

(x) expenses not incurred in good faith and/or with the same degree of care that the Assuming Institution normally would exercise in the collection of troubled assets in which it alone had an interest;

(xi) servicing fees payable to a third party (including a Third Party Servicer which is an Affiliate of the Assuming Institution), if the Assuming Institution would have provided those services had the relevant Shared-Loss Assets not been subject to this Agreement;

(xii) in a Recovery Quarter, ORE Expenses to the extent that such amount exceeds ORE Income; and

(xiii) expenses which exceed the amount of Recoveries made in any Recovery Quarter.

(c) Reimbursable Expenses Incurred in Shared-Loss Quarters. Reimbursable Expenses for Shared-Loss Quarters shall be submitted to the Receiver in each Quarterly Certificate, and in any event on or before the end of the first Recovery Quarter.

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(d) Reimbursable Expenses Incurred in Recovery Quarters. Reimbursable Expenses for Recovery Quarters shall be submitted to the Receiver in the Quarterly Certificate for each Recovery Quarter, and in any event on or before the Termination Date.

(e) Notification of Certain Expenditures.

(i) Under certain circumstances the Assuming Institution may determine that, in order to maximize collection of a Shared-Loss Asset or an Asset on which a Failed Bank Charge-Off has been effected, there is a substantial likelihood that funds will need to be expended after the Bank Closing Date by or on behalf of the Assuming Institution to a third party for a specified purpose, which do not otherwise constitute Reimbursable Expenses. If such expenditure is estimated to exceed ten percent (10%) of the Book Value of such Shared-Loss Asset or Asset, respectively, and that Shared-Loss Asset or Asset has a Legal Balance on the Accounting Records of the Assuming Institution of $1,000,000 or more, then the Assuming Institution shall promptly report such proposed expenditure to the Receiver, and may request that such expenditure be treated as a Permitted Expense.

(ii) Within thirty (30) days following receipt of a notice pursuant to Section 2.7(e)(i), the Receiver will advise the Assuming Institution whether the Receiver grants or withholds its consent to the qualification of the proposed expenditures as a Reimbursable Expense. If consent is withheld, the Assuming Institution shall not be required to make such expenditures and otherwise shall continue to administer such Shared-Loss Asset in accordance with the Management Standards.

2.8. Permitted Advances and Amendments. Pursuant to this Agreement, certain advances in respect of a Shared-Loss Loan and certain amendments in respect of a Shared-Loss Loan or a Shared-Loss Loan Commitment made by the Assuming Institution may be permissible additions to the Book Value of the Shared-Loss Assets, and entitle such Shared-Loss Assets to retain their status as such, if they satisfy certain criteria, as set forth below:

(a) Permitted Advance. A “Permitted Advance” is an advance on a Shared-Loss Loan which is made by the Assuming Institution in good faith, justified by contemporaneous supporting documentation in the Credit File, in accordance with the applicable requirements set forth in Article 3 and with the then effective written internal credit policy guidelines of the Assuming Institution and which meets the following criteria:

(i) it is an advance made by the Assuming Institution, or a legally binding commitment by the Assuming Institution to advance funds and, in either case, funds are advanced fully within one (1) year from the Commencement Date; and

(A) the sum of the following is less than 110% of the Book Value of such Shared-Loss Loan after such advance has been made:

(1) the Book Value of such Shared-Loss Loan; plus

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(2) the unfunded amount of the legally binding commitment referred to at Section 2.8(a)(i) with respect to that Shared-Loss Loan;

(B) the Assuming Institution has not taken a Charge-Off with respect to that Shared-Loss Loan; and

(C) no Shared-Loss Loan Commitment exists for such Shared-Loss Loan; or

(ii) it is an advance made by the Assuming Institution which the Assuming Institution determines is necessary to preserve or secure the value of the collateral for a Shared-Loss Loan. In making such determination, the Assuming Institution shall apply the same criteria as it would if the Shared-Loss Assets were owned by the Assuming Institution or any of its Affiliates, and subject to the limitation on expenses related to the remediation, presence, storage or release of any hazardous or toxic substance, pollutant or contaminant as set forth in Section 2.7(a)(ii).

(b) Permitted Amendment. A “Permitted Amendment” is, with respect to any Shared-Loss Loan Commitment or Shared-Loss Loan, any amendment, modification, renewal or extension thereof, or any waiver of any term, right or remedy thereunder which is made by the Assuming Institution in good faith, justified by contemporaneous supporting documentation in the Credit File, in accordance with the applicable requirements set forth in Article 3 and with the then effective written internal credit policy guidelines of the Assuming Institution. A Permitted Amendment may extend the term of a Shared-Loss Loan Commitment or Shared-Loss Loan beyond the end of the final Shared-Loss Quarter or, if later, beyond the term which existed as of the Bank Closing Date, provided, any such extension does not extend shared-loss coverage beyond the final Shared-Loss Quarter. A Permitted Amendment must also satisfy the following criteria:

(i) the sum of the following is less than 110% of the Book Value of such Shared-Loss Loan after such amendment or modification has been made:

(A) the Book Value of such Shared-Loss Loan; plus

(B) the unfunded amount of any applicable Shared-Loss Loan Commitment, inclusive of amounts advanced pursuant to such amendment, modification, renewal or extension; and

(ii) with respect to a Shared-Loss Loan Commitment or Shared-Loss Loan which is not a revolving line of credit, it does not increase the amount of principal (A) then remaining available to be advanced by the Assuming Institution under the Shared-Loss Loan Commitment or (B) then outstanding under the Shared-Loss Loan beyond the limit provided in Section 2.8(b)(i); or

(iii) with respect to a Shared-Loss Loan Commitment or Shared-Loss Loan which is a revolving line of credit, it does not increase the maximum amount of principal authorized as of the Bank Closing Date to be outstanding at any one time under

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the underlying revolving line of credit relationship with the debtor beyond the limit provided in Section 2.8(b)(i) (regardless of the extent to which such revolving line of credit may have been funded as of the Bank Closing Date or may subsequently have been funded and/or repaid).

2.9. Recovery.

(a) Calculation of a Recovery. A “Recovery” is the sum of the following amounts (without duplication) for any period, subject to the limitations and exceptions set forth in Section 2.9(b):

(i) collections by or on behalf of the Assuming Institution on Charge-Offs of a Shared-Loss Asset effected by the Assuming Institution prior to the end of the final Shared-Loss Quarter;

(ii) collections by or on behalf of the Assuming Institution on Failed Bank Charge-Offs;

(iii) collections by or on behalf of the Assuming Institution on any Asset on which a Failed Bank Charge-Off has been effected, to the extent that such collections exceed the Book Value of such Asset;

(iv) ORE Income;

(v) collections by or on behalf of the Assuming Institution of any Reimbursable Expenses;

(vi) any gain received on a sale or other disposition of a Shared-Loss Loan or Shared-Loss Subsidiary by or on behalf of the Assuming Institution;

(vii) the amount of any fee or other consideration received by or on behalf of the Assuming Institution for any amendment, modification, renewal, extension, refinance, restructure, commitment, sale or other similar action with respect to a Shared-Loss Loan as to which there exists a Failed Bank Charge-Off or as to which a Charge-Off has been effected by the Assuming Institution during or prior to such period, not exceeding the total of any related Failed Bank Charge-Offs, Charge-Offs and Reimbursable Expenses made with respect to the particular Shared-Loss Loan; and

(viii) interest income, if any, pursuant to Section 2.9(d).

(b) Limitations and Exceptions. In calculating a Recovery, the following shall not be included:

(i) amounts paid to the Assuming Institution by the Receiver pursuant to Article 2;

(ii) amounts received by or on behalf of the Assuming Institution with respect to Charge-Offs effected by the Assuming Institution after the final Shared-Loss Quarter;

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(iii) the amount of any gain with respect to Shared-Loss Loans, ORE, Additional ORE or Subsidiary ORE included in a Recovery which exceeds the total amount of any Failed Bank Charge-Offs, Charge-Offs and Reimbursable Expenses made with respect to the particular Shared-Loss Asset; and

(iv) after the final Shared-Loss Quarter, ORE Income except to the extent that aggregate ORE Income exceeds ORE Expenses.

(c) Order of Application. For the purpose of calculating Recoveries, the Assuming Institution shall apply any collections received on an Asset not otherwise applied to reduce the Book Value of such Asset, if applicable, in the following order:

(i) to Charge-Offs and Failed Bank Charge-Offs;

(ii)to Reimbursable Expenses;

(iii) to interest income; and

(iv) to other expenses incurred by the Assuming Institution which are not Reimbursable Expenses.

(d) Interest Income as a Recovery. In the event that (i) there is any amendment, modification, renewal, extension, refinance, restructure, commitment, sale or other similar action with respect to a Shared-Loss Loan as to which there exists a Failed Bank Charge-Off or as to which a Charge-Off has been effected by the Assuming Institution during or prior to a Recovery Period and (ii) as a result, the Assuming Institution recognizes interest income for financial accounting purposes on that Shared-Loss Loan, then a Recovery shall also include the portion of such interest income recognized by the Assuming Institution which is derived by applying the calculation set forth in Exhibit 2.9, subject to the limitations set forth in Section 2.9(e).

(e) Maximum Amount of Interest Income. The amount of any interest income included as a Recovery with respect to a Shared-Loss Loan subject to Section 2.9(d) shall not exceed the total of the following:

(i) Failed Bank Charge-Offs;

(ii) Charge-Offs effected by the Assuming Institution during or prior to the period in which the amount of a Recovery is being determined; and

(iii) Reimbursable Expenses paid to the Assuming Institution pursuant to this Agreement during or prior to the period in which the amount of a Recovery is being determined, all with respect to that particular Shared-Loss Loan.

(f) Application of Collections. Any collections on a Shared-Loss Loan that are not applied to reduce Book Value of principal or recognized as interest income shall be applied pursuant to Section 2.9(c).

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(g) Treatment of Net ORE Loss Carryforward. To determine whether the Assuming Institution is entitled to apply a Net ORE Loss Carryforward at the end of the final Recovery Quarter, the Assuming Institution shall calculate and report the following information with respect to Recovery Quarters:

(i) For any Recovery Quarter other than the final Recovery Quarter, Net ORE Income is calculated as the amount of ORE Income received during such Recovery Quarter less (A) ORE Expenses paid to third parties during such Recovery Quarter and (B) if applicable, Net ORE Loss Carryforward. Any positive Net ORE Income shall be reported as a Recovery on the Quarterly Certificate for such Recovery Quarter.

(ii) For the final Recovery Quarter, Net ORE Income is calculated as the amount of ORE Income received during the final Recovery Quarter less ORE Expenses from the beginning of the final Recovery Quarter up to the date the Assuming Institution is required to deliver the Final Recovery Certificate pursuant to this Agreement.

(iii) If there is a Net ORE Loss Carryforward at the end of the final Recovery Quarter, an amount equal to the Net ORE Loss Carryforward up to but not exceeding the total Net ORE Income reported as a Recovery on Quarterly Certificates for all Recovery Quarters may be included as a Recovery Expense on the Final Recovery Certificate.

2.10. Treatment as a Shared-Loss Asset.

(a) Loss of Right to Receive Shared-Loss Asset Payments. The Assuming Institution shall not be entitled to payments relating to a Shared-Loss Asset pursuant to Section 2.2 if the Assuming Institution or any Affiliate of the Assuming Institution:

(i) sells or otherwise transfers that Shared-Loss Asset or any interest therein (whether with or without recourse) to any Person, other than in compliance with this Agreement;

(ii) makes any additional advance, commitment or increase in the amount of a commitment with respect to that Shared-Loss Loan that does not constitute a Permitted Advance or a Shared-Loss Loan Commitment Advance, in which case the entire Shared-Loss Loan will not be entitled to such payments;

(iii) makes any amendment, modification, renewal or extension of that Shared-Loss Loan that does not constitute a Permitted Amendment;

(iv) manages, administers or collects any Related Loan in a manner which would increase the amount of any collections with respect to that Related Loan to the detriment of the Shared-Loss Asset to which such loan is related; or

(v) fails to administer that Shared-Loss Asset pursuant to the Management Standards, including, without limitation, consistent failure to provide complete, accurate and timely certificates and reports pursuant to Article 5.

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(b) Effective Date of Loss of Shared-Loss Asset Treatment. If any of the actions described in Section 2.10(a) occur with respect to a Shared-Loss Asset, the Receiver shall not be obligated to make any payments to the Assuming Institution with respect to any affected Shared-Loss Loan after the date of occurrence of such action. In the event that the Receiver withholds payment pursuant to the foregoing provisions, the Assuming Institution and the Receiver shall make such accounting adjustments and payments as may be necessary to give retroactive effect to such actions.

(c) Treatment of Recoveries. Notwithstanding Sections 2.10(a) and (b), a Shared-Loss Loan which has been the subject of Charge-Offs prior to the occurrence of any action described in Section 2.10(a) shall be treated as a Shared-Loss Asset for the purpose of calculating Recoveries on such Charge-Offs, provided that the amount of Recoveries shall be limited to the amount of such Charge-Offs.

2.11. Receiver’s Option to Purchase.

(a) Exercise of Option to Purchase. At any time on or prior to the Termination Date, the Receiver shall have the option, exercisable by notice to the Assuming Institution, to purchase a Shared-Loss Asset or an Asset on which a Failed Bank Charge-Off has been effected which meets any of the following criteria:

(i) if the Shared-Loss Asset has been fully or partially charged-off or written down and the Receiver determines that the Assuming Institution is not diligently pursuing collection efforts with respect to such Shared-Loss Asset;

(ii) if the Shared-Loss Asset is the subject of a request pursuant to Section 2.7(e), notwithstanding any prior consent by the Receiver with respect to any requested expenditures;

(iii) if it is an Asset on which a Failed Bank Charge-Off has been effected; and

(iv) if the Shared-Loss Asset is a Related Loan required to be included in a schedule pursuant to Section 5.4.

(b) Transfer by the Assuming Institution. Within ten (10) Business Days following the date upon which the Assuming Institution receives notice pursuant to Section 2.11(a), the Assuming Institution shall transfer to the Receiver such Shared-Loss Asset or Asset and all Credit Files and Accounting Records relating thereto and shall take all such other actions as may be necessary and appropriate to assign, transfer and convey such Shared-Loss Asset or Asset to the Receiver.

(c) Payment by the Receiver. Within fifteen (15) Business Days after the date upon which the Assuming Institution transfers the Shared-Loss Asset or Asset pursuant to Section 2.11(b), the Receiver shall pay to the Assuming Institution a purchase price equal to:

(i) the principal amount of such Shared-Loss Asset, any fees or penalties due from an Obligor and any Accrued Interest (subject to the limitations set forth at Section 2.11(d)), as stated on the Accounting Records of the Assuming

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Institution, as of the date such price is determined (in the case of a Shared-Loss Loan, regardless of the Legal Balance thereof) plus all Reimbursable Expenses incurred up to and through the transfer date of such Shared-Loss Asset pursuant to Section 2.11(b) which have not previously been paid to the Assuming Institution; minus

(ii) the Related Liability Amount applicable to any Related Liabilities related to such Shared-Loss Asset or Asset.

(d) Limitations on Payment by the Receiver. In the case of the purchase of a Shared-Loss Loan:

(i) the price paid pursuant to Section 2.11(c) shall not include any Accrued Interest accruing during the ninety (90) day period prior to the purchase date pursuant to Section 2.11(b), except to the extent that such Accrued Interest is included in the Book Value of such Shared-Loss Loan;

(ii) the Receiver shall be entitled to any collections received by the Assuming Institution after the purchase date, which shall be paid by the Assuming Institution forthwith upon receipt and in any event no later than simultaneously with delivery of the next Quarterly Certificate; and

(iii) for the purposes of determining the amount of unpaid interest which accrued during a given period with respect to a variable-rate Shared-Loss Loan, all collections of interest shall be deemed to be applied to unpaid interest in the chronological order (oldest first) in which such interest accrued.

(e) Receiver’s Assumption of Related Liabilities. The Receiver shall assume all Related Liabilities with respect to any Shared-Loss Asset or Asset repurchased pursuant to this Section 2.11 with effect from the date of transfer of such Shared-Loss Asset or Asset.

ARTICLE 3. ADMINISTRATION OF SHARED-LOSS ASSETS.

3.1. Management Standards Regarding Administration. During the term of this Agreement the Assuming Institution shall manage, administer and collect all Shared-Loss Assets while owned by it or any of its Affiliates in accordance with the rules, requirements and standards regarding management, administration and collection of Shared-Loss Assets set forth in this Article 3 (the “Management Standards”). Failure to comply with the Management Standards shall constitute a material breach of this Agreement. If the Receiver determines in its sole and absolute discretion that the Assuming Institution is not in compliance with the Management Standards, it may notify the Assuming Institution of the breach and may take action pursuant to this Agreement including, without limitation, as provided in Sections 2.6(a) and (b).

3.2. Assuming Institution’s Responsibilities and Duties.

(a) Covenants of the Assuming Institution. The Assuming Institution shall:

(i) be responsible to the Receiver and the Corporation in the performance of this Agreement, whether performed by the Assuming Institution, an Affiliate or a Third Party Servicer;

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(ii) provide to the Receiver and the Corporation such certificates, notifications and reports as the Receiver or the Corporation reasonably deems advisable, including but not limited to the certificates, notifications and reports required by Article 5; and

(iii) permit the Receiver and the Corporation to monitor the Assuming Institution’s performance of its duties hereunder at all times.

(b) Duties of the Assuming Institution with Respect to Shared-Loss Assets. In the performance of duties in accordance with the Management Standards, the Assuming Institution shall at all times exercise its best business judgment and shall:

(i) manage, administer, collect and effect Charge-Offs and Recoveries with respect to each Shared-Loss Asset in a manner consistent with the following:

(A) usual and prudent business and banking practices; and

(B) the Assuming Institution’s (or, if applicable, a Third Party Servicer’s) practices and procedures including, without limitation, all applicable law, the written internal credit policy guidelines of the Assuming Institution (or, if applicable, of a Third Party Servicer) in effect from time to time, with respect to the management, administration and collection of and taking of Charge-Offs and write-downs with respect to loans, ORE and repossessed collateral that do not constitute Shared-Loss Assets;

(ii) use its best efforts to maximize collections with respect to, and manage and administer, Shared-Loss Assets without favored treatment for any assets owned by the Assuming Institution or any of its Affiliates that are not Shared-Loss Assets;

(iii) implement its loss mitigation plans with respect to each Shared Loss Asset in default or for which a default is reasonably foreseeable so as to result in the least Loss resolution, based on its estimated calculations and document its evaluation of loan restructuring, short-sale and any other appropriate methods of loss mitigation prior to taking any foreclosure actions.

(iv) adopt and implement accounting, reporting, record-keeping and similar systems with respect to the Shared-Loss Assets, as provided in Sections 5.6 and 5.7;

(v) retain sufficient staff to perform its duties hereunder;

(vi) not manage, administer or collect a Related Loan in a manner which would have the effect of increasing the amount of any collections with respect to the Related Loan to the detriment of the Shared-Loss Asset to which such loan is related; and

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(vii) cause any of its Affiliates to which it transfers any Shared-Loss Assets and any Third Party Servicer to act in accordance with the Management Standards.

3.3. Third Party Servicers and Affiliates.

(a) Appointment of Third Party Servicers.

(i) With the prior consent of the Receiver, the Assuming Institution may perform any of its obligations and/or exercise any of its rights under this Agreement through one or more Third Party Servicers. The Assuming Institution shall notify the Receiver at least forty (40) days prior to the proposed appointment of a Third Party Servicer. Such notice will include information regarding the Third Party Servicer’s relevant experience, qualifications, financial strength and any pending litigation in relation to servicing activities. In the case of a Third Party Servicer that is an Affiliate of the Assuming Institution, the notice shall include an express statement that the Third Party Servicer is an Affiliate. The Receiver may object to the proposed appointment of a Third Party Servicer by giving the Assuming Institution notice that it so objects within thirty (30) days following the Receiver’s receipt of the notice of the proposed appointment. The appointment of a Third Party Servicer by the Assuming Institution shall not release the Assuming Institution from any obligation or liability hereunder.

(ii) The Assuming Institution shall provide to the Receiver written notification immediately following the execution of any contract pursuant to which a Third Party Servicer or any third party (other than an Affiliate of the Assuming Institution) will manage, administer or collect any of the Shared-Loss Assets.

(b) Actions of and Expenses Incurred by Third Party Servicers. The Assuming Institution shall ensure that the practices, procedures and guidelines of any Third Party Servicer comply with the obligations of the Assuming Institution under this Agreement. The Assuming Institution shall provide to the Receiver a copy of the Assuming Institution’s written agreement with each Third Party Servicer and shall ensure compliance by each Third Party Servicer with the Assuming Institution’s obligations under this Agreement, including, without limitation, amending such agreement with each Third Party Servicer to the extent necessary. Subject to the foregoing and to the other provisions of this Agreement, a Third Party Servicer may take actions and incur expenditures in the same manner as the Assuming Institution, and out-of-pocket expenses incurred by a Third Party Servicer on behalf of the Assuming Institution shall be Reimbursable Expenses if such out-of-pocket expenses would qualify as Reimbursable Expenses if incurred by the Assuming Institution.

(c) Duties with Respect to Affiliates. The Assuming Institution shall provide to the Receiver prior written notification of any transaction with or by any Affiliate of the Assuming Institution with respect to any Shared-Loss Asset including, without limitation, the execution of any contract pursuant to which an Affiliate of the Assuming Institution will own, manage, administer or collect amounts owing with respect to a Shared-Loss Asset. The Assuming Institution shall notify the Receiver at least forty (40) days prior to a proposed transaction with an Affiliate which is not on an arm’s length basis or commercially reasonable

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terms. Such notice will include information regarding the Affiliate’s relevant experience, qualifications and financial strength. The Receiver may object to the proposed transaction with an Affiliate in such circumstances by giving the Assuming Institution notice that it so objects within thirty (30) days following the Receiver’s receipt of the notice of the proposed transaction.

3.4. Utilization by the Assuming Institution of Special Receivership Powers.

(a) Notice and Request to Receiver. Upon timely notice to and with the prior consent of the Receiver, which may be granted or withheld in its sole discretion, to the extent permitted by applicable law, the Assuming Institution may utilize in a legal action any special legal power or right which the Assuming Institution derives as a result of having acquired a Shared-Loss Asset from the Receiver.

(b) Use of Special Legal Powers. The Receiver may direct usage by the Assuming Institution of any special legal powers of the Receiver or the Corporation. The Assuming Institution shall:

(i) comply in all respects with any direction from the Receiver or the Corporation and with any protocols, directives or interpretive memoranda issued from time to time by the Receiver or the Corporation;

(ii) upon request of the Receiver, notify the Receiver of the status of any legal action in which any special legal power or right is utilized; and

(iii) immediately notify the Receiver of any judgment or significant order in any legal action involving any of such special powers or rights.

3.5. Tax Ruling. The Assuming Institution shall not at any time, without the Corporation’s prior consent, seek a private letter ruling or other determination from the Internal Revenue Service or otherwise seek to qualify for any special tax treatment or benefits associated with any payments made by the Receiver pursuant to this Agreement.

ARTICLE 4. SALE OF CERTAIN SHARED-LOSS ASSETS.

4.1. Sales of Shared-Loss Assets. All sales of Shared-Loss Assets are subject to the prior written approval of the Receiver, except as provided in Section 4.3:

(a) Sales with the Receiver’s Consent. After the fourth anniversary of the Commencement Date and with the prior consent of the Receiver, the Assuming Institution may conduct sales to liquidate for cash consideration, in one or more transactions, all or a portion of the Shared-Loss Assets (individually or in portfolio transactions) then held by the Assuming Institution. The Assuming Institution shall provide the Receiver with at least sixty (60) days notice prior to any such proposed sale and the notice shall set forth the sale details and the proposed sale schedule.

(b) Sales Required by the Receiver. During the twelve (12) month period immediately prior to the Termination Date the Receiver may, in its sole and absolute discretion, require the Assuming Institution to liquidate for cash consideration, in one or more transactions, all Shared-Loss Assets then held by the Assuming Institution. If the Receiver exercises such

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right, it shall give notice to the Assuming Institution setting forth the time period within which the Assuming Institution shall be required to offer to sell the Shared-Loss Assets. The Assuming Institution shall make a good faith effort to sell the Shared-Loss Assets and to otherwise comply with the provisions of the Receiver’s notice.

(c) Conduct of Sales. Any sale pursuant to this Section 4.1 shall be conducted by means of sealed bid, to third parties, which may not include any Affiliates of the Assuming Institution, any contractors of the Assuming Institution or any Affiliates of contractors of the Assuming Institution. The Assuming Institution shall notify the Receiver prior to the proposed appointment of any financial advisor or other third party broker or sales agent for the liquidation of the remaining Shared-Loss Assets pursuant to Section 4.1(b). The Receiver may object to such proposed appointment by giving the Assuming Institution notice that it so objects within thirty (30) days following the Receiver’s receipt of the notice of the proposed appointment.

4.2. Calculation of Gain or Loss on Sale. The gain or loss on sales conducted in accordance with the provisions of Section 4.1 will be calculated based on the gross sale price received by the Assuming Institution less the Book Value of the Shared-Loss Assets which are sold.

4.3. Sale of ORE, Additional ORE or Subsidiary ORE. Notwithstanding the provisions of Section 4.1, the Assuming Institution may sell or otherwise dispose of ORE, Additional ORE or Subsidiary ORE at any time to a Person other than an Affiliate, a contractor of the Assuming Institution or any Affiliate of a contractor of the Assuming Institution, provided that such sale is conducted in an arm’s length, commercially reasonable and prudent manner.

ARTICLE 5. CERTIFICATES, REPORTS AND RECORDS.

5.1. Reporting Obligations of the Assuming Institution.

(a) Records, Notifications and Reports. The Assuming Institution shall maintain such records, provide such notifications and deliver such reports as are required pursuant to this Agreement, including, without limitation, the records, notifications and reports as provided in the following provisions of this Article 5. Nothing contained in this Agreement shall be deemed to modify any laws, regulations or orders that are otherwise applicable to the Assuming Institution.

(b) Certification of Accuracy and Completeness. Every submission by the Assuming Institution to the Receiver of a Quarterly Certificate, the Final Recovery Certificate and any other document or information shall constitute a certification from the Assuming Institution that the information provided in such submission is correct, complete and in compliance with this Agreement.

5.2. Quarterly Certificates.

(a) Shared-Loss Quarters. Within thirty (30) days after the end of each Shared-Loss Quarter, the Assuming Institution shall deliver to the Receiver a Quarterly Certificate setting forth the following information with respect to each such Shared-Loss Quarter, in such form and detail as the Receiver may specify from time to time:

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(i) Charge-Offs with respect to Shared-Loss Assets;

(ii) Recoveries;

(iii) collections on Assets on which a Failed Bank Charge-Off has been effected;

(iv) aggregate Charge-Offs less Recoveries;

(v) Reimbursable Expenses; and

(vi) ORE Income.

(b) Recovery Quarters. Not later than thirty (30) days after the end of each Recovery Quarter, the Assuming Institution shall deliver to the Receiver a Quarterly Certificate setting forth the information specified in Section 5.2(a) and the following information with respect to each Recovery Quarter, in such form and detail as the Receiver may specify from time to time:

(i) Recoveries and Reimbursable Expenses;

(ii) on the Quarterly Certificate for the first Recovery Quarter only, the Assuming Institution may report as a separate item any Reimbursable Expenses which were: (A) paid prior to or during the final Shared-Loss Quarter, (B) not included in a Quarterly Certificate for any Shared-Loss Quarter because they were not paid by or on behalf of the Assuming Institution during a Shared-Loss Quarter and (C) paid by or on behalf of the Assuming Institution during the first Recovery Quarter; and

(iii) ORE Income, ORE Expenses and Net ORE Income.

(c) Final Recovery Certificate. In addition to the information specified in Sections 5.2(a) and 5.2(b), in the Final Recovery Certificate the Assuming Institution shall include any Recoveries which were not included in a Quarterly Certificate for a Recovery Quarter and may include any Reimbursable Expenses which were: (A) incurred prior to or during the final Recovery Quarter, (B) not included in a Quarterly Certificate for any Recovery Quarter because they were not paid by or on behalf of the Assuming Institution during a Recovery Quarter and (C) paid by or on behalf of the Assuming Institution prior to the date the Assuming Institution is required to deliver the Final Recovery Certificate to the Receiver pursuant to Section 5.2(b).

(d) Completeness of Information. The Assuming Institution shall provide to the Receiver complete and accurate information, except to the extent that it is unable to do so as a result of the failure of the Failed Bank or the Receiver to provide requested information.

(e) Limitations. The Assuming Institution may claim each Charge-Off and each item of expenditure, income, gain or loss only on the Quarterly Certificate for the period in which such Charge-Off, expenditure, income, gain or loss was incurred. The inclusion of information regarding Reimbursable Expenses in a Quarterly Certificate or other documentation

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does not create any reimbursement obligation of the Receiver if the Assuming Institution is not otherwise in compliance with this Agreement.

(f) True-Up Date. The Assuming Institution shall deliver the schedule required pursuant to Section 2.5(b) on or before the True-Up Date.

5.3. Notification of Certain Transactions. Prior to the Termination Date the Assuming Institution shall notify the Receiver within fifteen (15) days following any of the following becoming fully or partially charged-off:

(a) a Shared-Loss Loan having a Legal Balance (or, in the case of more than one (1) Shared-Loss Loan made to the same Obligor, a combined Legal Balance) of $5,000,000 or more in circumstances in which a legal claim against the relevant Obligor survives; and

(b) a Shared-Loss Loan made to a director, an “executive officer” as defined in 12 C.F.R. § 215.2(d), a “principal shareholder” as defined in 12 C.F.R. § 215.2(l), or an Affiliate of the Assuming Institution.

5.4. Notification of Related Loans. In addition to maintaining records of all Related Loans, the Assuming Institution shall prepare and deliver to the Receiver, on a semi-annual basis, together with the Quarterly Certificates for all Shared-Loss Quarters and Recovery Quarters ending on June 30 and December 31, schedules of all Related Loans which are commercial loans or commercial real estate loans which have Legal Balances of $5,000,000 or more on the Accounting Records of the Assuming Institution as of June 30 and December 31, to the extent that more than one of such loans are to the same Obligor on Related Loans of $5,000,000 or more.

5.5. Auditor’s Report; Right to Audit.

(a) Independent Auditor’s Report.

(i) Within the time period permitted for the examination audit pursuant to 12 C.F.R. § 363 following the end of each fiscal year, from and including the fiscal year during which the Bank Closing Date occurs, up to and including the calendar year during which the Termination Date occurs, the Assuming Institution shall deliver to the Receiver and the Corporation a report signed by its independent public accountants stating that such accountants have reviewed this Agreement and that, in the course of their annual audit of the Assuming Institution’s books and records, nothing has come to their attention suggesting that any computations required to be made by the Assuming Institution during each such year were not made in accordance with this Agreement.

(ii) In the event that the Assuming Institution cannot comply with the provisions of Section 5.5(a)(i), within seven (7) days following the end of the time period permitted for the examination audit pursuant to 12 C.F.R. § 363, the Assuming Institution shall submit to the Receiver corrected computations together with a report signed by its independent public accountants stating that, after giving effect to such corrected computations, nothing has come to the attention of such accountants suggesting that any computations required to be made by the Assuming Institution during such year were not

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made by the Assuming Institution in accordance with this Agreement. In such event, the Assuming Institution and the Receiver shall make all such accounting adjustments and payments as may be necessary to give effect to each correction reflected in such corrected computations, retroactive to the date on which the corresponding incorrect computation was made. It is the intention of this provision to align the timing of the audit required under this Agreement with the examination audit required pursuant to 12 C.F.R. § 363.

(b) Assuming Institution’s Internal Audit. The Assuming Institution shall perform on an annual basis an internal audit of its compliance with this Agreement and shall provide the Receiver and the Corporation with:

(i) copies of all internal audit reports and access to all related internal audit work papers; and

(ii) a certificate signed by the chief executive officer or chief financial officer of the Assuming Institution certifying that the Assuming Institution is in compliance with this Agreement or identifying any areas of non-compliance.

(c) Right of Receiver or Corporation to Audit. The Receiver or the Corporation, their respective agents, contractors and employees, may (but are not required to) perform an audit to determine the Assuming Institution’s compliance with this Agreement at any time, by providing not less than ten (10) Business Days prior notice. The scope and duration of any such audit shall be at the discretion of the Receiver or the Corporation, as the case may be. The Receiver or the Corporation, as the case may be, shall bear the expense of any such audit. In the event that any corrections are necessary as a result of such an audit, the Assuming Institution and the Receiver shall make such accounting adjustments, payments and withholdings as may be necessary to give retroactive effect to such corrections.

(d) Authority to Advisors and Representatives. The Assuming Institution shall, and shall cause its Affiliates, contractors and Third Party Servicers to, allow its advisors and representatives to discuss its (and any Affiliates’, contractors’ or Third Party Servicers’) affairs, finances and accounts as they relate to Shared-Loss Assets, or any other matters relating to this Agreement or the rights and obligations hereunder, with the Receiver and authorizes such advisors and representatives to so discuss such affairs, finances and accounts with the Receiver.

5.6. Accounting Principles.

(a) Maintenance of Books and Records. The Assuming Institution shall at all times during the term of this Agreement keep books and records which fairly present all dealings and transactions carried out in connection with its business and affairs.

(b) Accounting Principles. Except as otherwise provided for in the Purchase and Assumption Agreement or this Agreement, the Assuming Institution shall keep all financial books and records in accordance with generally accepted accounting principles, which shall be consistently applied for the periods involved.

(c) Change in Accounting Principles. The Assuming Institution shall not make any change in its accounting principles which adversely affects the value of the Shared-

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Loss Assets, unless it obtains the prior written approval of the Corporation or if required by a change in generally accepted accounting principles. The Assuming Institution shall notify the Corporation of any change in its accounting principles that is required by a change in generally accepted accounting principles which would affect any Shared-Loss Asset, the accounting for any Shared-Loss Asset or the amount of any loss, gain, expense, cost or other item of reimbursement that may be due to or from the Assuming Institution.

5.7. Records and Reports.

(a) Content of Records. The Assuming Institution shall establish and maintain records on a separate general ledger, and on such subsidiary ledgers as may be appropriate, in such form and detail as the Receiver or the Corporation may specify, to account for the Shared-Loss Assets and to enable the Assuming Institution to prepare and deliver such reports as the Receiver or the Corporation may from time to time request pursuant to this Article 5. Without limitation, such books and records shall be kept in such a manner that information will be readily available to determine and document compliance with this Agreement and the Purchase and Assumption Agreement.

(b) Additional Information. The Assuming Institution shall promptly provide to the Receiver or the Corporation such information as the requesting party may request from time to time, including financial statements, computations and information as the Receiver or the Corporation deems necessary or appropriate in connection with monitoring compliance with this Agreement, certified as correct by the chief executive officer or chief financial officer of the Assuming Institution if so requested. The Assuming Institution shall provide to the Receiver all such loan-level data and cumulative information regarding the Shared-Loss Assets as the Receiver may request from time to time.

ARTICLE 6. MISCELLANEOUS.

6.1. Expenses. All costs and expenses incurred by a party in connection with this Agreement (including the performance of any obligations or the exercise of any rights hereunder) shall be borne by such party unless expressly otherwise provided, whether or not the transactions contemplated herein are consummated.

6.2. Successors and Assigns.

(a) Binding on Successors and Assigns; Assignment. This Agreement, and all of the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns only. The Receiver may assign or otherwise transfer this Agreement and the rights and obligations of the Receiver hereunder (in whole or in part) to the Corporation in its corporate capacity without the consent of the Assuming Institution. Notwithstanding anything to the contrary contained in this Agreement, the Assuming Institution may not assign or otherwise transfer this Agreement or any of the Assuming Institution’s rights or obligations hereunder (in whole or in part) or sell or transfer any subsidiary of the Assuming Institution holding title to Shared-Loss Assets without the prior written consent of the Receiver, which consent may be granted or withheld by the Receiver in its sole and absolute discretion. An assignment or transfer of this Agreement includes:

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(i) a merger or consolidation of the Assuming Institution with or into another Person, if the shareholders of the Assuming Institution will own less than sixty-six and two/thirds percent (66.66%) of the equity of the consolidated entity;

(ii) a merger or consolidation of the Assuming Institution’s Holding Company with or into another Person, if the shareholders of the Holding Company will own less than sixty-six and two/thirds percent (66.66%) of the equity of the consolidated entity;

(iii) the sale of all or substantially all of the assets of the Assuming Institution to another Person; or

(iv) a sale of Shares by any one or more shareholders that will effect a change in control of the Assuming Institution, as determined by the Receiver with reference to the standards set forth in the Change in Bank Control Act, 12 U.S.C. 1817(j).

Any transaction under this Section 6.2 that requires the Receiver’s consent that is made without such consent will relieve the Receiver of its obligations under this Agreement.

(b) No Recognition of Loss. No loss shall be recognized under this Agreement as a result of any accounting adjustments that are made due to or as a result of any assignment or transfer of this Agreement or any merger, consolidation, sale or other transaction to which the Assuming Institution, its Holding Company or any Affiliate is a party, regardless of whether the Receiver consents to such assignment or transfer in connection with such transaction pursuant to this Section 6.2.

6.3. WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN, OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

6.4. No Third Party Beneficiary. This Agreement is for the sole and exclusive benefit of the parties and their respective permitted successors and permitted assigns and there shall be no other third party beneficiaries. Nothing in this Agreement shall be construed to grant to any other Person any right, remedy or claim under or in respect of this Agreement or any provision hereof.

6.5. Consent; Determination or Discretion. When the consent or approval of a party is required under this Agreement, such consent or approval shall be obtained in writing and unless expressly otherwise provided, shall not be unreasonably withheld or delayed. When a determination or decision is to be made by a party under this Agreement, that party shall make such determination or decision in its reasonable discretion unless expressly otherwise provided.

6.6. Rights Cumulative. Except as expressly otherwise provided herein, the rights of each of the parties under this Agreement are cumulative, may be exercised as often as any party

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considers appropriate and are in addition to each such party’s rights under the Purchase and Assumption Agreement, any of the agreements related thereto or under applicable law. Any failure to exercise or any delay in exercising any of such rights, or any partial or defective exercise of such rights, shall not operate as a waiver or variation of that or any other such right, unless expressly otherwise provided.

6.7. References. References in this Agreement to Recitals, Articles, Sections and Exhibits are to Recitals, Articles, Sections and Exhibits of this Agreement, respectively, unless the context indicates that the Purchase and Assumption Agreement is intended. References to parties are to the parties to this Agreement. Unless expressly otherwise provided, references to days and months are to calendar days and months respectively. Article and Section headings are for convenient reference and shall not affect the meaning of this Agreement. References to the singular shall include the plural, as the context may require, and vice versa.

6.8. Notice.

(a) Form of Notices. All notices shall be given in writing to the parties at the addresses set forth in Sections 6.8(b) and 6.8(c) and sent in accordance with the provisions of Section 13.6 of the Purchase and Assumption Agreement, unless expressly otherwise provided.

(b) Notice to FDIC (Division of Resolutions and Receiverships). With respect to a notice under this Agreement, other than pursuant to Section 3.4(a):

Federal Deposit Insurance Corporation

Division of Resolutions and Receiverships

550 17th Street, N.W.

Washington, D.C. 20429

Attention: Assistant Director, Franchise and Asset Marketing

(c) Notice to FDIC (Legal Division). With respect to a notice under Section 3.4(a):

Federal Deposit Insurance Corporation Legal Division

as Receiver of Central Florida State Bank

7777 Baymeadows Way West

Jacksonville, Florida

Attention: Managing Counsel

with a copy to:

Federal Deposit Insurance Corporation Legal Division

Virginia Square, L. William Seidman Center

3501 Fairfax Drive, VS-E-7056

Arlington, Virginia 22226

Attention: Senior Counsel (Special Issues Group)

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ARTICLE 7. DISPUTE RESOLUTION.

7.1. Methods of Resolution. The methods of resolving a dispute arising pursuant to this Agreement shall be as follows:

(a) Charge-Offs. Any dispute as to whether a Charge-Off of a Shared-Loss Asset was made in accordance with the Examination Criteria shall be finally resolved by the Assuming Institution’s Chartering Authority.

(b) Other Disputes. Any other dispute (a “Dispute Item”) shall be resolved in accordance with the following provisions of this Article 7.

7.2. Informal Resolution. The Receiver or the Corporation, as appropriate, (the “FDIC Party”) and the Assuming Institution shall negotiate in good faith to resolve any Dispute Item within thirty (30) Business Days following receipt of information concerning the Dispute Item.

7.3. Resolution by Non-Binding Dispute Resolution Proceeding. If informal resolution of the Dispute Item pursuant to Section 7.2 is unsuccessful, the FDIC Party, on the one hand, and the Assuming Institution, on the other hand, may submit to the other party written notification of a Dispute Item (a “Notice of Dispute”). The Notice of Dispute shall contain a description of the dispute, an estimate of the amount in issue and any other information required pursuant to this Article 7. The parties shall make good faith efforts to resolve the dispute by mutual agreement within thirty-five (35) Business Days following receipt of the Notice of Dispute. In furtherance of these efforts, the parties should consider the mutually agreed upon use of less formal dispute resolution techniques, which may include, but are not limited to, mediation, settlement conference, early neutral evaluation and any other dispute resolution proceedings (as defined in § 571(6) of the Administrative Dispute Resolution Act (“ADRA”), 5 U.S.C. § 571 et seq.), as amended).

7.4. Confidentiality of Compromise Negotiations. All good faith attempts to resolve or compromise a dispute pursuant to Sections 7.2 or 7.3 will be confidential. All such compromise negotiations, including any statements made or documents prepared by any party, attorney or other participant, are inadmissible as evidence in other proceedings and may not be construed for any purpose as admissions against interest.

7.5. Payment Resulting from Compromise Negotiations. If the FDIC Party and the Assuming Institution resolve a Dispute Item to their mutual satisfaction pursuant to Sections 7.2 or 7.3, including any dispute pursuant to Section 2.6, then within thirty (30) days following such resolution, the appropriate party shall make payment or take action as agreed by the parties.

7.6. Formal Resolution.

(a) Arbitration Matters. Any Dispute Item which has an estimated amount in issue not exceeding $1,000,000 per Asset may be proposed by the party seeking relief (the “Claimant Party”) for arbitration pursuant to the provisions of this Section 7.6. No more than three Dispute Items may be submitted for any single arbitration, provided that, by mutual

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agreement pursuant to Section 7.6(c), the parties may agree to submit any Dispute Item(s) to arbitration.

(b) Proposal to Arbitrate. If the FDIC Party and the Assuming Institution do not resolve a Dispute Item pursuant to Sections 7.2 and 7.3, then within ten (10) Business Days following the expiration of the period provided in Section 7.3, the Claimant Party may propose to submit the unresolved Dispute Item to arbitration by notifying the other party (the “Respondent Party”) in writing.

(c) Submission to Arbitration. The Respondent Party may agree to the Claimant Party’s proposal of arbitration by responding in writing within ten (10) Business Days following receipt of such proposal. Within five (5) Business Days following receipt of the Respondent Party’s agreement to arbitrate, the Claimant Party may submit the Dispute Item to the American Arbitration Association (“AAA”) for arbitration. No Dispute Item may be submitted for arbitration without the consent of both parties.

(d) Waiver of Arbitration. If the Claimant Party does not (i) propose to submit the Dispute Item to arbitration within the period set forth in Section 7.6(b) or (ii) submit the Dispute Item to AAA within the period set forth in Section 7.6(c), then the Claimant Party shall be deemed to have waived submission of the Dispute Item to arbitration.

(e) Litigation Matters. If the FDIC Party and the Assuming Institution do not agree to submit the Dispute Item to arbitration, the Dispute Item may be resolved by litigation in accordance with Federal or state law, as provided in Section 13.9 of the Purchase and Assumption Agreement. Any litigation shall be filed in a United States District Court in the proper district.

(f) Arbitration Administrator. The FDIC Party may, in its discretion, appoint an organization other than AAA for administration of arbitration pursuant to this Section 7.6, in which case this Article 7 and the rules and procedures set forth herein, including the Commercial Arbitration Rules as referred to in Section 7.9, shall govern the arbitration. AAA or such other organization appointed pursuant to this Section 7.6(f) shall be referred to in this Agreement as the “Arbitration Administrator.”

7.7. Limitation on FDIC Party. Nothing in this Article 7 shall be interpreted as obligating the FDIC Party to submit to a dispute resolution proceeding (as defined in ADRA at § 571(6)) any Dispute Item described in (i) ADRA, § 572(b) or (ii) the FDIC’s Statement of Policy Regarding Binding Arbitration, 66 Fed. Reg. 18632 (April 10, 2001), as amended, as a dispute for which an agency shall consider not using a dispute resolution proceeding.

7.8. Effectiveness of Agreement Pending Dispute. Notwithstanding anything in this Agreement to the contrary, in the event that a Notice of Dispute is provided to a party under this Article 7 prior to the Termination Date, the terms of this Agreement shall remain in effect with respect to the items set forth in such notice until the dispute with respect to such items has been finally resolved, and such dispute shall be resolved in accordance with the provisions of this Agreement even if that resolution occurs after the Termination Date.

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7.9. Governing Rules and Law for Arbitration. Any arbitration shall be substantively governed by the Federal law of the United States of America, and in the absence of controlling Federal law, in accordance with the laws of the state in which the main office of the Failed Bank is located. The arbitration shall be procedurally governed by the Commercial Arbitration Rules (the “Commercial Arbitration Rules”) established by AAA to the extent that such rules are not inconsistent with this Article 7, the Federal Arbitration Act, 9 U.S.C. § 1 et seq. (“Federal Arbitration Act”), and ADRA., as each may be in effect at the time that the arbitration is initiated, except that the Commercial Arbitration Rules’ Expedited Procedures shall not apply unless the FDIC Party and Claimant Party otherwise agree in writing. The Review Board (as defined below) may modify the procedures set forth in such rules from time to time with the prior written approval of the Claimant Party and the Respondent Party.

7.10. Review Board Proceedings. The arbitration of a dispute shall be conducted by a review board (a “Review Board”) which shall consist of either one (1) or three (3) members (each, a “Member”) with such expertise as the Claimant Party and Respondent Party agree is relevant. The Claimant Party shall specify, in its Notice of Dispute, the number of Members which it proposes for the Review Board.

(a) Selection of Members.

(i) Claimant Party Proposes One Member. If the Dispute Item(s) are less than $500,000 in total, the Claimant Party may propose that the Review Board shall consist of one Member, and shall state, in its Notice of Dispute, the name and address of the Member that it proposes for the Review Board. If the Respondent Party agrees, in its response to the Notice of Dispute, the Member suggested by the Claimant Party shall comprise the Review Board. If the Respondent Party agrees, in its response to the Notice of Dispute, that the Review Board shall consist of one Member, but states the name and address of a different proposed Member for the Review Board, then that Member shall be deemed acceptable to the Claimant Party if it submits the Notice of Dispute to the Arbitration Administrator, provided that, before the Respondent Party responds to the Notice of Dispute with a different proposed Member, the parties may also mutually agree upon one Member. If the Respondent Party proposes that the Review Board shall consist of three Members, then the Members shall be selected in accordance with Section 7.10(a)(iv).

(ii) Claimant Party Proposes Three Members. If the Dispute Items exceed $500,000 in total, or if the Respondent Party proposes that the Review Board shall consist of three Members, then the Claimant Party shall state the name and address of the first of three Members in its Notice of Dispute. If the Respondent Party agrees that the Review Board shall consist of three Members, the Respondent Party shall state the name and address of the second Member in its response to the Notice of Dispute. Each such Member shall be considered a “Party-Appointed Arbitrator” (“Party-Appointed Arbitrator”), consistent with Commercial Arbitration Rule R-12. If the Claimant Party subsequently submits the Notice of Dispute to the Arbitration Administrator as provided in Section 7.6(c), then within ten (10) Business Days of such submission, the Party-Appointed Arbitrators shall select a neutral third Member (the “Neutral Member”) in accordance with Commercial Arbitration Rules R-11 and R-13, except that the Neutral

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Member need not be from the National Roster of Commercial Arbitrators. If the Respondent Party proposes that the Review Board shall consist of one Member, then the Member shall be selected in accordance with Section 7.10(a)(iii).

(iii) Respondent Party Proposes One Member. If the Claimant Party proposes that the Review Board shall consist of three Members, but the Respondent Party proposes that the Review Board shall consist of one Member in its response to the Notice of Dispute, then the Member proposed by the Claimant Party in the Notice of Dispute shall comprise the Review Board unless the Respondent Party states the name and address of a different proposed Member in its response to the Notice of Dispute. If the Respondent Party proposes a different Member in its response to the Notice of Dispute, then that Member shall be deemed acceptable to the Claimant Party if it submits the Notice of Dispute to the Arbitration Administrator.

(iv) Respondent Party Proposes Three Members. If the Claimant Party proposes that the Review Board shall consist of one Member, but the Respondent Party proposes, in its response to the Notice of Dispute, that the Review Board shall consist of three Members, then the Member proposed by the Claimant Party in the Notice of Dispute shall comprise the first Member of the Review Board. The Respondent Party shall state the name and address of the second Member in its response to the Notice of Dispute. Each such Member shall be considered a Party-Appointed Arbitrator. If the Claimant Party subsequently submits the Notice of Dispute to the Arbitration Administrator, a Neutral Member shall be selected in accordance with the procedure set forth in Section 7.10(a)(ii).

(b) Removal of Members. A Party-Appointed Arbitrator may be removed at any time by the party who appointed that Member upon five (5) Business Days notice to the other party of the selection of a replacement Member. The Neutral Member may be removed by unanimous action of the Party-Appointed Arbitrators or unanimous action of the parties after five (5) Business Days notice to the Claimant Party and the Respondent Party and the Arbitration Administrator of the selection of a replacement Neutral Member.

(c) Vacancies. Any vacancy on the Review Board prior to or after the commencement of the hearing of evidence and argument (the “Arbitration Hearing”) shall be handled in accordance with Commercial Arbitration Rule R-19, except that if a vacancy arises after the Arbitration Hearing has commenced, a substitute Member shall be selected in accordance with the rules under which the original Member was selected.

7.11. Impartiality. As a condition of serving on the Review Board, within five (5) Business Days after being selected, each Member shall provide a written oath, under penalty of perjury, containing a statement that the Member does not have any conflicts of interest (whether official, financial, personal or otherwise) with respect to the issues or parties in controversy, and that each Member agrees to be bound by the provisions of this Article 7 as applicable to the Members. If a Member has any potential conflict of interest, the Member shall fully disclose such interest in writing to the Claimant Party and the Respondent Party and the Member shall not serve on the Review Board, unless the Claimant Party and the Respondent Party agree otherwise. The Conflicts Committee of the Legal Division of the Corporation shall review any potential

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conflicts of interest for potential waiver. None of the Members may serve as counsel, advisor, witness or representative to any party to the arbitration.

7.12. Schedule. The Review Board shall assume control of the arbitration process and shall schedule all events as expeditiously as possible. The Arbitration Hearing shall commence within ninety (90) Business Days after receipt of the Notice of Dispute by the Arbitration Administrator.

7.13. Written Award. Within twenty (20) Business Days following closing of the Arbitration Hearing, as determined by Commercial Arbitration Rule R-35, the Review Board shall determine the prevailing party and award the prevailing party its proposed award/award any remedy or relief that the arbitrator deems just and equitable and within the scope of this Article 7, but in no event may an award of the Review Board (inclusive of all claims and counterclaims) exceed the maximum amount set forth in Section 7.6(a) of this Agreement. If the Review Board consists of three (3) Members, the determination of any two (2) Members shall constitute the Review Board’s determination. The Review Board shall present to the Claimant Party and the Respondent Party a written award regarding the dispute. The written award shall contain a brief, informal discussion of the factual and legal basis for the award and need not contain formal findings of facts and law.

7.14. Interest Rate on Award. Any award amounts ultimately determined to be payable pursuant to the Review Board’s written award shall bear interest at the Settlement Interest Rate from a beginning date specified by the Review Board in its written award and until the date on which payment is made.

7.15. Payments. All payments required to be made under this Article 7 shall be made by wire transfer and within fifteen (15) Business Days following the date on which the award becomes final, as provided by ADRA at § 580(b). The Review Board will have no authority to award any punitive, consequential, special or exemplary damages.

7.16. Fees, Costs and Expenses. The Review Board will have no authority to award attorneys’ fees or costs incurred by either party to the arbitration. Each party will bear the fees, costs, and expenses which it incurs in connection with the submission of any dispute to a Review Board, including the fees and expenses of the Member which it selected in accordance with the Arbitration Administrator’s fee schedule. The Claimant Party and the Respondent Party will share equally the fees and expenses of the Neutral Member and any administrative fees of the arbitration (which shall not include the fees and expenses of the Members). No fees, costs or expenses incurred by or on behalf of the Assuming Institution shall be subject to reimbursement by the Receiver under this Article 7 or otherwise.

7.17. Binding and Conclusive Nature. Arbitration of a dispute pursuant to this Article 7 shall be final, conclusive and binding on the parties and not subject to further dispute or review, and judgment upon the award made by the Review Board may be entered in accordance with applicable law in any court having jurisdiction thereof. Other than as provided by the Federal Arbitration Act and ADRA, no review, appeal or reconsideration of the Review Board’s determination shall be permitted, including review, appeal or reconsideration by the Review Board or any other arbitrators. The parties agree to faithfully observe the provisions of this

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Article 7 and the Commercial Arbitration Rules, and the parties agree to abide by and perform any award rendered by the Review Board.

7.18. No Precedent. No decision, interpretation, determination, analysis, statement, award or other pronouncement of a Review Board shall constitute precedent in regard to any subsequent proceeding (whether or not such proceeding involves dispute resolution under this Agreement), nor shall any Review Board be bound to follow any decision, interpretation, determination, analysis, statement, award or other pronouncement rendered by any previous Review Board or any other previous dispute resolution panel that may have convened in connection with a transaction involving other failed financial institutions or Federal assistance transactions.

7.19. Confidentiality; Proceedings, Information and Documents. No arbitration held pursuant to this Article 7 shall be public or accessible to any person other than the parties and their representatives, the Review Board and witnesses participating in the arbitration (and then, only to the extent of their participation). Each party and each Member shall strictly maintain the confidentiality of all issues, disputes, arguments, positions and interpretations of any such proceeding, as well as all testimony, pleadings, filings, discovery, information, attachments, enclosures, exhibits, summaries, compilations, studies, analyses, notes, documents, statements, schedules and other similar items associated therewith (“Confidential Information”), in accordance with the provisions of ADRA. In the event that disclosure of Confidential Information is required pursuant to law, rule or regulation, or in the event that disclosure is required pursuant to statute or court determination as provided by ADRA, then to the extent reasonably practicable, the person required to make the disclosure shall provide the other party or parties with written notice of such disclosure within one (1) Business Day following the request that it make such disclosure, and in any event prior to making such disclosure, so that the other party or parties may seek a protective order.

7.20. Confidentiality of Arbitration Award. Notwithstanding the provisions of Section 7.19, no party has any duty of confidentiality with respect to any arbitration award made pursuant to this Article 7.

7.21. Extension of Time Periods. The parties may extend any period of time provided in this Article 7 by mutual agreement.

7.22. Venue. The arbitration shall take place at such location as the parties thereto may mutually agree, but if they cannot agree, then it will take place at the offices of the Corporation in Washington, D.C., or Arlington, Virginia.

ARTICLE 8. DEFINITIONS. The capitalized terms used in this Agreement have the meanings defined or referenced in this Article 8.

“AAA” has the meaning set forth in Section 7.6(c).

“Accounting Records” means Records including, but not limited to, corporate minutes, general ledger and subsidiary ledgers and schedules which support general ledger balances.

“Accrued Interest” means, for any Shared-Loss Loan, Permitted Advance or Shared-

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Loss Loan Commitment Advance at any time, the amount of accrued earned and unpaid interest, taxes, credit life and/or disability insurance premiums (if any) payable by the Obligor, all as reflected on the Accounting Records of the Failed Bank or the Assuming Institution (as applicable), but excluding any amount accrued after the applicable Asset has been placed on non-accrual or nonperforming status by either the Failed Bank or the Assuming Institution (as applicable), for no more than a maximum of ninety (90) days.

“Additional ORE” means Shared-Loss Loans that become ORE after the Bank Closing Date.

“ADRA” has the meaning set forth in Section 7.3.

“Affiliate” has the meaning set forth in the Purchase and Assumption Agreement; provided that, for purposes of this Agreement, no Third Party Servicer appointed by an Affiliate shall be deemed to be an Affiliate of the Assuming Institution solely by virtue of that appointment.

“Agreement” has the meaning set forth in Recital A.

“Applicable Percentage” is eighty percent (80%) for the Tranche 1 Amount and eighty percent (80%) for the Tranche 2 Amount.

“Arbitration Administrator” has the meaning set forth in Section 7.6(f).

“Arbitration Hearing” has the meaning set forth in Section 7.10(a)(iii).

“Assets” has the meaning set forth in the Purchase and Assumption Agreement.

“Assuming Institution” has the meaning set forth in the Purchase and Assumption Agreement.

“Bank Closing Date” has the meaning set forth in the Purchase and Assumption Agreement.

“Bank Premises” has the meaning set forth in the Purchase and Assumption Agreement.

“Bid Valuation Date” has the meaning set forth in the Purchase and Assumption Agreement.

“Book Value” has the meaning set forth in the Purchase and Assumption Agreement.

“Business Day” has the meaning set forth in the Purchase and Assumption Agreement.

“Calendar Quarter” means a period of three months in any year, commencing on the first day of each January, April, July or October, and each successive three-month period thereafter, except that the first such period shall commence on the Commencement Date and end on the last day of March, June, September or December, whichever is the first to occur after the Commencement Date.

“Capitalized Expenditures” means those expenditures that (a) would be capitalized

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under generally accepted accounting principles and (b) are incurred with respect to Shared-Loss Loans, ORE, Additional ORE or Subsidiary ORE, but excluding expenses related to environmental conditions including, but not limited to, remediation, storage or disposal of any hazardous or toxic substances or any pollutant or contaminant.

“Charge-Off” means, for any period with respect to a particular Shared-Loss Asset, the amount of a loan or portion of a loan classified as “Loss” under the Examination Criteria as effected by the Assuming Institution and reflected on its Accounting Records for such period, consisting solely of a charge-off of the following:

(a) the principal amount of such Shared-Loss Asset net of unearned interest;

(b) a write-down associated with Shared-Loss Assets, ORE or Additional ORE or loan modification(s);

(c) Accrued Interest for no more than a maximum of ninety (90) days; plus

(d) Capitalized Expenditures.

No Charge-Off shall be taken with respect to any anticipated expenditure by the Assuming Institution until such expenditure is actually incurred.

Losses incurred on the sale or other disposition of Shared-Loss Assets to any Person shall not constitute Charge-Offs except for: (i) sales duly conducted in accordance with the provisions of Sections 4.1(a) and 4.1(b), (ii) the sale or other disposition of ORE or Additional ORE to a Person other than an Affiliate of the Assuming Institution which was conducted in a commercially reasonable and prudent manner and (iii) other sales or dispositions, if any, with respect to which the Receiver granted prior consent.

“Chartering Authority” has the meaning set forth in the Purchase and Assumption Agreement.

“Claimant Party” has the meaning set forth in Section 7.6(a).

“Commencement Date” means the first day following the Bank Closing Date.

“Commercial Arbitration Rules” has the meaning set forth in Section 7.9.

“Commitment” has the meaning set forth in the Purchase and Assumption Agreement.

“Confidential Information” has the meaning set forth in Section 7.19.

“Consumer Loans” means loans to individuals for household, family and other personal expenditures, that are not secured by real estate, including but not limited to loans for (a) purchase of private automobiles, pickup trucks, household appliances, furniture, trailers and boats; (b) repairs or improvements to a borrower’s residence; (c) educational expenses, including student loans, whether or not guaranteed by the United States or any state; (d) medical expenses; (e) taxes; (f) vacations; (g) personal (non-business) debt consolidation; and (h) purchase of a mobile home to be used as a residence which is not combined with real property. Consumer Loans may be installment loans, demand loans or single payment time loans, regardless of size

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Version 3.3.1 – COMMERCIAL SHARED-LOSS AGREEMENT		Belleview, Florida
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or maturity and regardless of whether the loans are made by the consumer loan department or by any other department of the Failed Bank. Consumer Loans also include retail installment sales paper purchased by the Failed Bank from merchants or dealers, finance companies and others and extensions of credit pursuant to a credit card plan or debit card plan.

“Corporation” has the meaning set forth in the Purchase and Assumption Agreement.

“Covered Gain” has the meaning set forth in Section 2.3(b).

“Covered Loss” has the meaning set forth in Section 2.3(a).

“Credit File” has the meaning set forth in the Purchase and Assumption Agreement.

“Dispute Item” has the meaning set forth in Section 7.1(b).

“Environmental Assessment” means an assessment relating to the presence, storage or release of any hazardous or toxic substance, pollutant or contaminant with respect to the collateral securing a Shared-Loss Loan that has been fully or partially charged-off.

“Examination Criteria” means the loan classification criteria employed by, and any applicable regulations of, the Assuming Institution’s Chartering Authority at the time an action is taken, as such criteria may be amended from time to time.

“Failed Bank” has the meaning set forth in the Purchase and Assumption Agreement.

“Failed Bank Charge-Offs” means, with respect to any Asset, an amount equal to the aggregate reversals or charge-offs of Accrued Interest and charge-offs and write-downs of principal effected by the Failed Bank with respect to that Asset as reflected on the Accounting Records of the Failed Bank, excluding any Fully-Charged-Off Assets.

“Federal Arbitration Act” has the meaning set forward in Section 7.9.

“Final Recovery Certificate” means the Quarterly Certificate for the final Recovery Quarter.

“Fixtures” has the meaning set forth in the Purchase and Assumption Agreement.

“FDIC” means the Federal Deposit Insurance Corporation, in any capacity, as appropriate.

“FDIC Party” has the meaning set forth in Section 7.2.

“Fully Charged-Off Assets” means Assets subject to Failed Bank Charge-Offs that were completely charged-off by the Failed Bank prior to the Bid Valuation Date.

“Holding Company” means any company owning Shares of the Assuming Institution that is a holding company pursuant to the Bank Holding Company Act of 1956, 12 U.S.C. 1841 et seq. or the Home Owners’ Loan Act, 12 U.S.C. 1461 et seq.

“Investment in Subsidiary” means the amount of the Failed Bank’s direct and indirect investment in a Shared-Loss Subsidiary, including any amounts due from that Shared-Loss

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Version 3.3.1 – COMMERCIAL SHARED-LOSS AGREEMENT		Belleview, Florida
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Subsidiary to the Failed Bank that were acquired by the Assuming Institution, calculated as of the Commencement Date.

“Intrinsic Loss Estimate” is twenty seven million, six hundred thirteen thousand, eight hundred twenty-two dollars ($27,613,822).

“Legal Balance” has the meaning set forth in the Purchase and Assumption Agreement.

“Loan” has the meaning set forth in the Purchase and Assumption Agreement.

“Management Standards” has the meaning set forth in Section 3.1.

“Member” has the meaning set forth in Section 7.10.

“Net Loss Amount” means the sum of all Covered Losses less all Covered Gains and, if the Purchase and Assumption Agreement includes a Single Family Agreement, the Cumulative Loss Amount under and as defined in the Single Family Agreement.

“Net ORE Income” means the extent to which aggregate ORE Income exceeds ORE Expenses, as described in Section 2.9(g)(i) or (ii), as appropriate.

“Net ORE Loss Carryforward” means the amount of any ORE Income in any Recovery Quarter that is a negative number.

“Net Recoveries” has the meaning set forth in Section 2.4(c).

“Neutral Member” has the meaning set forth in Section 7.10(a)(ii).

“New Shared-Loss Loans” means loans that would otherwise be subject to loss sharing under this Agreement that were originated after the Bid Valuation Date and before the Bank Closing Date.

“Notice of Dispute” has the meaning set forth in Section 7.3.

“Obligor” has the meaning set forth in the Purchase and Assumption Agreement.

“ORE” means the following that (a) are owned by the Failed Bank as of the Bank Closing Date and purchased pursuant to the Purchase and Assumption Agreement or (b) have been acquired subsequent to the Bank Closing Date from the collection or settlement by the Assuming Institution of a Shared-Loss Loan, including, without limitation, any assets which have been fully or partially charged-off on the books and records of the Failed Bank or the Assuming Institution, excluding however any of the following that is ORE resulting from the foreclosure of a Loan insured or guaranteed by any department or agency of any federal, state or local governmental unit:

(a) interests in real estate (other than Bank Premises and Fixtures), including but not limited to mineral rights, leasehold rights, condominium and cooperative interests, air rights and development rights; and

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Version 3.3.1 – COMMERCIAL SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

(b) other assets (whether real property, furniture, fixtures or equipment and, at the option of the Receiver, other personal property) acquired by foreclosure of ORE or in full or partial satisfaction of judgments or indebtedness.

“ORE Expenses” means the aggregate expenses paid to third parties by or on behalf of the Assuming Institution after the final Shared-Loss Quarter to manage, operate and maintain ORE, Additional ORE and Subsidiary ORE, which may include property taxes, insurance and sales commissions, provided that such commissions are of an amount customary for the type and location of the asset.

“ORE Income” means income received by or on behalf of the Assuming Institution or its Affiliate(s) from the operation, and any gains recognized by the Assuming Institution on the disposition, of ORE, Additional ORE and Subsidiary ORE.

“Party-Appointed Arbitrator” has the meaning set forth in Section 7.10(a)(ii).

“Permitted Advance” has the meaning set forth in Section 2.8(a).

“Permitted Amendment” has the meaning set forth in Section 2.8(b).

“Person” has the meaning set forth in the Purchase and Assumption Agreement.

“Purchase and Assumption Agreement” has the meaning set forth in Recital A.

“Quarterly Certificate” means a certificate or certificates, signed by an officer of the Assuming Institution involved in, or responsible for, the administration and servicing of the Shared-Loss Assets, whose name appears on a list provided to the Receiver (as updated by the Assuming Institution as needed from time to time) of servicing officers and the related supporting documentation setting forth in such form and detail as the Receiver may specify from time to time the items listed at Section 5.2(a), in the form set forth in Exhibit 5.2 and delivered as set forth in Article 5 of this Agreement.

“Receiver” has the meaning set forth in the Purchase and Assumption Agreement.

“Record” has the meaning set forth in the Purchase and Assumption Agreement.

“Recovery” has the meaning set forth in Section 2.9.

“Recovery Quarter” means a Calendar Quarter commencing with and including the first Calendar Quarter following the final Shared-Loss Quarter and ending on the Termination Date.

“Reimbursable Expenses” has the meaning set forth in Section 2.7(a).

“Related Liability” has the meaning set forth in the Purchase and Assumption Agreement.

“Related Liability Amount” has the meaning set forth in the Purchase and Assumption Agreement.

“Related Loan” means a loan or extension of credit held by the Assuming Institution at

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Version 3.3.1 – COMMERCIAL SHARED-LOSS AGREEMENT		Belleview, Florida
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any time on or prior to the end of the final Recovery Quarter that is:

(a) made to the same Obligor with respect to a Loan that is a Shared-Loss Asset or with respect to a Loan from which ORE, Additional ORE or Subsidiary ORE derived; or

(b) attributable to the same primary Obligor with respect to any Loan described at paragraph (a) under the applicable rules of the Assuming Institution’s Chartering Authority concerning the legal lending limits of financial institutions organized under its jurisdiction as in effect on the Commencement Date.

“Respondent Party” has the meaning set forth in Section 7.6(b).

“Review Board” has the meaning set forth in Section 7.10.

“Settlement Interest Rate” has the meaning set forth in the Purchase and Assumption Agreement.

“Shared-Loss Assets” means Shared-Loss Loans, Subsidiary Shared-Loss Loans, ORE, Additional ORE, Subsidiary ORE and Capitalized Expenditures.

“Shared-Loss Loan Commitment” means (a) a Commitment to make a further extension of credit or a further advance with respect to an existing Shared-Loss Loan or (b) a Shared-Loss Loan in respect of which the Assuming Institution has made a Permitted Amendment.

“Shared-Loss Loan Commitment Advance” means an advance pursuant to a Shared-Loss Loan Commitment with respect to which the Assuming Institution has not made a Permitted Advance.

“Shared-Loss Loans” means the following:

(a) Loans purchased by the Assuming Institution pursuant to the Purchase and Assumption Agreement set forth on Schedule 4.15B thereto;

(b) New Shared-Loss Loans purchased by the Assuming Institution pursuant to the Purchase and Assumption Agreement;

(c) Permitted Advances;

(d) Shared-Loss Loan Commitment Advances, if any; and

(e) Shared-Loss Loans (as described at paragraphs (b) through (d) above) with respect to which the Assuming Institution has made a Permitted Amendment; but does not include:

(i) Consumer Loans;

(ii) Loans, New Shared-Loss Loans, Permitted Advances or Shared-Loss Loan Commitment Advances with respect to which a Shared-Loss

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Version 3.3.1 – COMMERCIAL SHARED-LOSS AGREEMENT		Belleview, Florida
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Subsidiary is an Obligor; or

(iii) any Loan that is insured or guaranteed by any department or agency of any federal, state or local governmental unit.

.“Shared-Loss Quarter” means a Calendar Quarter commencing with the initial Calendar Quarter and ending with and including the Calendar Quarter in which the fifth (5th) anniversary of the Commencement Date occurs.

“Shared-Loss Subsidiary” and “Shared-Loss Subsidiaries” mean the Subsidiary or Subsidiaries, if any, listed on Schedule 4.15D, as applicable.

“Shares” means common stock and any instrument which by is, or which may become, convertible into common stock.

“Single Family Agreement” means, if any, the Single Family Shared-Loss Agreement and the Exhibits thereto attached as Exhibit 4.15A to the Purchase and Assumption Agreement and entered into of even date with this Agreement among the Receiver, the Corporation and the Assuming Institution.

“Subsidiary” has the meaning set forth in the Purchase and Assumption Agreement.

“Subsidiary ORE” means ORE listed on Schedule 4.15D and owned by the Shared-Loss Subsidiary identified on that Schedule 4.15D as the owner of such ORE.

“Subsidiary Shared-Loss Loans” means Shared-Loss Loans listed on Schedule 4.15D owned by the Shared-Loss Subsidiary identified on that Schedule 4.15D as the owner of such Shared-Loss Loans.

“Termination Date” means the last day of the Calendar Quarter in which the eighth (8th) anniversary of the Commencement Date occurs.

“Third Party Servicer” means any servicer appointed from time to time by the Assuming Institution, which may include an Affiliate of the Assuming Institution, to service the Shared-Loss Assets on behalf of the Assuming Institution.

“Tranche 1 Amount” means a Net Loss Amount up to and including twenty seven million, six hundred thirteen thousand, eight hundred twenty-two dollars ($27,613,822).

“Tranche 2 Amount” means a Net Loss Amount in excess of the Tranche 1 Amount.

“True-Up Date” means the date which is forty-five (45) days after the latest to occur of the Termination Date of this Agreement, the Termination Date of the Single Family Agreement, if applicable, or disposition of all Assets pursuant to this Agreement or the Single Family Agreement, if applicable.

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EXHIBIT 2.5

TRUE-UP

Pursuant to Section 2.5 of this Agreement, the following calculation applies to determine any payment due by the Assuming Institution to the Receiver on the True-Up Date. All capitalized terms used in this Exhibit 2.5 have the meanings defined or referenced in Article 8 of this Agreement.

X = A-(B+C+D)

    2

Where:

X = the amount payable to the Receiver pursuant to Section 2.5

A = 20% of the Intrinsic Loss Estimate

B = 20% of the Net Loss Amount

C = 25% of the Asset discount bid, expressed in dollars, of total Shared-Loss Assets on Schedules 4.15A and 4.15B as of the Bank Closing Date

D = 3.5% of total Shared-Loss Assets on Schedules 4.15A and 4.15B as of the Bank Closing Date

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EXHIBIT 2.7

EXCLUSION FROM REIMBURSABLE EXPENSES

Pursuant to Section 2.7(b)(iii) of this Agreement, the following calculation applies to determine the proportion of the expense attributable, for financial accounting purposes, to the reduction of the Book Value of a Shared-Loss Loan which may not be included as a Permitted Expense. All capitalized terms used in this Exhibit 2.7 have the meanings defined or referenced in Article 8 of this Agreement.

X = E * [1-(A+B+C)]

                  (A+B+D)

Where:

X = the proportion of expense not allowed as a Permitted Expense pursuant to Section 2.7(b)(iii)

A = the total amount of all Failed Bank Charge-Offs of principal on the Shared-Loss Loan (excluding reversals or charge-offs of Accrued Interest)

B = the total of all Charge-Offs effected by the Assuming Institution of principal on the Shared-Loss Loan amount (excluding reversals or charge-offs of Accrued Interest)

C = the amount of principal on the Shared-Loss Loan that has not yet been charged-off but has been placed on non-accrual status, all of which occurred during the period in which the expenses represented by E were recognized

D = the total amount of principal indebtedness due from the Obligor on the Shared-Loss Loan after any amendment, modification, renewal, extension, refinance, restructure, commitment, sale or other similar action

E = the portion of the expense attributable, for financial accounting purposes, to the reduction of the Book Value of the Shared-Loss Loan

However, in the event that the portion derived from the calculation represented by:

[1- (A+B+C)]

      (A+B+D)

is a negative number, the value of: (A+B+C)

         (A+B+D)

shall be deemed to be 1 and accordingly the value of X shall be zero.

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Version 3.3.1 – COMMERCIAL SHARED-LOSS AGREEMENT		Belleview, Florida
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EXHIBIT 2.9

INTEREST INCOME AS A RECOVERY

Pursuant to Section 2.9(d) of this Agreement, the following calculation applies to determine the proportion of interest income recognized by the Assuming Institution for financial accounting purposes with respect to a Shared-Loss Loan which may be included as a Recovery subject to the limit in Section 2.9(e). All capitalized terms used in this Exhibit 2.9 have the meanings defined or referenced in Article 8 of this Agreement.

X = ((A + B +C)/D) * E

Where:

X = the allowable proportion of interest income recognized by the Assuming Institution on the Shared-Loss Loan pursuant to Section 2.9(d) provided that such portion may not exceed one hundred percent (100%) of E.

A = the total amount of all Failed Bank Charge-Offs of principal on the Shared-Loss Loan (excluding reversals or charge-offs of Accrued Interest)

B = the total amount of all Charge-Offs effected by the Assuming Institution of principal on the Shared-Loss Loan (excluding reversals or charge-offs of Accrued Interest)

C = the amount of principal on the Shared-Loss Loan that has not yet been charged-off but has been placed on non-accrual status, all of which occurred at any time prior to or during the period in which the interest income represented by E was recognized

D = the total amount of principal indebtedness (including all Failed Bank Charge-Offs and Charge-Offs as described at A and B) due from the Obligor on the Shared-Loss Loan after any amendment, modification, renewal, extension, refinance, restructure, commitment, sale or other similar action

E = the total amount of interest income recognized by the Assuming Institution for financial accounting purposes with respect to the Shared-Loss Loan

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EXHIBIT 5.2

FDIC

For Commercial and Other Shared Loss Agreement

This section calculates covered losses during this period:

	All Previous Certificates	This Certificate	Inception to Date
5. Total Covered Loss (Gain) Amount............	0	0	0
6. If answer to 2 is Yes, then add back: Recoveries From Fully Charged Off Assets............	0	0	0
7. Equals: Total Covered Losses subject to standard loss share treatment............	0	0	0

This section calculates the payment amount:

	Net Loss			Recoveries from Fully-Charged-Off Assets at Close (not applicable)	Total Due From (to) FDIC
	1st Tranche (First Loss Tranche)	2nd Tranche (Below Stated Threshold)	3rd Tranche (Above Stated Threshold)		
8. Maximum amount eligible for payment within each tranche............	100	200	n/a		
9. FDIC's Applicable Loss Share Percentage............	0%	50%	95%	50%	
10. Beginning Balance: Amount of each tranche already filled from previously reported losses............	-	-	-		
11. New Covered Losses (Gains) under standard loss share incurred during period............	-	n/a	n/a		
12. Covered Losses (Gains) applicable to each tranche during this period (on this Certificate)............	-	-	-		
13. Distribution of Net Losses across tranches after this Certificate............	-	-	-		
14. Covered Losses (Gains) applicable to each tranche during this period (on this Cert)............	-	-	-	-	
15. Amount Due From (to) FDIC for this Certificate............	-	-	-	-	-

This section contains wiring instructions of Intergovernment Payout and Collection:

9-Digit ABA Number	
Account Number	
Account Name	
Further Credit Account	
Further Credit Name	
OBI	

Preparer signature: X ______________________

Preparer name: ______________________

Officer signature: X ______________________

Officer name:	
Officer title	
Bank Name	
Bank Address

FDIC as Receiver of: FDIC completes Fund no: Section 1: Payment Summary Purchase and Assumplbn Agreement Dated: date For Commercial and Other Beginning of this Shared-Loss Period: 3/31/2010 Shared Loss Agreement End of this Shared-Loss Period: 6/30/2010 For Commercial and Other Shared Loss Agreement 1. Is FDIC coverage rate based solely on commercial agreement losses? Yes 2. Are assets that were fully charged off at closing treated differently in this agreement? No If the answer to #1 is No, then enter the following: If the answer to #1 is No, and the answer to #2 is Yes, then enter the following: 3. Single Family: Inception-to-date Covered Losses, net of Recoveries—4. Single Family: Inception-to-date Recoveries from fully charged off assets 3a. Securities: Inception-to-date Covered Losses, net of Recoveries—4a. Securities: Inceptbn-to-date Recoveries from fully charged off assets This section calculates covered losses during tfi/s perrotf: All Previous Certificates This Certificate Inception to Date II answer to 2 is Yes, then add back Recoveries From Fully Charged Off Assets Equals: Total Covered Losses subject to standard loss share treatment This section calculates the payment amount: Net Loss Recoveries from 1st Tranche 2nd Tranche 3rd Tranche Fully-Charged-Off Total Due From (First Loss Tranche) (Below Stated (Above Stated Assets at Close (to) FDIC Threshold) Threshold) (not applicable) Maximum amount eligible for payment within each tranche 100 200 FDIC’s Applicable Loss Share Percentage 0% 50% Beginning Balance: Amount of each tranche already filled from previously reported losses New Covered Losses (Gains) under standard loss share incurred during period Covered Losses (Gains) applicable to each tranche during this period (on this Certificate) Distribution of Net Losses across tranches after this Certificate Covered Losses (Gains) applicable to each tranche during this period (on this Cert) Amount Due From (to) FDIC for this Certificate This section contains wring Instructions of Internal/eminent Payout and Collection: Preparer signature: _X 9-Digit ABA Number Preparer name: I I Account Number Account Name Further Credit Account Officer signature: j< Further Credit Name OBI Officer name: Officer title _ Bank Name Bank Address

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FDIC as Receiver of:	FDIC completes
Fund No:	####
Purchase and Assumption Agreement Dated;	date
Beginning of this Shared-Loss Period;	3/31/2010
End of this Shared-Loss Period:	6/30/2010

				This Quarter
PART A. Opening/Closing/Net Shared-Loss Asset	Cumulative at beg	Commercial RealEstate Loans			ORE & oth repo			Investment in
Balances	of Quarter	Constr & Dev	Other	C & I Loans	assets	Consumer Loans	Other Loans	Subs	1
1. Opening Balance	0	0	0	0	0	0	0	0
2. Adjustments; a) Transfers		0	0	0	0	0	0	0
b) Reclassifications		0	0	0	0	0	0	0
c) Assets dropped tram loss share	0	0	0	0	0	0	0	0
d) Other	0	0	0	0	0	0	0	0
3. Adjusted Opening Balance	0	0	0	0	0	0	0	0
4. Add; a) Assumed Commitment Advances	0	0	0	0		0	0	0
b) Permitted Advances	0	0	0	0		0	0	0
c) Capitalized Expenses	0	0	0	0	0	0	0	0
5. Less: a) Prin Collections (amort/prepaymts)	0	0	0	0	0	0	0	0
b) Paid in full	0	0	0	0	0	0	0	0
c) Sales (qualifying or non-qualifying)	0	0	0	0	0	0	0	0
d) Charge-Offs (excluding accr int)	0	0	0	0	0	0	0	0
e) Qualifying loss on sales	0	0	0	0	0	0	0	0
6, Net (Reduction/Increase Amount	0	0	0	0	0	0	0	0
7. Closing Balance	0	0	0	0	0	0	0	0
PART B. Charge-Offs, Recoveries & Reimbursable Expenses
8. Charge-offs: a) Principal (from 5d and 5e)	0	0	0	0	0	0	0	0
b) Accr Int (up to 90 days)	0	0	0	0	0	0	0	0
9. Total Charge-Offs	0	0	0	0	0	0	0	0
10. Less: a) Recs From Fully CO Assets*	0	0	0	0	0	0	0	0
b) Other Recoveries	0	0	0	0	0	0	0	0
11. Net Charge-offs/(Recoveries)	0	0	0	0	0	0	0	0
12. Add: a) Reimb Exps from Fully CO Assets*	0	0	0	0	0	0	0	0
b) Other Reimbursable Expenses	0	0	0	0	0	0	0	0
13. Less: Offsetting Income	0	0	0	0	0	0	0	0
14. Total Covered Loss (Gain) Amount	0	0	0	0	0	0	0	0
Memo items:
15. Gross Recoveries this period
16. Gross Recoveries from Fully Charged Off Assets this period *
17. Total number of assets under loss share
*	= as of the beginning of the Loss Share agreement.

Page	2 of 3

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	C-42	Central Florida State Bank
Version 3.3.1 – COMMERCIAL SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

(GRAPHIC)	FDIC as Receiver of:	FDIC completes
	Fund No:	####
	Purchase and Assumption Agreement Dated:	date
	Beginning of this Shared-Loss Period:	3/31/2010
	End of this Shared-Loss Period:	6/30/2010

Number of Loans / Properties

	Repossessed	Repossessed	Repossessed	Repossessed	Repossessed	Repossessed	Repossessed
	Performing	Delinquent			In Foreclosure	Repossessed Assets *	Total
		30-59 days	60-89 days	90+ days
Construction & Development	0	0	0	0	0	0	0
Other Comm Real Estate	0	0	0	0	0	0	0
Total Comm Real Estate	0	0	0	0	0	0	0
C&I	0	0	0	0	0	0	0
Consumer Loans	0	0	0	0	0	0	0
Other Loans	0	0	0	0	0	0	0
Total	0	0	0	0	0	0	0

$ Balance (000s)

	Repossessed	Repossessed	Repossessed	Repossessed	Repossessed	Repossessed	Repossessed
	Performing		Delinquent		In foreclosure	Repossessed Assets *	Total
		30-59 days	60-89 days	90+ days
Construction & Development	0	0	0	0	0	0	0
Other Comm Real Estate	0	0	0	0	0	0	0
Total Comm Real Estate	0	0	0	0	0	0	0
C&I	0	0	0	0	0	0	0
Consumer Loans	0	0	0	0	0	0	0
Other Loans	0	0	0	0	0	0	0
Total	0	0	0	0	0	0	0

* ORE for CRE loans; other types of repossessed assets for other types of loans.

Note: investments in subsidiaries are excluded.

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	C-43	Central Florida State Bank
Version 3.3.1 – COMMERCIAL SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

Certificate-Section 3

Quarterly Performance Status Summary

For Commercial and Other Shared Loss Loans

FDIC as Receiver of:	FDIC completes
Fund No:	FDIC completes 10xxx
Purchase and Assumption Agreement Dated:	FDIC completes
Beginning of Shared-Loss Period:	date 1
End of Shared-Loss Period:	date2

Number of Loans / Properties

	000000000000	000000000000	000000000000	000000000000	000000000000	000000000000	000000000000	000000000000	000000000000
	Performing	Delinquent			In
		30-59 days	60-89 days	90+ days	Foreclosure	Repossessed Assets *	Total Non- Accrual Loans	Total	A± Since Last Quarter
Construction & Development	0	0	0	0	0	0	0	0	0
Other Comm Real Estate	0	0	0	0	0	0	0	0	0
Total Comm Real Estate	0	0	0	0	0	0	0	0	0
C&I	0	0	0	0	0	0	0	0	0
Consumer Loans	0	0	0	0	0	0	0	0	0
Other Loans	0	0	0	0	0	0	0	0	0
Total	0	0	0	0	0	0	0	0	0

$ Balance (000s)

	000000000000	000000000000	000000000000	000000000000	000000000000	000000000000	000000000000	000000000000	000000000000
	Performing	Delinquent			In
		30-59 days	60-89 days	90+ days	foreclosure	Repossessed Assets *	Total Non- Accrual Loans	Total	A± Since Last Quarter
Construction & Development	0	0	0	0	0	0	0	0	0
Other Comm Real Estate	0	0	0	0	0	0	0	0	0
Total Comm Real Estate	0	0	0	0	0	0	0	0	0
C&I	0	0	0	0	0	0	0	0	0
Consumer Loans	0	0	0	0	0	0	0	0	0
Other Loans	0	0	0	0	0	0	0	0	0
Total	0	0	0	0	0	0	0	0	0

* ORE for CRE loans; other types of repossessed assets for other types of loans.

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	C-44	Central Florida State Bank
Version 3.3.1 – COMMERCIAL SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

SCHEDULE 4.15B

LOANS SUBJECT TO LOSS SHARING UNDER THE

COMMERCIAL SHARED-LOSS AGREEMENT

TO BE PROVIDED AFTER THE BANK CLOSING DATE

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	C-45	Central Florida State Bank
Version 3.3.1 – COMMERCIAL SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011

SCHEDULE 4.15D

SHARED-LOSS SUBSIDIARIES

Marion Properties North, LLC

Marion Properties Ocala, LLC

Module 1 – Whole Bank w/ Optional Shared Loss Agreements	C-46	Central Florida State Bank
Version 3.3.1 – COMMERCIAL SHARED-LOSS AGREEMENT		Belleview, Florida
December 7, 2011